UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.          )
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Hormel Foods Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Proxy Statement
2026 Annual Meeting of Stockholders

Tuesday, January 27, 2026, at 6:00 p.m. Central Standard Time
Austin, Minnesota

HORMEL FOODS CORPORATION
AUSTIN, MINNESOTA
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders:
The 2026 Annual Meeting of Stockholders of Hormel Foods Corporation, a Delaware corporation, will be held on Tuesday, January 27, 2026, at 6:00 p.m. Central Standard Time in the Richard L. Knowlton Auditorium of the Austin High School, 300 NW 4th Street, Austin, Minnesota 55912.
The items of business are:
1.Election of the 12 director nominees named in the Proxy Statement, for a term expiring at the next annual meeting;
2.Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 25, 2026;
3.Approval, on an advisory basis, of the compensation of our named executive officers;
4.Approval of the Hormel Foods Corporation 2026 Equity and Incentive Compensation Plan; and
5.Such other matters as may properly come before the meeting or any postponement or adjournment thereof.
The Board of Directors has fixed November 28, 2025, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.
By Order of the Board of Directors

Colleen Batcheler
Senior Vice President, External Affairs,
General Counsel & Corporate Secretary
December 17, 2025

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on January 27, 2026

The Proxy Statement and Annual Report to Stockholders
are available at proxyvote.com

i

PROXY STATEMENT
HORMEL FOODS CORPORATION
1 HORMEL PLACE
AUSTIN, MINNESOTA 55912
GENERAL INFORMATION
The enclosed proxy is solicited by the Board of Directors (the “Board”) of Hormel Foods Corporation (the “Company”) for use at the 2026 Annual Meeting of Stockholders to be held on January 27, 2026. We are first mailing this proxy statement and form of proxy, or a Notice of Internet Availability of Proxy Materials, to stockholders on or about December 17, 2025. The 2026 Annual Meeting of Stockholders will be held in-person in Austin, Minnesota.
Voting Securities. Stockholders of record at the close of business on November 28, 2025 are entitled to vote at the meeting. We had 550,106,937 shares of common stock outstanding as of that date. Each share of common stock is entitled to one vote. There is no cumulative voting. We have no other class of shares outstanding.
Quorum. A majority of the outstanding shares, present in person or by proxy, will constitute a quorum at the meeting. Shares represented by abstentions, as well as “broker non-votes,” are counted for purposes of determining the presence of a quorum. If a stockholder holds shares in “street name” and does not provide voting instructions to the holder of the account regarding non-discretionary matters, the shares are considered “broker non-votes.” “Street name” means the shares are held in a stock brokerage account or by a bank, trust, or other institution.
Voting Your Proxy. Whether or not you plan to attend the meeting, your vote is important, and we encourage you to grant a proxy to vote your shares. Follow the instructions on your proxy card or electronic delivery notice to cast your vote via the internet or telephone. If you received a proxy card, you may vote your shares by completing the card with your vote, signature and date, and returning it by mail in the envelope provided. If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations, as set forth below.
Revoking Your Proxy and Changing Your Vote. You may revoke your proxy or change your vote at any time before it is exercised by submitting a later-dated proxy, voting at the meeting or sending a written notice of revocation to the Corporate Secretary.
Solicitation Expenses. Hormel Foods will pay the expenses of soliciting proxies. We may solicit proxies personally, or by mail, telephone or electronic communication, and proxies may be solicited by our directors, officers and other employees. Such persons will not receive additional compensation. We will reimburse banks, brokerage firms, and other nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners. Your cooperation in promptly granting a proxy to vote your shares will help to avoid additional expense.
Voting Items Summary. The following table summarizes the proposals that are expected to be presented for a vote at the meeting, the vote required to approve each item, how votes will be counted and how the Board recommends you vote. The persons appointed as proxies will vote in their discretion on other matters as may properly come before the meeting.

Item	Vote Required to Approve	Board Recommendation	Is Broker Discretionary Voting Allowed?(1)	Impact of Abstention
Item 1: Elect 12 director nominees	Majority of the votes cast(2)(3)	FOR	No	None
Item 2: Ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending October 25, 2026	Majority of votes present in person or by proxy and entitled to vote on this item	FOR	Yes	Counts as a vote AGAINST
Item 3: Approve, on an advisory basis, Named Executive Officer compensation as disclosed in this proxy statement	Majority of votes present in person or by proxy and entitled to vote on this item	FOR	No	Counts as a vote AGAINST
Item 4: Approve the Hormel Foods Corporation 2026 Equity and Incentive Compensation Plan	Majority of votes present in person or by proxy and entitled to vote on this item	FOR	No	Counts as a vote AGAINST
(1)If you hold shares in “street name” and do not provide voting instructions for any of the non-discretionary items at the 2026 Annual Meeting of Stockholders, your broker, bank, or nominee cannot vote your shares, resulting in a “broker non-vote.” All items of business other than Item 2 (Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm) are non-discretionary items. Shares constituting broker non-votes will be counted as present for the purpose of determining a quorum at the 2026 Annual Meeting of Stockholders, but generally are not counted or deemed to be present in person or by proxy for the purpose of voting on any of the non-discretionary items. Even if you do not provide voting instructions, your broker, bank, or nominee may vote in its discretion on Item 2 because it is a discretionary item.
(2)A majority of the votes cast means that there are more “FOR” votes cast than “AGAINST” votes.
(3)An incumbent director who is not re-elected under this standard must promptly offer to resign. The Board’s Governance Committee will make a recommendation on the offer and the Board must accept or reject the offer within 90 days and publicly disclose its decision and rationale. In the event of a contested election, directors will be elected by a plurality of the votes cast.
Meeting Admission. If you are a registered stockholder or beneficial owner of our common stock at the close of business on November 28, 2025, you, or your duly appointed proxy, and one guest may attend the 2026 Annual Meeting of Stockholders on January 27, 2026, at 6:00 p.m. Central Standard Time in the Richard L. Knowlton Auditorium of the Austin High School, 300 NW 4th Street, Austin, Minnesota 55912.
If you plan to attend the 2026 Annual Meeting of Stockholders, you must:
•Present a government-issued photo identification on the day of the 2026 Annual Meeting of Stockholders, such as a driver's license, state-issued ID card, or passport; and
•Unless you are a permitted guest, establish proof of ownership of the Company’s common stock.
Stockholders can establish proof of ownership at the time of check-in at the 2026 Annual Meeting of Stockholders by using one of the following methods:
•For registered stockholders, have your name verified against our list of registered stockholders.
•For stockholders who hold shares through a broker, trustee, bank, or nominee, present a letter from such intermediary confirming your ownership as of the record date.

•Present a copy of your Proxy Card or Voting Instruction Form. Bring to the meeting and present a copy of the proxy card or voting instruction form that you received in the mail.
•Present a copy of your Internet Availability Notice or Email with Voting Instructions. If you receive one of these items with a valid control number, bring a copy with you.
•Present a Legal Proxy. You may present a valid legal proxy containing a valid control number or a letter from a registered stockholder naming you as proxy. The registered stockholder’s name must be verified against our list of registered stockholders.
•If you hold your shares of the Company’s common stock in a joint account, both owners can be admitted to the 2026 Annual Meeting of Stockholders if proof of joint ownership is provided and you both provide identification. Each such holder may bring one guest.
We will have an expedited check-in process available for individuals who pre-register for the meeting. To receive access to expedited check-in, please pre-register by submitting your attendance request and proof of ownership to ir@hormel.com. Pre-registration requests will be processed in the order in which they are received and must be received no later than January 22, 2026.

If you have a question regarding admission to the 2026 Annual Meeting of Stockholders, please send an email to ir@hormel.com.

We will decide at our sole discretion whether the documentation you present for admission to the 2026 Annual Meeting of Stockholders meets the admission requirements.

Format and Rules of Conduct. Same-day registration and admittance to the 2026 Annual Meeting of Stockholders will begin at 5:00 p.m. Central Standard Time on January 27, 2026. We will have two separate lines, one for pre-registered attendees and one for same-day registering attendees. If you do not pre-register for the meeting, you should allow ample time for the same-day registration, as we do not intend to admit any attendees after the meeting starts. Both pre-registered attendees and same-day registering attendees must present their identification to be admitted to the 2026 Annual Meeting of Stockholders.
A program containing rules of conduct for the 2026 Annual Meeting of Stockholders will be provided to attendees. The use of cameras and video and audio recording devices at the 2026 Annual Meeting of Stockholders is prohibited, except by credentialed media. We realize that many cellular phones have built-in cameras and recording functions, and while you may bring these phones into the venue, you may not use the camera or recording functions at any time.

Stockholders of record and proxy holders who provide their valid 16-digit control number will be able to submit questions in advance of the 2026 Annual Meeting of Stockholders via the internet at proxyvote.com until 10:59 p.m. Central Standard Time on Monday, January 26, 2026. To promote fairness and efficient use of resources, all questions must be submitted in advance of the meeting and we will not be taking any live questions during the meeting. Questions submitted in advance of the meeting will be answered during the meeting as time allows. Questions will be limited to topics relevant to the Company’s business. For example, personal matters are not appropriate topics. In addition, statements of advocacy that are not questions or do not relate to the Company’s business will not be addressed.

The Chairman of the Board will preside over the 2026 Annual Meeting of Stockholders. The Chairman has broad authority to ensure the orderly conduct of the meeting.
We will post a replay of the 2026 Annual Meeting of Stockholders on our website at hormelfoods.com in the “Investors” section. The Board has determined to hold an in-person annual meeting in 2026 primarily because of the recent change in the Company’s senior leadership. The Board may choose to revert to a virtual annual meeting format in future years.

ITEM 1 – ELECTION OF DIRECTORS
Currently, our Board consists of 12 directors whose terms expire at the 2026 Annual Meeting of Stockholders.
Based on the recommendation of the Board’s Governance Committee, the Board has nominated the 12 current directors, as named in this Proxy Statement, for election at the 2026 Annual Meeting of Stockholders. The following biographies detail the age and principal occupations during at least the past five years for each director nominee; the year the nominee was first appointed to the Board; and the public company directorships they hold.
If elected, each of the directors will hold office until the next annual meeting, and until their successors have been elected and qualified. We have no reason to believe that any of the nominees for director will be unable to serve if elected. If any of such nominees become unavailable for any reason, it is intended that the proxies will vote for the election of such substitute persons as may be designated by the Board.

The Board recommends a vote FOR each of the 12 director nominees listed below.

DIRECTOR NOMINEES

D. SCOTT AAKRE, age 61, director since 2025.
Mr. Aakre is the Company’s Group Vice President and Chief Marketing Officer for Retail, serving in that capacity since July 2023. Mr. Aakre expects to retire from his position with the Company in early 2026. He has served as a member of the Board since May 15, 2025. Mr. Aakre joined the Company in 1990 and has held a variety of management positions, including Senior Vice President of Brand Fuel from October 2022 to July 2023 and Vice President of Corporate Innovation and New Product Development from March 2011 to October 2022. He has served as a member of the board of directors of The Hormel Foundation since April 2025. In addition to his executive leadership experience, Mr. Aakre brings extensive marketing, digital commerce, and international business expertise to the Board, as well as deep knowledge of the Company and food industry developed during his 35-year career with the Company.

GARY C. BHOJWANI, age 57, director since 2014.
Mr. Bhojwani is Chief Executive Officer of CNO Financial Group, Inc. (NYSE: CNO), a provider of health and life insurance and retirement solutions, a position he has held since January 2018. He was President of CNO Financial Group, Inc. from April 2016 to December 2017. Mr. Bhojwani was Chairman of Allianz Life Insurance Company of North America, a provider of retirement solutions, and a member of the Board of Management of Allianz SE from 2012 to 2015 and Chief Executive Officer of Allianz Life Insurance Company of North America from 2007 to 2011. He was President of Commercial Business, Fireman’s Fund Insurance Company from 2004 to 2007, Chief Executive Officer of Lincoln General Insurance Company from 2002 to 2004, founder and Chief Executive Officer of Avalon Risk Management from 1998 to 2002, and President, Trade Insurance Services from 1995 to 1997. Mr. Bhojwani is a member of the Board of Directors of CNO Financial Group, Inc. Mr. Bhojwani brings extensive expertise in risk management, finance and consumer product marketing to the Board, as well as ongoing experience as the active Chief Executive Officer of a publicly held company whose stock is traded on the NYSE.

JEFFREY M. ETTINGER, age 67, director since 2025.
Mr. Ettinger is Interim Chief Executive Officer of the Company, serving in that capacity since July 14, 2025. He has served as a member of the Board since March 20, 2025. Mr. Ettinger previously served the Company as Chairman of the Board and Chief Executive Officer from October 2015 to October 2016, Chairman of the Board, President, and Chief Executive Officer from November 2006 to October 2015, and President and Chief Executive Officer from January to November 2006. Mr. Ettinger served as Chairman of The Hormel Foundation from August 2018 through June 2023, and again from July 2024 to July 2025. He remains a member of the board of directors of The Hormel Foundation. Mr. Ettinger served as the Interim President of the University of Minnesota from June 2023 to June 2024. Mr. Ettinger served on the boards of The Toro Company, from July 2010 to May 2023, and Ecolab, Inc., from May 2015 to May 2023. In addition to his executive leadership experience, Mr. Ettinger brings practical finance, marketing, and legal expertise to the Board, as well as a deep knowledge of the Company and food industry developed during his combined tenure with the Company.

JOHN F. GHINGO, age 53, director since 2025.
Mr. Ghingo is President of the Company, serving in that capacity since July 14, 2025. He has served as a member of the Board since July 14, 2025. Mr. Ghingo previously served the Company as Executive Vice President, Retail from October 2024 to July 2025, Group Vice President, Retail from September to October 2024, and President of Applegate Farms, LLC, a Company subsidiary, from April 2018 to January 2022. From January 2022 to August 2024, Mr. Ghingo served as the Chief Executive Officer of Whisps Acquisition Corporation, a better-for-you snacking company. In addition to his executive leadership experience, Mr. Ghingo brings broad marketing, sales, and international business expertise to the Board, as well as in-depth knowledge of the Company and food industry developed during his tenure with the Company and other leading consumer packaged goods brands.

STEPHEN M. LACY, age 71, director since 2011.
Mr. Lacy retired from Meredith Corporation, a media and marketing company, in November 2020. He served Meredith Corporation as Chairman of the Board from March 2019 to November 2020, Executive Chairman of the Board from February 2018 to March 2019, Chairman of the Board and Chief Executive Officer starting in 2016, Chairman of the Board, President and Chief Executive Officer starting in 2010, President and Chief Executive Officer starting in 2006, President and Chief Operating Officer starting in 2004, President, Publishing Group, and President, Interactive and Integrated Marketing Group, starting in 2000, and Chief Financial Officer starting in 1998. Mr. Lacy is a member of the Board of Directors of First Interstate BancSystem, Inc. (NASDAQ: FIBK). He was a member of the Board of Directors of Meredith Corporation from 2004 to 2020. Mr. Lacy brings extensive expertise in finance, corporate development and consumer product marketing to the Board, as well as experience as the Chief Executive Officer of a company whose stock was traded on the NYSE.

ELSA A. MURANO, Ph.D., age 66, director since 2006.
Dr. Murano has served Texas A&M University as Director of the Norman Borlaug Institute for International Agriculture, Texas A&M AgriLife, since 2014, President Emerita since 2009, and Professor, Department of Animal Science since 2001. She was Interim Associate Vice Chancellor for Academic Strategic Initiatives, Texas A&M AgriLife from August 2021 to June 2022, Interim Director of the Norman Borlaug Institute for International Agriculture from 2012 to 2014, President of Texas A&M University from 2008 to 2009, and Vice Chancellor and Dean of Agriculture, Director of the Texas Agricultural Experiment Station from 2005 to 2007. Dr. Murano was Undersecretary for Food Safety, U.S. Department of Agriculture from 2001 to 2004. She is a member of the Board of Directors of Blue Bell Creameries USA, Inc. and the Board of Trustees of the International Livestock Research Institute. Dr. Murano brings preeminent food safety expertise and significant experience in agri-business and regulatory affairs to the Board.

WILLIAM A. NEWLANDS, age 67, director since 2018.
Mr. Newlands is President and Chief Executive Officer of Constellation Brands, Inc. (NYSE: STZ), a beverage alcohol company, a position he has held since March 2019. He served Constellation Brands, Inc. as President and Chief Operating Officer from February 2018 to February 2019, Executive Vice President and Chief Operating Officer from January 2017 to February 2018, Executive Vice President and President, Wine & Spirits Division from January 2016 to January 2017, and Executive Vice President and Chief Growth Officer from January 2015 to January 2016. Mr. Newlands was Senior Vice President and President, North America of Beam Inc., a beverage alcohol company, from 2011 to 2014 and Senior Vice President and President, North America of Beam Global Spirits & Wine, Inc. from 2010 to 2011, and Senior Vice President and President, USA of Beam Global Spirits & Wine, Inc. from 2008 to 2010. Mr. Newlands is a member of the Board of Directors of Constellation Brands, Inc. He was a member of the Board of Directors of Canopy Growth Corporation (NASDAQ: CGC) from 2018 to 2021. Mr. Newlands brings extensive expertise in innovation, consumer product marketing, corporate development and international business to the Board, as well as ongoing experience as the active Chief Executive Officer of a publicly held company whose stock is traded on the NYSE.

CHRISTOPHER J. POLICINSKI, age 67, director since 2012.
Mr. Policinski is Chief Executive Officer of CJP Leadership Partners, LLC, a consulting company, a position he has held since February 2021. He was Chief Executive Officer of VitaKey, Inc., a food ingredient company, from August 2020 to February 2021. Mr. Policinski retired from Land O’Lakes, Inc., a member-owned cooperative which produces and markets dairy-based food products and agricultural supplies, in June 2018. He served Land O’Lakes, Inc. as President and Chief Executive Officer from 2005 to 2018, as Chief Operating Officer of the Dairy Foods business unit from 1999 to 2005, and Vice President of Strategy and Business Development from 1997 to 1999. His prior experience includes various management positions at Kraft General Foods Corporation, a food company, Bristol-Myers Squibb Co. (NYSE: BMY), a biopharmaceutical and consumer goods company, and Pillsbury Company, a food company. Mr. Policinski is a member of the Board of Directors of Isidro Investments and a former member of the Board of Directors of Xcel Energy, Inc. (NASDAQ: XEL). Mr. Policinski brings extensive expertise in agri-business, consumer product marketing and corporate development to the Board, as well as experience as the Chief Executive Officer of a large Minnesota-based company operating globally in the food industry.

DEBBRA L. SCHONEMAN, age 57, director since 2024.
Ms. Schoneman is President of Piper Sandler Companies (NYSE: PIPR), an investment bank and financial services company, a position she has held since 2018. She served Piper Sandler Companies as Chief Financial Officer from 2008 to 2017, as Treasurer from 2006 to 2008, and in various finance roles from 1990 to 2006. Ms. Schoneman is a member of the Board of Directors of Allina Health and the Board of Trustees of the University of St. Thomas. She was a member of the Board of Directors of Piper Sandler Companies from 2018 to 2021. Ms. Schoneman brings extensive expertise in finance and related functions and corporate development to the Board, as well as ongoing experience as the active President of a Minnesota-based publicly held company whose stock is traded on the NYSE.

SALLY J. SMITH, age 67, director since 2014.
Ms. Smith retired from Buffalo Wild Wings, Inc., a restaurant company, in February 2018. She served Buffalo Wild Wings, Inc. as President and Chief Executive Officer from 1996 to February 2018 and as Chief Financial Officer from 1994 to 1996. Ms. Smith was Controller from 1984 to 1987 and Chief Financial Officer from 1987 to 1994 of Dahlberg, Inc., a manufacturer of hearing aids. She began her career with KPMG LLP, an international accounting and consulting firm. Ms. Smith is a member of the Board of Directors of The Marvin Companies and the National Restaurant Association. Ms. Smith was a member of the Board of Directors of Digi International Inc. (NASDAQ: DGII) from 2018 to 2025, Buffalo Wild Wings Inc. from 1996 to 2017 and Alerus Financial Corporation (NASDAQ: ALRS) from 2007 to 2022. Ms. Smith brings extensive expertise in finance, corporate development and the foodservice industry to the Board, as well as experience as the Chief Executive Officer of a Minnesota-based company whose stock was traded on the NASDAQ.

STEVEN A. WHITE, age 64, director since 2014.
Mr. White retired from Comcast Corporation (NASDAQ: CMCSA), an entertainment and communications company, in December 2024, after serving as President, Special Counsel to CEO Comcast Cable since December 2020. He also served Comcast as President, Comcast West Division from 2009 to December 2020, as Regional Senior Vice President, Comcast California from 2007 to 2009, and as Regional Senior Vice President, Comcast Mid-South Region from 2002 to 2007. Mr. White was Regional Vice President of AT&T Broadband, LLC from 2000 to 2002 and Regional Vice President of Telecommunications, Inc. from 1997 to 2000. His prior experience includes various marketing positions with Colgate-Palmolive Company from 1991 to 1997. Mr. White is a member of the Board of Directors of W.W. Grainger, Inc. (NYSE: GWW). Mr. White brings significant expertise in digital commerce and consumer product marketing to the Board, as well as experience as the President of a large business.

MICHAEL P. ZECHMEISTER, age 59, director since 2023.
Mr. Zechmeister is former Chief Financial Officer of C.H. Robinson Worldwide, Inc. (NASDAQ: CHRW), a global logistics company, a position he held from September 2019 to August 2024. He was Chief Financial Officer of United Natural Foods, Inc. (NYSE: UNFI), a distributor of grocery and non-food products in North America, from September 2015 to August 2019. Mr. Zechmeister was with General Mills, Inc. (NYSE: GIS), a global manufacturer and marketer of branded consumer foods, from 1990 to 2015, where he served in various finance executive roles, including as its Vice President, Finance, U.S. Retail Sales from 2007 to 2010, its Vice President and Treasurer from 2010 to 2012 and as Vice President, Finance, Yoplait USA from 2012 to 2015. Mr. Zechmeister is Chair of the Board of Advisors of Carlson School of Management, University of Minnesota. Mr. Zechmeister brings extensive expertise in finance, treasury and related functions to the Board, as well as significant knowledge of corporate development, logistics and the food industry.
No family relationship exists between any of the director nominees or executive officers of the Company.
Identifying and Evaluating Nominees for Director. The Company’s Corporate Governance Guidelines provide that the Board, with the assistance of the Governance Committee of the Board, shall select potential new Board members, based on its assessment and consideration of various factors, including qualifications, age, skills, experience, and independence of the candidates. The Governance Committee is responsible for establishing procedures to identify and review the qualifications of nominees for Board membership. The Governance Committee considers recommendations of director candidates made by directors, senior management, and our stockholders. The Governance Committee applies the same criteria for consideration of stockholder nominees as it does to nominees proposed by other sources. The Governance Committee may engage an independent search firm to assist the Governance Committee in identifying and evaluating potential director nominees to fill vacancies on the Board.

Stockholders wishing to make a recommendation about a candidate for the Board may do so by contacting the Governance Committee, c/o Corporate Secretary, 1 Hormel Place, Austin, Minnesota 55912. Stockholders should send:
1.Name of the proposed candidate and their business and residence address;
2.A resume or biographical sketch of the proposed candidate, which includes their principal occupation or employment;
3.A document(s) evidencing the number of shares of Company stock currently held by the proposed candidate and the proposed candidate’s willingness to serve as a director if nominated and elected; and
4.A signed statement as to the submitting stockholder’s current status as a stockholder, which includes the stockholder’s address and the number of shares of Company stock currently held.
The Governance Committee’s procedures for assessing potential nominees include first determining the Board’s and Company’s needs at the time of the recommendation. If appropriate, the Governance Committee then assesses proposed nominees based upon the resume and biographical information provided, the individual’s willingness to serve, and the proposed nominee’s business experience and leadership skills. This information is evaluated against the “Director Qualifications” criteria set forth below. If a proposed nominee is deemed potentially suited to meet the Board’s and Company’s needs, they may be invited to participate in a series of interviews, which are used to further evaluate candidates. On the basis of information learned during this process, the Governance Committee determines which nominees to recommend to the Board.
Director Qualifications. In evaluating director candidates, the Governance Committee will consider the Board’s and Company’s needs at the time nominees are considered and, among other qualifications the Governance Committee deems appropriate, a candidate’s:
•Intellect;
•Integrity;
•Broad-based experience at the policy-making level in business, government, education, or the public interest;
•Analytical ability;
•Absence of potential conflicts and ability to qualify as an independent director;
•Ability and willingness to devote time and energy to effectively carry out all Board responsibilities; and
•Unique qualifications, skills and experience.
The Governance Committee seeks directors who can bring different sets of experiences, backgrounds, and perspectives to the Board. In addition, the Governance Committee reviews past performance on the Board for directors seeking reelection. The Board’s annual self-evaluation process assists the Governance Committee in this review.
The Governance Committee recommends director nominees to the Board to submit, if approved by the Board, for election at the next annual meeting of stockholders. The Board selects director nominees based on its assessment and consideration of various factors. These factors include the current Board profile, the long-term interests of stockholders, the needs of the Company, and the goal of creating an appropriate balance of knowledge, experience, and diversity on the Board.

Our Nominees for Director. Each of our director nominees is well qualified under the criteria described above. As employees of the Company, Messrs. Aakre, Ettinger, and Ghingo do not qualify as independent directors, but all other director nominees are independent. Our Board’s current composition represents a balanced approach to tenure, with 42% of the Board having less than five years of service, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors. In addition, the Board’s current members bring different sets of experiences, backgrounds, and perspectives to the Board.
CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines that include the following:
•At all times a substantial majority of the Board will be independent, as that term is defined in relevant law and the NYSE listing standards;
•Directors must submit a letter of resignation from the Board upon (1) any significant change in principal employment or professional occupation, (2) any departure from the board of directors of any other public company, or (3) any conduct by the director or any change in circumstances that creates a potential or actual conflict of interest with the Company. The Board may accept or reject a letter of resignation;
•It is the Board’s general policy that no person may stand for election to the Board after reaching age 72;
•It is the Board’s general policy that Board members shall not serve on more than three (3) other company boards;
•The Board and Board committees will conduct annual self-evaluations;
•Directors participate in an annual strategic planning retreat, which provides directors a detailed overview of the Company’s strategic business plans and an opportunity to access senior management of the Company;
•All independent directors will typically meet in executive session at the end of every regular Board meeting but in all circumstances at least quarterly;
•The Compensation Committee will evaluate the CEO’s performance annually. This evaluation is based in part on a self-evaluation by the CEO and takes into account the CEO’s performance measured against established goals. After the process has been completed, the Compensation Committee will set the CEO’s compensation and obtain the Board’s ratification of such compensation;
•Directors will have full access to officers and employees of the Company; and
•The Board and each committee have the power to hire independent legal, financial, or other advisers, without consulting or obtaining the approval of any officer of the Company.
Our Corporate Governance Guidelines may be found on our website at hormelfoods.com under “Investors - Governance - Documents.”
Board Leadership Structure
The Board takes a flexible approach to the determination of whether the offices of Chairman and CEO should be separate or combined. This approach allows the Board to regularly evaluate whether it is in the best interests of the Company for the CEO or another director to hold the position of Chairman.

Mr. Newlands, an independent director, currently serves as Chairman of the Board. Mr. Ettinger currently serves as Interim Chief Executive Officer and as a member of the Board. The Interim Chief Executive Officer has primary responsibility for the operational leadership and strategic direction of the Company, while the Chairman facilitates the Board’s independent oversight of management, promotes communication between management and the Board, and leads the Board’s consideration of key governance matters. The Board believes that this leadership structure is appropriate for the Company at this time. The Board will continue to assess its Board leadership structure on a regular basis.
Pursuant to the Company’s Corporate Governance Guidelines, when the Chairman is not an independent director, the Board will appoint an independent “Lead Director.” Mr. Newlands previously served as Lead Director from January 2023 until his appointment as Chairman of the Board in February 2025.
The independent directors who chair the Board’s Audit, Compensation and Governance Committees also provide leadership to the Board in their assigned areas of responsibility. The Board believes the substantial majority of independent directors on the Board, an independent Chairman of the Board (and appointment of an independent Lead Director when the Chairman is not an independent director), independent Committee chairs and executive sessions of the independent directors safeguard the independent governance of the Board.
Board Independence
Our Corporate Governance Guidelines require that a substantial majority of our directors be independent. The listing standards of the NYSE require that a majority of our directors be independent and that the Audit, Compensation and Governance Committees of the Board be comprised entirely of independent directors. The Board has adopted standards to assist it in making the annual determination of each director’s independence. These Director Independence Standards are consistent with the requirements of NYSE listing standards. The Director Independence Standards are posted on our website at hormelfoods.com under “Investors - Governance - Documents.”
The Board has affirmatively determined that the following current directors have no direct or indirect material relationship with the Company and satisfy the requirements to be considered independent:

Gary C. Bhojwani	William A. Newlands	Sally J. Smith

Stephen M. Lacy	Christopher J. Policinski	Steven A. White

Elsa A. Murano	Debbra L. Schoneman	Michael P. Zechmeister

The Board also determined that Prama Bhatt, who served as a director during Fiscal 2025 and whose term on the Board expired on January 28, 2025, had no direct or indirect material relationship with the Company and satisfied the requirements to be considered independent.
The Board also has determined that each of the Company’s Audit, Compensation, and Governance Committees is composed solely of independent directors.
In making the independence determinations, the Board reviewed the directors’ relationships with the Company as determined through responses of the directors to questions regarding employment, business, family, compensation, and other relationships with the Company and its management. In making the independence determination for Ms. Schoneman, the Board considered the relationship arising out of the coverage of the Company by an equity research analyst at Piper Sandler Companies. The Board determined that this relationship was not material and did not impair Ms. Schoneman’s independence.
Board of Director Meetings
The Board conducts its business through meetings of the Board and its three standing committees: Audit, Compensation, and Governance. The Board held 12 meetings during Fiscal 2025. Each director attended at least 75% of the aggregate Board and committee meetings during Fiscal 2025 at which his or her attendance was required. The Chairman of the Board (or Lead Director prior to the appointment of Mr. Newlands as Chairman) presided at executive sessions of the non-employee or independent directors at the Board’s meetings.
Board Committees
Each of the Board’s Audit, Compensation and Governance Committees has adopted and operates under a written charter. These charters may be found on the Company’s website at hormelfoods.com under “Investors - Governance - Documents.”
Additional information about each of the Board’s committees follows.

Audit Committee
The duties of the Audit Committee include the following:
•Select and evaluate the performance of the independent registered public accounting firm and approve the fees to be paid to such firm;
•Review and discuss with the internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits;
•Ensure that the independent registered public accounting firm is accountable to the Audit Committee and that the firm has no relationship with management or the Company that would impair its independence;
•Review and discuss with management and the independent registered public accounting firm the quarterly and annual financial statements of the Company;
•Review and oversee procedures for the handling of complaints received by the Company regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting, auditing, or other ethics and compliance matters;
•Review the Company’s governance approach to risk management and the methods of identifying and managing risks, and review and discuss key areas of risk with management; and
•Oversee the Company’s compliance function, including approval of the appointment and removal of the Chief Compliance Officer, oversight of the Company’s compliance program, corporate policies, and the Code of Ethical Business Conduct.

Sally J. Smith, Chair
Stephen M. Lacy
William A. Newlands
Debbra L. Schoneman
Steven A. White
Michael P. Zechmeister
8 meetings in Fiscal 2025
Each member of the Audit Committee is financially literate as determined by the Board. The Board has also determined that each of Mr. Lacy, Ms. Schoneman, Ms. Smith, and Mr. Zechmeister is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission (“SEC”).

Compensation Committee
The duties of the Compensation Committee include the following:
•Establish compensation arrangements for the CEO and all other senior management of the Company;
•Engage a compensation consultant to review the Company’s compensation programs at least once annually;
•Make recommendations to the Board regarding incentive compensation and equity-based compensation plans, and administer such plans;
•Make recommendations to the Board regarding compensation to be paid to the Company’s directors; and
•Establish investment policies for the Company’s defined benefit pension plans, and periodically review investments for consistency with those policies.
Stephen M. Lacy, Chair Christopher J. Policinski Sally J. Smith Michael P. Zechmeister 10 meetings in Fiscal 2025

Governance Committee
The duties of the Governance Committee include the following:
•Establish criteria for selecting new directors and evaluate potential candidates;
•Make recommendations to the Board regarding the composition of Board committees, including the chair of each committee;
•If applicable, make recommendations to the Board of an independent director for election as Lead Director and review the Lead Director’s tenure;
•Review the Company’s executive succession plans;
•Periodically reassess the Company’s Corporate Governance Guidelines and monitor the Company’s adherence to them;
•Monitor the Company’s overall approach to environmental, social, and governance matters;
•Evaluate and recommend to the Board objectives and policies regarding the Company’s management of its human resources; and
•Oversee the annual evaluation of the Board.
Gary C. Bhojwani, Chair Elsa A. Murano William A. Newlands Debbra L. Schoneman Steven A. White 7 meetings in Fiscal 2025

Board Role in Risk Oversight
The Board takes an active role in risk oversight. Our management is responsible for day-to-day risk management of our operations and the Board oversees management through its work as a full Board and through its committees.
The full Board’s oversight of risk includes engaging in a variety of actions. For example:
•The Board participates in an annual strategic planning meeting with senior management to enhance its understanding of key risks facing our industry and our business. Discussion of compliance and global impact risk are a part of these discussions.
•Management’s approach to risk management includes an enterprise risk management (“ERM”) process. The ERM process is designed to identify and assess our key risks globally and ensure that actions are taken to mitigate and manage those risks. The Board receives regular reports on management’s ERM work.
•The Board receives regular reports on food quality and safety risk.
•The Board approves our annual operating plan and has retained authority to approve significant transactions.
•The Board receives regular reports on our overall business, the performance of our segments and their financial results, and receives specific presentations on topics relating to risks and risk management.
•The Board receives education on emerging topics (e.g., cybersecurity and artificial intelligence) to enhance its understanding of risk in our operations.
The Board’s committees also play a key role in risk management. The Audit Committee assists the Board with its risk oversight in a variety of areas, including financial reporting, internal controls, cybersecurity, and legal and regulatory compliance. The Audit Committee has oversight of the Company’s internal audit, risk management, and compliance functions, including oversight of our Code of Ethical Business Conduct. The Audit Committee also appoints the independent registered public accounting firm and approves the services it provides to the Company. The Compensation Committee oversees risk in connection with compensation programs, including incentive compensation plans and equity-based plans. The Governance Committee oversees risk in connection with corporate governance practices and our corporate responsibility and global impact initiatives. Each committee makes regular reports of its activities to the full Board.
The Interim Chief Executive Officer, who is ultimately responsible for the Company’s risk management, is a member of the Board and, together with senior management, engages with the Chairman and other members of the Board regarding risk oversight matters.
Policy Regarding Attendance at Annual Meetings
The Company encourages, but does not require, its Board members to attend the annual meeting of stockholders. At the 2025 Annual Meeting of Stockholders, all 11 of our then-serving directors attended the meeting.
Code of Ethical Business Conduct
We have adopted a Code of Ethical Business Conduct that covers our directors, officers and employees. This Code of Ethical Business Conduct may be found on our website at hormelfoods.com under “Investors - Governance - Documents.”
Stock Ownership Guidelines
Our officers and directors are subject to stock ownership guidelines. Officers are required to hold shares of our common stock with a value equal to their five-year average base salary times a multiple of 1.5 to 5, depending on their position. Directors are required to hold shares of our common stock with a value equal to their five-year average annual Board retainer times a multiple of 5. For both officers and directors, the required stock ownership value is divided by the five-year average price of our common stock, based on fiscal year-end closing prices. Our officers and directors must hold all shares of our common stock acquired (net of shares withheld or sold to fund an option exercise or satisfy withholding taxes) until their stock ownership guidelines have been met.
The value of shares individually owned, and shares held in our benefit plans are counted toward the guidelines. Individual ownership of shares is determined under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stock options, restricted stock units and restricted shares are not counted toward the guidelines.
Officers and directors have approximately five years from their initial election to comply with the guidelines. Officers promoted to a level requiring higher stock ownership under the guidelines have five years to achieve compliance. As of November 28, 2025, Ms. Schoneman and Mr. Zechmeister are in their five-year phase-in periods, and all of our other non-employee directors had achieved their ownership guideline. See “Stock Ownership Guidelines” on page 42 for information regarding compliance with our guidelines by our named executive officers who were serving as executive officers as of November 28, 2025.
Insider Trading Policy, including Stock Pledging and Hedging Policies
The Board has adopted an insider trading policy governing the purchase, sale, and other transactions in the Company’s securities by directors, officers, and employees of the Company, and by the Company itself. In addition, the Company’s Code of Ethical Business Conduct addresses trading stock and other securities legally and references the Company’s insider trading policy. The Company believes its insider trading policy and Code of Ethical Business Conduct are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable NYSE listing standards. The Company’s insider trading policy is filed with the SEC as an exhibit to our Annual Report on Form 10-K for the fiscal year ended October 26, 2025.
Our insider trading policy includes a stock pledging policy which prohibits officers and directors, and related parties, from holding our common stock in a margin account or pledging our common stock as collateral for a loan.

Our insider trading policy also includes a hedging policy which prohibits our officers and directors, and related parties, from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions (including short selling) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of securities granted to the officer or director as compensation or held directly or indirectly by the officer or director.
Board Communication
Interested parties may communicate with the Board by sending a letter directed to the Board, non-employee directors or specified individual directors, addressed to: Corporate Secretary, 1 Hormel Place, Austin, Minnesota 55912. All communications, whether signed or anonymous, will be directed to the Chairman of the Board or the Chair of one of the committees based on the subject matter of the communication, or to the non-employee directors or the specified directors, if so directed.
COMPENSATION OF DIRECTORS
Our philosophy with respect to non-employee director compensation is to help align the interests of non-employee directors with the interests of our stockholders and to provide market competitive compensation commensurate with the work required to serve on the Board. Directors who also serve as employees are not entitled to any additional compensation for their service on the Board. The only changes to director compensation in Fiscal 2025 related to director service on the Board's CEO Search Committee and Transition Strategy and Support Committee, both of which were formed and dissolved during Fiscal 2025, and the appointment of an independent Chairman of the Board.
For Fiscal 2025, our non-employee directors received a mix of cash retainers and restricted shares for their service. Specifically, non-employee directors received the following elements of compensation:
•An annual cash retainer of $100,000 for service on the Board.
•An annual cash retainer for service on the Board’s standing committees, as follows:
•$10,000 for Audit Committee membership, or $25,000 for serving as the Chair;
•$7,500 for Compensation Committee membership, or $20,000 for serving as the Chair; and
•$5,000 for Governance Committee membership, or $15,000 for serving as the Chair.
•An award of restricted shares of our common stock, with a value of $160,000.
•For service as the Chairman of the Board, an additional cash retainer of $175,000.
•For service as the Lead Director, an additional cash retainer of $30,000.
•A cash retainer for service on the Board’s CEO Search Committee and Transition Strategy and Support Committee, both of which were formed and dissolved during Fiscal 2025, as follows:
•$5,000 for CEO Search Committee membership, or $10,000 for serving as the Chair; and
•$5,000 per meeting for Transition Strategy and Support Committee membership, and $20,000 for serving as the Chair, subject to an aggregate maximum of $100,000.
Terms of Restricted Shares. Awards of restricted shares made to non-employee directors during Fiscal 2025 were made pursuant to the terms of the stockholder-approved Hormel Foods Corporation 2018 Incentive Compensation Plan (the “2018 Plan”) and a Restricted Stock Award Agreement between the Company and each non-employee director. The number of restricted shares granted was based on the value of the award divided by the closing market price of our common stock on the NYSE on the date of grant (rounded to the nearest whole share number). The restricted shares are subject to a restricted period, which generally expires upon the date of the Company’s next annual stockholders meeting for shares granted to directors elected at the annual stockholders meeting, and generally expires on the second succeeding annual stockholders meeting for shares granted to a director who joins the Board mid-year. Directors receive declared dividends on, and are entitled to vote, the restricted shares during the restricted period.
Prorated Compensation. Non-employee directors first elected to the Board other than at the annual stockholders meeting receive a prorated annual retainer and prorated award of restricted shares, in each case based on the percentage of regular Board meetings remaining on the calendar from the time the director joins the Board to the next annual stockholders meeting.
Non-employee directors appointed as a new committee Chair or member after the date of the annual stockholders meeting receive a prorated annual committee retainer based on the percentage of regular Board meetings remaining on the calendar from the time the director takes the new committee assignment to the next annual stockholders meeting.
For Fiscal 2025, the cash retainer payments for service on the CEO Search Committee and Transition Strategy and Support Committee were not prorated for length of service during Fiscal 2025.

Payment and Grant Timing. Cash retainers are paid to the Board in two installments, on February 1 and August 1, or the first business day thereafter if such date is not a business day.
For directors elected at the 2025 Annual Meeting of Stockholders, the grant date for the award of restricted shares was February 3, 2025. The closing price of our common stock on the NYSE on February 3, 2025 was $29.60. This price resulted in an award of 5,405 restricted shares of our common stock to each non-employee director serving on that date.
Other Programs. Non-employee directors may defer all or a portion of their cash retainers under the Company’s Non-employee Director Deferred Stock Subplan pursuant to the 2018 Plan. If a director elects to participate, their deferred cash fees are multiplied by 105% and credited as fully vested stock units under the plan. The stock units have the same value as our common stock and receive dividend equivalents as declared. Stock units under this plan do not have voting rights. Stock units are paid in shares of our common stock following a director’s termination of service. Prior to adoption of the 2018 Plan, non-employee directors were able to defer all or a portion of their cash retainers under the 2009 Non-employee Director Deferred Stock Plan on the same terms as those described above.
Program Review and Approval. The Compensation Committee’s current policy is to review the non-employee director compensation program every other year. After this process was completed in late 2024, the non-employee director compensation program was not modified, except for the changes described above for Fiscal 2025 related to director service on the Board’s CEO Search Committee and Transition Strategy and Support Committee, both of which were formed and dissolved during Fiscal 2025, and the appointment of an independent Chairman of the Board. The next regular review of non-employee director compensation is scheduled to take place in late 2026. During its review, the Committee’s independent compensation consultant, Pearl Meyer, provides advice to the Committee regarding the program. In previous reviews, the independent consultant has analyzed each element of proposed non-employee director compensation, as well as the value of the proposed compensation overall, against the programs provided to the same Compensation Peer Group that the Committee uses to evaluate executive compensation. See “Designing the 2025 Compensation Program” on page 40 for a list of these peer companies. Any changes to the non-employee director compensation program are recommended for approval by the full Board.

Compensation Earned for Fiscal 2025. The Fiscal 2025 compensation of each individual who served as a non-employee director during our Fiscal 2025 (which ran from October 28, 2024 to October 26, 2025) is shown in the following table.

DIRECTOR COMPENSATION FOR FISCAL 2025
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2) (3)	All Other Compensation ($)(4)	Total ($)
Prama Bhatt(5)	—	—	—	—
Gary C. Bhojwani	125,000	159,988	18,126	303,114
Jeffrey M. Ettinger(6)	55,000	160,003	—	215,003
Stephen M. Lacy	130,000	159,988	—	289,988
Elsa A. Murano	110,000	159,988	—	269,988
William A. Newlands	295,000	159,988	12,157	467,145
Christopher J. Policinski	107,500	159,988	43,669	311,157
Debbra L. Schoneman	120,000	159,988	—	279,988
Sally J. Smith	132,500	159,988	28,181	320,669
Steven A. White	120,000	159,988	32,602	312,590
Michael P. Zechmeister	137,500	159,988	—	297,488
____________________________________
(1)Consists of cash retainers, including amounts voluntarily deferred under the Company’s Nonemployee Director Deferred Stock Subplan pursuant to the 2018 Plan.
(2)Consists of the aggregate grant date fair value of restricted stock awarded to each non-employee director in Fiscal 2025, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (Compensation – Stock Compensation). Each non-employee director other than Ms. Bhatt received an award of 5,405 restricted shares on February 3, 2025 (based on a closing market price of $29.60). Ms. Bhatt’s term on the Board expired on January 28, 2025. Mr. Ettinger served as a non-employee director from March 21, 2025 until he was appointed Interim Chief Executive Officer, effective July 14, 2025, and he received an award of 5,337 restricted shares on March 21, 2025 (based on a closing market price of $29.98). For more information on Mr. Ettinger’s officer compensation for Fiscal 2025, see “Compensation Discussion and Analysis” beginning on page 24.
(3)As of October 26, 2025, non-employee directors held the following number of unvested shares of restricted stock:

Name	Unvested Shares of Restricted Stock (#)
Prama Bhatt(5)	—
Gary C. Bhojwani	5,405
Jeffrey M. Ettinger(6)	5,337
Stephen M. Lacy	5,405
Elsa A. Murano	5,405
William A. Newlands	5,405
Christopher J. Policinski	5,405
Debbra L. Schoneman(7)	7,946
Sally J. Smith	5,405
Steven A. White	5,405
Michael P. Zechmeister	5,405

(4)Consists of dividend equivalents paid on stock units under the Company’s Non-employee Director Deferred Stock Subplan pursuant to the 2018 Plan and the 2009 Nonemployee Director Deferred Stock Plan.
(5)Ms. Bhatt’s term on the Board expired on January 28, 2025.
(6)Mr. Ettinger served as a non-employee director from March 21, 2025 until he was appointed Interim Chief Executive Officer, effective July 14, 2025, and the amounts reported here represent only Mr. Ettinger's compensation as a non-employee director during such time. Upon joining the Board on March 21, 2025 as a non-employee director, Mr. Ettinger received a grant of 5,337 restricted shares for 2025; the restricted period on these shares will lapse at the 2027 Annual Meeting of Stockholders, if Mr. Ettinger is still serving as of that date. For more information on Mr. Ettinger’s officer compensation for Fiscal 2025, see “Compensation Discussion and Analysis” beginning on page 24.
(7)Ms. Schoneman joined the Board on September 21, 2024 and therefore received a prorated grant of 2,541 restricted shares for 2024; the restricted period on these shares will lapse at the 2026 Annual Meeting of Stockholders, if Ms. Schoneman is still serving as of that date.

AUDIT COMMITTEE REPORT AND
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
Audit Committee Report
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.
The Audit Committee has reviewed and discussed the Company’s Fiscal 2025 audited financial statements with management and with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm. The Audit Committee also has discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has received from EY the written disclosures and the letter required by the applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence from the Company.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Fiscal 2025 audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended October 26, 2025, for filing with the SEC.
AUDIT COMMITTEE
Sally J. Smith, Chair
Stephen M. Lacy
William A. Newlands
Debbra L. Schoneman
Steven A. White
Michael P. Zechmeister
Independent Registered Public Accounting Firm Fees
The following table shows aggregate fees billed to the Company for the fiscal years ended October 26, 2025 and October 27, 2024 by EY, our independent registered public accounting firm.

	Fiscal 2025	Fiscal 2024
Audit fees	$3,717,575	$3,104,095
Audit-related fees	$206,000	$199,500
Tax fees	—	—
All other fees	—	$7,200
Total	$3,923,575	$3,310,795
Audit Fees. Audit fees are for the audit of our financial statements and the audit of internal control over financial reporting. Audit fees also include reviews of the financial statements included in our Quarterly Reports on Form 10-Q, accounting consultations, the issuance of comfort letters, and statutory audits required internationally.
Audit-Related Fees. Audit-related fees are for services related to the performance of the audit. These services consist of benefit plan audits.

Audit Committee Preapproval Policies and Procedures
The Audit Committee has adopted policies and procedures requiring preapproval by the Audit Committee of audit and non-audit services provided to the Company by the independent registered public accounting firm. The Audit Committee approves all audit and non-audit fees in advance.
Pursuant to its policies, the Committee preapproved all of the services performed by EY during Fiscal 2025 and Fiscal 2024.

ITEM 2 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed EY as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending October 25, 2026. EY has served as the Company’s public auditors since 1931. The Audit Committee believes that the continued retention of EY to serve as the Company's independent registered public accounting firm is in the best interests of the Company and its stockholders.
At the 2026 Annual Meeting of Stockholders, stockholders will be asked to ratify the appointment of EY as the Company's independent registered public accounting firm for the fiscal year ending October 25, 2026. As a good corporate governance practice, the Board is seeking shareholder ratification of the appointment of EY even though ratification is not legally required. If the appointment is not ratified, the Audit Committee may reconsider its selection.
Representatives of EY are expected to attend the 2026 Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Information as to the persons or groups known by us to be beneficial owners of more than five percent of our common stock, as of November 28, 2025, is shown below:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Hormel Foundation 329 North Main Street, Suite 102L Austin, Minnesota 55912	256,433,116(1)	46.62%
The Vanguard Group 100 Vanguard Blvd., Malvern, Pennsylvania 19355	34,806,061(2)	6.33%
State Street Corporation One Congress Street, Suite 1, Boston, Massachusetts 02114	27,611,445(3)	5.02%
(1)The Hormel Foundation (the “Foundation”) holds 29,909,612 of such shares as individual owner and 226,523,504 of such shares as trustee of various trusts. The Foundation, as trustee, votes the shares held in trust. The Foundation has a remainder interest in all of the shares held in trust. The remainder interest consists of principal and accumulated income in various trusts. These interests are to be distributed when the trusts terminate, which will occur upon the expiration of 21 years after the death of designated beneficiaries, all of whom are deceased as of August 13, 2021.
The Foundation was converted from a private foundation to a public foundation on December 1, 1980. The Certificate of Incorporation and Bylaws of the Foundation provide for a Board of Directors, a majority of whom represent nonprofit agencies to be given support by the Foundation. Each member of the Board of Directors of the Foundation has equal voting rights. Members of the Board of Directors of the Foundation, as of November 28, 2025, are: Acting Chair, Steven T. Rizzi, Jr., Attorney, Austin, MN; Acting Vice Chair and Audit Committee Chair, James N. Sheehan, former Executive Vice President and Chief Financial Officer, Hormel Foods Corporation; D. Scott Aakre, Group Vice President, Chief Marketing Officer - Retail, Hormel Foods Corporation; Diane B. Baker, CEO of YMCA of Austin, MN, appointed by the YMCA of Austin, MN; Dr. Robert C. Clarke, Executive Director, The Hormel Institute, Austin, MN, appointed by the University of Minnesota, Hormel Institute; Thomas J. Dankert, General Manager, Austin Utilities for the City of Austin, MN, appointed by the City of Austin, MN; Jon W. Erichson, former City Engineer and Public Works Director for the City of Austin, MN; Jeffrey M. Ettinger, Interim Chief Executive Officer, Hormel Foods Corporation; Garry A. Hart, Executive Director, Cedar Valley Services, Inc., Austin, MN, appointed by Cedar Valley Services, Inc., Austin, MN; Lieutenant Juan Hernandez, The Salvation Army of Austin, appointed by the Salvation Army of Austin, MN; Nitaya C. Jandragholica, Cultural Liaison and Spanish Interpreter, Mower County, MN; Michelle M. King, Attorney, Mower County, MN; Randall J. Kramer, former Certified Financial Planner, Austin, MN; Molly S. Lanke, Executive Director, United Way of Mower County, Inc., appointed by the United Way of Mower County; Dr. Kathleen Linaker, President, Riverland Community College, appointed by the Riverland Community College Austin campus; Dr. Joey M-H Page, Superintendent of Austin Public Schools, appointed by Austin Public Schools; Jeanne Poppe, former Minnesota State Representative, Austin, MN; Timothy R. Ruzek, Board Member, Parenting Resource Center, Inc., Austin, MN, appointed by the Parenting Resource Center; and Dr. Prathibha Varkey, President, Mayo Clinic Health System-Albert Lea and Austin, MN, appointed by Mayo Clinic Health System-Austin.
(2)The Vanguard Group (“Vanguard”), as an investment adviser, reported its direct and indirect beneficial ownership on a Schedule 13G/A filed with the SEC on February 13, 2024. The filing indicates that as of December 29, 2023, Vanguard had sole voting power for 0 shares, shared voting power for 375,659 shares, sole dispositive power for 33,526,969 shares, shared dispositive power for 1,279,092 shares, and aggregate beneficial ownership of 34,806,061 shares.
(3)State Street Corporation (“State Street”), as a parent holding company, reported its direct and indirect beneficial ownership in various fiduciary capacities on a Schedule 13G filed with the SEC on May 13, 2025. The filing indicates that as of March 31, 2025, State Street had sole voting power for 0 shares, shared voting power for 22,126,984 shares, sole dispositive power for 0 shares, shared dispositive power for 27,610,348 shares, and aggregate beneficial ownership of 27,611,445 shares.

SECURITY OWNERSHIP OF MANAGEMENT
Information as to beneficial ownership of our common stock by current directors, director nominees, executive officers named in the Fiscal 2025 Summary Compensation Table, and all current directors and executive officers of the Company as a group, as of November 28, 2025, is shown below:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Right to Acquire Within 60 Days(2)	Percent of Class
D. Scott Aakre(3)	20,560	143,361	*
Colleen R. Batcheler	—	27,775	*
Gary C. Bhojwani	72,038	—	*
Jeffrey M. Ettinger	1,163,421	359,100	*
John F. Ghingo	—	14,650	*
Stephen M. Lacy	87,470	—	*
Elsa A. Murano	95,488	—	*
Swen Neufeldt(3)	23,612	132,240	*
William A. Newlands	44,481	—	*
Christopher J. Policinski	114,801	—	*
Debbra L. Schoneman	7,946	—	*
Jacinth C. Smiley(3)(4)	21,905	—	*
Sally J. Smith	79,768	—	*
James P. Snee(3)(5)	443,418	1,864,375	*
Steven A. White	85,095	—	*
Michael P. Zechmeister	14,696	—	*
All current directors and executive officers as a group (20 persons)(3)(4)(5)	1,896,062	1,311,500	0.58%
*One percent or less.
(1)Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares of the Company’s common stock have sole voting and investment powers with respect to the shares. Holdings are rounded to the nearest full share.
(2)Consists of shares subject to stock options exercisable on or within 60 days of November 28, 2025, RSUs which vest pursuant to the vesting schedule on or within 60 days of November 28, 2025, and RSUs eligible for vesting due to a qualified retirement on or within 60 days of November 28, 2025.
(3)Shares listed as beneficially owned include, where applicable, shares allocated to participants’ accounts under the Hormel Tax Deferred Investment Plan A – 401(k) and a pro-rata share of unallocated shares held in the Company’s Joint Earnings Profit Sharing Trust for the benefit of participants.
(4)Ms. Smiley ceased service as Executive Vice President and Chief Financial Officer, effective October 26, 2025. Ms. Smiley remained an employee of the Company until November 30, 2025.
(5)Mr. Snee retired as President and Chief Executive Officer, effective July 14, 2025, and remained employed by the Company as a special advisor until October 26, 2025. See “Potential Payments Upon Termination or Change-in-Control” beginning on page 54 for information regarding arrangements with Mr. Snee in connection with his departure from the Company.

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that follows this report. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended October 26, 2025.
COMPENSATION COMMITTEE
Stephen M. Lacy, Chair
Christopher J. Policinski
Sally J. Smith
Michael P. Zechmeister
COMPENSATION DISCUSSION AND ANALYSIS
Our executive compensation program aims to attract, retain and reward high caliber management talent to lead our business and drive long-term stockholder value. This Compensation Discussion and Analysis describes and analyzes the program. Specifically, we describe and analyze the program’s application to the individuals listed in the Fiscal 2025 Summary Compensation Table (our “named executive officers,” or “NEOs”). For Fiscal 2025, our NEOs were:

Name	Position/Title
Jeffrey M. Ettinger(1)	Interim Chief Executive Officer and Board Member
James P. Snee(1)	Former President and Chief Executive Officer
Jacinth C. Smiley(2)	Former Executive Vice President and Chief Financial Officer
John F. Ghingo(1)	President and Board Member
Colleen R. Batcheler	Senior Vice President, External Affairs, General Counsel and Corporate Secretary
Swen Neufeldt	Group Vice President, Hormel Foods International
(1)Mr. Ettinger was appointed to the position of Interim Chief Executive Officer and Mr. Ghingo was appointed to the position of President, each effective July 14, 2025. Mr. Snee retired as President and Chief Executive Officer, effective July 14, 2025, and remained employed by the Company as a special advisor until October 26, 2025.
(2)Ms. Smiley ceased service as Executive Vice President and Chief Financial Officer, effective October 26, 2025. Ms. Smiley remained an employee of the Company until November 30, 2025.
Fiscal 2025 Business Highlights
Fiscal 2025 was a complex year for the Company, as strong net sales performance did not translate into net earnings growth. Net sales totaled $12.1 billion, an increase of 2 percent compared to the prior year. This growth was driven by all three segments, and the Company delivered four consecutive quarters of net sales gains.
In Fiscal 2025, the Company experienced persistent input cost inflation, primarily related to commodity markets, which significantly pressured earnings. Pork belly, beef, and nut input costs caused the most earnings pressure during the year.
The Company continued to support its strategic programs during Fiscal 2025. The Company made meaningful progress on the Transform and Modernize (“T&M”) initiative, which is expected to deliver long-term value to the organization. The Company also recognized expenses associated with a corporate restructuring plan designed to reduce administrative expenses, improve efficiencies, and align its workforce to the Company’s future needs, while enabling continued investment in the Company’s growth.
Selling, General, and Administrative (“SG&A”) expenses decreased in Fiscal 2025 primarily due to the lapping of legal settlements incurred in the prior year, lower advertising spend, and proceeds from a legal settlement.
Operating income decreased 33 percent compared to the prior year, as earnings were significantly impacted by non-cash impairment charges recorded in the International and Retail segments.
Net earnings decreased 41 percent compared to the prior year due to the above factors and a higher effective tax rate primarily driven by impairment charges. Diluted earnings per share for Fiscal 2025 were $0.87 compared to $1.47 in the prior year.
Capital expenditures in Fiscal 2025 were $311 million, including investments in capacity expansions for Hormel® Fire Braised™ and Applegate® products, data and technology, people and animal safety, and the Jiaxing, China, facility. The Company continues to prioritize investments in growth, innovation, cost savings, automation, and maintenance.
Dividends paid to shareholders in Fiscal 2025 were a record $633 million.
The following chart outlines the total shareholder return (“TSR”) associated with a $100 investment in our common stock, and three other broader-based investment alternatives, over a variety of time-periods ended as of October 24, 2025, which was the last trading day in our Fiscal 2025, including the impact of a reinvestment of dividends.

Total Shareholder Return
Ended October 24, 2025	1-Year	2-Year	3-Year	5-Year	10-Year
Hormel Foods Corporation	(20.1)%	(9.5)%	(17.4)%	(11.1)%	(1.2)%
S&P 500 Packaged Foods and Meats Index	(13.4)%	(1.1)%	(5.3)%	0.6%	2.4%
Dow-Jones Industrials Average	12.1%	20.7%	12.8%	10.7%	10.3%
S&P 500 Index	18.5%	30.2%	22.1%	16.1%	14.6%
Compensation Outcomes
The Compensation Committee designs our executive compensation program to incentivize and reward the achievement of strong financial performance and long-term returns to stockholders. Based on the Company’s performance in Fiscal 2025, our NEOs received compensation relative to targeted amounts as follows:
•Operators’ Shares, the payment of which are tied to achievement of our earnings per share (“EPS”) goals and the payment of dividend equivalents, were earned at a rate approximating 73% of target;
•Payouts on our Annual Incentive Plan (“AIP”) to the NEOs were earned at 66%, 68%, or 71% of target, depending on the applicable net sales metric. As described below, Fiscal 2025 AIP awards were tied to the achievement of a combination of Company earnings before interest and taxes (“EBIT”) and net sales. For all NEOs other than Messrs. Ghingo and Neufeldt, the applicable net sales metric was total Company Net Sales. For Mr. Ghingo, the metric was Retail Segment Net Sales and for Mr. Neufeldt the metric was International Segment Net Sales; and
•Payouts under the cash-based component of our long-term incentive plan (“LTIP”) with a three-year performance period that ended in June 2025 were not earned. Our common stock’s three-year relative TSR was below the threshold for a payout.

The Compensation Committee believes that these compensation outcomes appropriately reflect a pay for performance philosophy, and an approach in which management’s interests remained aligned with those of our stockholders.
Recent Developments
In the fourth quarter of Fiscal 2025, the Company commenced a corporate restructuring plan, the focus of which is to help reduce administrative expenses, improve efficiencies, and align the workforce to the Company’s future needs, while enabling continued investment in the Company’s growth. The program includes a voluntary early retirement program for certain groups of employees, the closing of certain open roles, involuntary role reductions, and making select changes to benefit programs. The changes to benefit programs include:
•amending the Pension Plan available to substantially all salaried employees, including the NEOs, to eliminate the top two pay credit percentages for pay periods with a pay date after December 31, 2025 (see “Pension Plans” on page 36 for additional information);
•discontinuing all Company contributions to the Hormel Foods Corporation Joint Earnings Profit Sharing Trust (“JEPST”) for all plan years beginning on or after December 31, 2025, with the current expectation that the Company will establish a new, broad-based profit-sharing program for domestic employees, including the NEOs, in Fiscal 2026; and
•terminating the Hormel Foods Corporation 2018 Operators’ Share Incentive Compensation Subplan, pursuant to the 2018 Plan (“Operators’ Share Plan”), effective as of the first day of Fiscal 2026 (with payments related to Fiscal 2025 still made in accordance with the terms of the plan), and providing eligible participants with an applicable increase in base salary in lieu of Operators’ Share Plan participation.
These changes were implemented in furtherance of the Company’s desire to reduce administrative expenses, improve efficiencies, and streamline its compensation and benefit programs.

Our Fiscal 2025 Executive Compensation Program
Compensation Objectives
The Company’s executive compensation program was designed to help achieve two primary goals:
•Attract and retain highly qualified executives; and
•Incentivize our executives to deliver financial results that create long-term stockholder value.
We believe these two goals are best achieved by providing a competitive total compensation program that offers competitive fixed pay (i.e., base salary and benefits) along with opportunities for variable, performance-based pay.
Total compensation for our NEOs is leveraged toward performance-based compensation rather than base salary. Performance-based compensation is comprised of both short-term and long-term incentives. We believe that providing an appropriate balance of short-term and long-term incentives encourages executives to properly balance the need for consistent annual performance and long-term performance.
Principal Components of Pay
To accomplish the objectives of our executive compensation program for Fiscal 2025, the principal elements of our program for our NEOs consisted of the following:

Pay Component	Performance Factors	Performance Time Horizon	Performance Leverage	% of Target Total Direct Compensation for NEOs
Base Salary	Individual performance	Annual	Low	10 – 25%
Operators’ Share Plan	EPS	Annual	Low/Moderate	5 – 15%
AIP	Company EBIT, Company Net Sales, Segment Net Sales	Annual	Moderate/High	15 – 25%
Cash-Based LTIP	Relative TSR, Organic Net Sales Growth, Return on Invested Capital	3-years	High	15 – 35%
Stock Options	Stock price growth	4-year vesting; 10-year term	High	13 – 20%
RSUs	Stock price	3-year vesting	Moderate	13 – 20%
We describe each of these elements in more detail in the pages that follow.
Base Salary
Base salary levels are the fixed portion of the executive compensation package. Base salary levels typically represent less than 25% of an NEO’s total direct compensation opportunity. In keeping with the Company’s focus on paying for performance, base salaries are generally below competitive median levels. For Fiscal 2025, the base salary amounts received by our NEOs was as follows:

Name	Fiscal 2025 Base Salary(1)
Jeffrey M. Ettinger	$323,077
James P. Snee	$1,050,000
Jacinth C. Smiley	$606,731
John F. Ghingo	$561,923
Colleen R. Batcheler	$561,346
Swen Neufeldt	$363,077
(1)Amounts reflect the base salaries received by our NEOs in Fiscal 2025. As of October 26, 2025, the annualized rate of base salary in effect for each of the NEOs was as follows: Mr. Ettinger: $1,200,000; Mr. Snee $1,050,000; Ms. Smiley: $625,000; Mr. Ghingo: $730,000; Ms. Batcheler: $565,000; and Mr. Neufeldt: $400,000.
Salary levels are based on competitive pay levels and the executive’s experience, responsibilities and performance.
Incentive Plans
Our executive compensation program emphasizes variable pay that aligns compensation with performance and stockholder value creation. For the NEOs, the mix of compensation elements is heavily weighted toward variable, performance-based compensation, and the Operators’ Share Plan, AIP, and LTIP each emphasize profitability and returns. Performance goals set forth in each of these plans are based on the annual operating plan approved by the Board. Incentives are granted under the 2018 Plan. The 2018 Plan is administered by the Compensation Committee and is utilized for short-term and long-term incentives and for cash and equity compensation programs. Details on each of these incentive plans follows.
Operators’ Share Plan
The Operators’ Share Plan is a short-term incentive program historically maintained by the Company. During Fiscal 2025, approximately 160 individuals participated in the Operators’ Share Plan, including each of the NEOs other than Mr. Ettinger. See “Recent Developments” on page 26 for information regarding the termination of the Operators’ Share Plan after the end of Fiscal 2025.
This annual cash incentive plan rewards employee participants for achieving Company financial performance, as measured by EPS.
Historically, upon becoming eligible for plan participation, an employee receives a grant of Operators’ Shares each year. Operators’ Shares are phantom units, not actual shares of our common stock, nor do they provide the right to receive the value of our stock. Operators’ Shares represent the right to receive performance-based cash compensation.
The Compensation Committee has historically granted Operators’ Shares to the NEOs. Operators’ Shares are awarded at a level that seeks to result in competitive total annual cash compensation relative to market pay levels, taking into consideration length of service, the individual’s role and span of responsibility, and individual performance. The Compensation Committee grants Operators’ Shares at a level such that the total value of an NEO’s base pay plus the projected value of the Operators’ Shares approximates the 50th percentile of the competitive market data for base pay. For Fiscal 2025, our NEOs held the following number of Operators’ Shares:

Name	Operators’ Shares (#)
Jeffrey M. Ettinger	—
James P. Snee	200,000
Jacinth C. Smiley	80,000
John F. Ghingo(1)	100,000
Colleen R. Batcheler	70,000
Swen Neufeldt	80,000
(1)In connection with his appointment as President of the Company on July 14, 2025, Mr. Ghingo received an incremental grant of 35,000 Operators’ Shares (resulting in an aggregate total of 100,000 Operators’ Shares for Mr. Ghingo for Fiscal 2025).
How the Plan Works
For Fiscal 2025, the target value of a participant’s Operators’ Shares was an amount equal to the Company’s targeted annual EPS for Fiscal 2025, $1.58, multiplied by the number of Operators’ Shares the participant held. For example, if a participant held 100 Operators’ Shares and the Company’s target EPS for the year was $1.00, the participant’s targeted award under the Operators’ Shares would be $100. For purposes of the plan, EPS refers to the Company’s diluted net earnings per share, as reported in our financial statements filed with the SEC.
Participants have historically received payments on their Operators’ Shares throughout the year. On each dividend payment date for our common stock, participants in the Operators’ Share Plan received dividend equivalents on each Operators’ Share granted. These dividend equivalents were cash payments in an amount equal to the per share dividend declared on a share of Company common stock multiplied by the number of Operators’ Shares granted.
Following the end of the fiscal year, each participant in the plan was historically eligible for an additional payment equal to the positive difference, if any, between (1) the value received by multiplying the Company’s full year EPS by the number of Operators’ Shares granted to the participants and (2) the total value of “dividend equivalents” actually received during the fiscal year. Participants do not repay amounts to the Company if the calculation results in a negative value.
Based on EPS for Fiscal 2025 of $0.87 per share and the amount received in dividend equivalent payments, the Operators’ Shares were earned at 73% of target. Accordingly, each NEO other than Mr. Ettinger received Operators’ Shares payments in the following aggregate amounts for Fiscal 2025:

Name	Fiscal 2025 Operators’ Share Payments
Jeffrey M. Ettinger	—
James P. Snee	$232,000
Jacinth C. Smiley	$92,800
John F. Ghingo	$95,700
Colleen R. Batcheler	$81,200
Swen Neufeldt	$92,800

Annual Incentive Plan
For Fiscal 2025, the AIP provided participants the opportunity to earn a cash payment based on the Company’s annual performance against a set of pre-defined performance metrics. For Fiscal 2025, target awards for our NEOs under the AIP were as follows:

Name	Value of Fiscal 2025 AIP Award at Target
Jeffrey M. Ettinger(1)	$576,923
James P. Snee	$1,850,000
Jacinth C. Smiley	$650,000
John F. Ghingo(2)	$618,990
Colleen R. Batcheler	$540,000
Swen Neufeldt(3)	$272,500
(1)Amount reflects a prorated portion of an annualized target incentive of $2,000,000 based on Mr. Ettinger's appointment as Interim Chief Executive Officer, effective July 14, 2025.
(2)Amount reflects a prorated portion of an annualized target incentive of $912,500 based on Mr. Ghingo’s appointment as President, effective July 14, 2025, in excess of the value of Mr. Ghingo’s target award under the AIP related to his service during Fiscal 2025 as the Company's Executive Vice President - Retail equal to $500,000.
(3)Amount reflects a prorated portion of an annualized target incentive of $280,000 based on an increase of $15,000 to Mr. Neufeldt’s target award under the AIP, effective April 28, 2025.
Target award amounts under the AIP for the NEOs are based on the participant’s role and span of responsibility and the competitive market data.
How the Plan Works
For Fiscal 2025, the Compensation Committee selected EBIT and net sales as the AIP metrics. Performance levels at threshold, target, and maximum, and their corresponding payout levels, were established at the beginning of the fiscal year.
The Fiscal 2025 AIP design, goals and plan performance were as follows:

Fiscal 2025 AIP Metrics

	Total Company EBIT	Total Company Net Sales	Retail Segment Net Sales	International Segment Net Sales

Metric Weighting	60% or 80% (Dependent on Role)	20% or 40% (Dependent on Role)

Target Level of Performance(1)	$1.167 billion	$12.135 billion	Not Disclosed	Not Disclosed

Achieved Level of Performance	$963.441 million	$12.106 billion	$7.455 billion	$709.146 million

Attainment as a % of Target(2)	83%	100%	Not Disclosed	Not Disclosed

(1)We believe that the target-level goals in the Fiscal 2025 AIP can be characterized as requiring strong performance. Based on our historical performance, the Compensation Committee believed that attainment of this performance level, although uncertain, was reasonably possible. Threshold goals were more likely to be achieved, and the goals associated with a maximum payout would have required exceptional levels of performance. We have omitted Retail Segment Net Sales goals and International Segment Net Sales goals as confidential and proprietary information.
(2)For Total Company EBIT and Total Company Net Sales: threshold performance of 80% of the Target Level of Performance would fund the AIP at 50% of target for each of these metrics; target performance of 100% of the Target Level of Performance would fund the AIP at 100% of target for each of these metrics; and maximum performance of 110% of the Targeted Level of Performance would fund the AIP at 200% of the targeted amount for each of these metrics. For Retail Segment Net Sales and International Segment Net Sales: threshold performance of 80% of the Target Level of Performance would fund the AIP at 50% of target for each of these metrics; target performance of 100% of the Target Level of Performance would fund the AIP at 100% of target for each of these metrics; and maximum performance of 120% of the Targeted Level of Performance would fund the AIP at 200% of the targeted amount for each of these metrics. In each case, awards are interpolated between discrete percentages.
For Fiscal 2025, the calculation of the AIP metrics was as follows:
•Total Company EBIT was calculated by deducting cost of products sold and our operating expenses from total Company Net Sales, as reported in our financial statements filed with the SEC, subject to the adjustments described below.
•Total Company Net Sales, Retail Segment Net Sales, and International Segment Net Sales were equal to our net sales as reported in our financial statements filed with the SEC for the total company, Retail Segment, or International Segment, as applicable.
The Compensation Committee retained discretion to adjust the amount of any award payout. The Committee also retained authority to modify a performance period and/or adjust or waive the achievement of performance goals for unusual or infrequently occurring events. Historically, adjustments to the Company's results have included items that did not reflect our ongoing core operations or were needed to ensure consistent time frame comparisons over the performance period.
Adjustments to Total Company EBIT were made in Fiscal 2025 to exclude the impact of non-cash impairment charges recorded in the International and Retail segments equal to $234.5 million, certain non-recurring expenses related to the T&M initiative equal to $9.4 million, a one-time loss from the sale of a non-core sow operation equal to $11.3 million, a one-time loss from the settlement of a legal matter equal to $240,000, and a one-time gain from the settlement of a legal matter equal to $11.0 million. See “Use of Adjustments in Incentive Compensation Plans” on page 42.
The actual Fiscal 2025 AIP payouts to our NEO were as follows:

Name	Fiscal 2025 Target Incentive	Fiscal 2025 AIP Payout	AIP Payout as % of Target
Jeffrey M. Ettinger(1)	$576,923	$380,769	66%
James P. Snee	$1,850,000	$1,221,000	66%
Jacinth C. Smiley	$650,000	$429,000	66%
John F. Ghingo(2)	$618,990	$438,774	71%
Colleen R. Batcheler	$540,000	$356,400	66%
Swen Neufeldt(3)	$272,500	$183,938	68%
(1)Amount reflects a prorated portion of an annualized target incentive of $2,000,000 based on Mr. Ettinger’s appointment as Interim Chief Executive Officer, effective July 14, 2025.

(2)Amount reflects a prorated portion of an annualized target incentive of $912,500 based on Mr. Ghingo’s appointment as President, effective July 14, 2025, in excess of the value of Mr. Ghingo’s target award under the AIP related to his service during Fiscal 2025 as the Company's Executive Vice President - Retail equal to $500,000.
(3)Amount reflects a prorated portion of an annualized target incentive of $280,000 based on an increase of $15,000 to Mr. Neufeldt’s target award under the AIP, effective April 28, 2025.
Long Term Incentives
Our NEOs are also eligible for a set of incentive opportunities that are designed to compensate them for performance over a longer period. During Fiscal 2025, these opportunities were provided in the form of cash-based LTIP performance awards, stock options and restricted stock units (“RSUs”) each granted under the 2018 Plan.
Cash-Based Long Term Incentive Plan
Our cash-based LTIP is designed to provide a small group of key employees selected by the Compensation Committee with an incentive to help maximize stockholder value. LTIP performance awards granted for Fiscal 2025 provide an incentive opportunity based on several company financial metrics, including organic net sales growth, return on invested capital (“ROIC”) and the Company’s long-term TSR performance compared to a peer group.
How the LTIP Performance Awards Work
Under the LTIP, the Compensation Committee grants each participant, including each of the NEOs, a target dollar award opportunity covering a three-year performance period. Participants can have up to three overlapping LTIP performance awards outstanding at any time.
Prior to Fiscal 2024, the sole performance metric in the LTIP was relative TSR. The LTIP award for the performance period that ended in June 2025 was based solely on relative TSR. The three-year performance cycles that began in Fiscal 2024 and Fiscal 2025 include three metrics:
•Relative TSR, weighted 50%;
•ROIC, weighted 25%; and
•Organic Net Sales Growth, weighted 25%.
Relative TSR: Our calculation of relative TSR under the LTIP measures the change in our stock price during the performance period and assumes a reinvestment of any dividends paid. For awards granted in Fiscal 2025, if our actual relative TSR for the three-year period is at the 50th percentile of the peer group, then this component of the program is funded at target levels. If our actual relative TSR ranks highest among the peers, then the award payout for this component of the program equals three times the target opportunity. This component of the program is not funded unless our actual relative TSR is above the 25th percentile of the peers for the performance period. Awards will be interpolated for Company performance between these discrete points.
ROIC: For purposes of the Fiscal 2025-2027 LTIP, which covers the performance period from October 27, 2025 through October 29, 2028, we calculate ROIC for the last year in the performance period, recognizing that business decisions made in the first two years of the performance period impact such ROIC, by dividing our Net Earnings by our Invested Capital:
•Net Earnings means our annual earnings after taxes for the final year in the performance period, as set forth in our financial statements as filed with the SEC; and
•Invested Capital means the five-quarter average of our Total Debt and Shareholders’ Investment, as set forth in our financial statements as filed with the SEC. The five quarters will be the 4th quarter of the second year of the performance period and the 1st, 2nd, 3rd and 4th quarters of the final year of the performance period.
If our ROIC is 10%, then this component of the program is funded at target award levels. The Compensation Committee may adjust ROIC to exclude the impact of accretion expense, goodwill impairment, charges for reorganizing or restructuring, charges from asset write-downs, acquisitions or divestitures, foreign exchange gains or losses, changes in accounting principles or tax laws, rules or regulations, and extraordinary, unusual, transition, one-time, and/or non-recurring items as determined by the Compensation Committee from time-to-time.
Organic Net Sales Growth: We calculate Organic Net Sales Growth for purposes of the 2025-2027 LTIP by determining the percentage year-over-year growth in net sales, excluding the impact, if any, of acquisitions and divestitures, for each fiscal year during the applicable performance period. If our Organic Net Sales Growth for the three-year period beginning in Fiscal 2025 is 2.5%, then this component of the program is funded at target award levels. The Compensation Committee may adjust Organic Net Sales Growth for extraordinary, unusual, transition, one-time, and/or non-recurring items as determined by the Compensation Committee from time-to-time.
We believe that the target-level goals in the 2025-2027 LTIP can be characterized as requiring strong performance. Based on our historical performance, the Compensation Committee believes that attainment of the target performance level for each metric, although uncertain, is reasonably possible. Threshold goals are more likely to be achieved, and the goals associated with a maximum payout will require exceptional levels of performance.
Notwithstanding the Compensation Committee’s decision to move away from a single-metric approach in the LTIP, thereby increasing the ability of our NEOs to receive a payout on these awards without regard to conditions over which they do not have direct control, the Compensation Committee felt that the program should continue to be weighted most heavily towards a relative performance metric. The Compensation Committee believes it has designed the LTIP awards in a manner that serves as a balance against the absolute performance nature of the stock options and RSUs provided to the NEOs. In other words, if our TSR over a three-year period underperforms the TSR of a peer group in a broader stock market that is very strong, the stock options and shares received upon vesting of the RSUs may be valuable, but the LTIP awards will be worth less. Conversely, if our TSR over a three-year period outperforms that of our peers in a very weak stock market, the options and shares received upon vesting of the RSUs may be worth less, but the LTIP awards would generate value.
For the 2025-2027 LTIP, the Compensation Committee selected the following peer group of publicly traded food industry companies for use in calculating relative TSR.

The Campbell's Company	The Hain Celestial Group, Inc.	PepsiCo Inc.

The Clorox Company	The Hershey Company	Pilgrim’s Pride Corporation

The Coca-Cola Company	The J.M. Smucker Company	Post Holdings, Inc.

Conagra Brands, Inc.	Kellanova	Seaboard Corporation

Flowers Foods, Inc.	The Kraft Heinz Company	TreeHouse Foods, Inc.

Fresh Del Monte Produce Inc.	McCormick & Company, Inc.	Tyson Foods, Inc.

General Mills, Inc.	Mondelez International, Inc.
This peer group is the same as the LTIP peer group approved for the Fiscal 2024 through Fiscal 2026 cycle of the program.
LTIP award payouts are capped at three times the target award; such an outcome would require exceptional performance. The Compensation Committee retains discretion to reduce the amount of any award payout.

Target awards for our NEOs under each cycle of the LTIP outstanding during Fiscal 2025 was as follows:

Name	Target Award: June 2022 through June 2025(1)	Target Award: Fiscal 2024 through Fiscal 2026(2)	Target Award: Fiscal 2025 through Fiscal 2027
Jeffrey M. Ettinger	—	—	—
James P. Snee	$3,500,000	$4,471,100	$4,000,000
Jacinth C. Smiley	$450,000	$617,300	$565,000
John F. Ghingo(3)	$125,000	$831,410	$1,340,764
Colleen R. Batcheler(4)	$153,654	$373,590	$485,000
Swen Neufeldt	$140,000	$185,190	$175,000
(1)For this LTIP performance period, awards were based solely on relative TSR, which was below threshold and resulted in no payout.
(2)Includes the value of transition grants made as a result of the change in performance cycle timing in the following amounts: Mr. Snee: $471,100; Ms. Smiley: $67,300; and Mr. Neufeldt: $20,190.
(3)Amounts reflect prorated participation in each cycle based on Mr. Ghingo’s length of service during the relevant performance period and an updated annual target incentive amount for Mr. Ghingo equal to $1,600,000 based on his appointment as President, effective July 14, 2025.
(4)Amounts reflect prorated participation in each cycle based on Ms. Batcheler’s length of service during the relevant performance period, based on a target award of $470,000 for the June 2022 through June 2025 performance period and the Fiscal 2024 through Fiscal 2026 performance period.
In setting the cash incentive target for each participant, the Compensation Committee considers the responsibilities of the employee, his or her contributions to the Company’s success, and competitive market data. Upon review of these factors, Ms. Smiley, Ms. Batcheler, and Mr. Neufeldt received increases for their target LTIP awards for the three-year cycle beginning in Fiscal 2025. If, during any three-year performance period, a subsequent target award is increased or decreased due to a promotion or job change, as was the case for Mr. Ghingo during Fiscal 2025, that change will be applied to any existing target awards as of the subsequent award’s grant date.
Equity-Based Incentives
The 2018 Plan also allows the Compensation Committee to grant several types of equity awards to employees, including stock options, RSUs and other stock-based awards. To further align the interests of our NEOs with those our stockholders, our executive compensation program for Fiscal 2025 included the granting of stock options and RSUs.
The Compensation Committee determined the total equity award value to be granted to each of our NEOs in a manner meant to generally reflect the Compensation Committee’s assessment of the influence an employee’s position has on stockholder value. The Compensation Committee took into consideration the individual’s contributions to the Company during the last fiscal year, potential for contributions in the future, and market data. Based on its review of these factors, Ms. Smiley, Ms. Batcheler, and Mr. Neufeldt received increases in the total value of their targeted equity for Fiscal 2025.

For Fiscal 2025, the total equity award value was delivered to our NEOs 50% in the form of stock options and 50% in the form of RSUs (except for Mr. Ettinger) as follows:

Name	Total Target Equity Award Value for Fiscal 2025 ($)	Stock Options Granted for Fiscal 2025 (#)(1)	RSUs Granted for Fiscal 2025 (#)(2)
Jeffrey M. Ettinger(3)	$5,625,022	750,000	63,605
James P. Snee	$3,999,783	349,000	67,568
Jacinth C. Smiley(4)	$1,430,119	104,700	21,312
John F. Ghingo(5)	$1,030,922	81,200	16,001
Colleen R. Batcheler	$969,962	71,000	14,457
Swen Neufeldt(6)	$800,159	47,600	14,504
(1)The number of stock options granted was calculated by dividing the intended grant value to be delivered by the Black-Scholes value, rounded to the nearest 100 shares.
(2)The number of RSUs granted was calculated by dividing the intended value to be delivered by the closing market price of our common stock on the NYSE on the date of grant, rounded up to the nearest whole unit.
(3)In connection with his appointment as Interim Chief Executive Officer, effective July 14, 2025, Mr. Ettinger became entitled to an equity grant with a grant date fair value of $7,200,000, approximately 75% of which was designed to consist of a stock option award and 25% of which was designed to consist of RSUs, in each case vesting in substantially equal installments on October 25, 2026 and April 25, 2027. Mr. Ettinger is not expected to receive any additional equity grants during his tenure as Interim Chief Executive Officer. To implement his grant, on August 5, 2025, Mr. Ettinger received a grant of 63,605 RSUs and a stock option grant representing the right to purchase 750,000 shares of common stock (the “August Stock Option Grant”). The number of shares of common stock subject to the August Stock Option Grant was automatically capped at 750,000 shares by operation of an annual individual participation limit in the 2018 Plan. The difference in value between the August Stock Option Grant and the stock option portion of Mr. Ettinger's full grant in connection with his appointment as Interim Chief Executive Officer is expected to be granted to Mr. Ettinger in early calendar year 2026.
(4)Amounts reflect an annual target equity award value of $1,130,000, plus a supplemental equity grant equal to $300,000, in each case granted on December 10, 2024.
(5)Amounts reflect a prorated portion of Mr. Ghingo’s annualized target equity award value. Until his appointment as President, effective July 14, 2025, Mr. Ghingo’s target equity award value was $800,000, and he received a grant on December 10, 2024 to reflect such amount. On August 5, 2025, Mr. Ghingo received an incremental grant, to reflect his new annual target equity award value of $1,600,000.
(6)Amounts reflect an annual target equity award value of $350,000 granted on December 10, 2024, plus two supplemental RSU grants during Fiscal 2025: an RSU grant with a value equal to $300,000 granted on December 10, 2024, and an RSU grant with a value equal to $150,000 granted on June 10, 2025.
How the Stock Options and RSUs Work
Stock options are intended to provide long-term performance-based compensation tied specifically to increases in the price of our stock, aligning the financial interests of our NEOs with those of our stockholders. Except for the stock option grant made to Mr. Ettinger, stock options granted in Fiscal 2025 vest equally over a four-year period and have a term of ten years. This extended vesting period and term encourage NEOs to balance how business decisions made in the near-term affect the Company’s long-term stock price performance. The stock options granted to Mr. Ettinger in Fiscal 2025 vest in substantially equal installments on October 25, 2026 and April 25, 2027 and have a term of 10 years. Stock options are always granted with an exercise price equal to the closing market price of our common stock on the NYSE on the date of grant.

RSUs generally have a three-year cliff vesting schedule, which serves as a retention incentive. The RSUs granted to Mr. Ettinger in Fiscal 2025 vest in substantially equal installments on October 25, 2026 and April 25, 2027. Upon vesting, each RSU is settled in the form of a share of freely tradeable common stock. RSUs are credited with dividend equivalents in the form of additional RSUs each time a cash dividend is paid on our common stock. The declared dividends multiplied by the number of RSUs held are deemed reinvested in additional RSUs based on the market value of our common stock on the dividend payment date. Such additional RSUs are subject to the same terms as the underlying RSUs, including the timing of vesting and settlement.
Stock options and RSUs are granted annually in December following our release of year-end financial results, for all eligible employees, including the NEOs, except the CEO. This practice helps ensure that grant dates cannot be manipulated for a more favorable exercise price or market price. Other than the grants made to Mr. Ettinger in connection with this appointment as Interim Chief Executive Officer, the Compensation Committee has determined to make the CEO’s stock option and RSU grants effective the same date as the non-employee directors’ restricted share grants, which is February 1 or the first business day thereafter. This date was chosen because it falls shortly after conclusion of the annual CEO evaluation process. See “Equity Grant Timing” on page 43 for additional information.
Other Fiscal 2025 Compensation Programs
We offer a package of core employee benefits to our employees, including our NEOs. With respect to health and welfare benefits, we offer health, dental, and vision coverage and life and disability insurance. The Company and employee participants share in the cost of these programs.
With respect to retirement benefits, we maintain several plans in which the NEOs were eligible to participate during Fiscal 2025. The Compensation Committee believes that the Company provides a competitive retirement package for the NEOs that is consistent with the retirement benefits provided to company employees more broadly.
Pension Plans
The Company maintains noncontributory defined benefit pension plans covering substantially all salaried employees, including the NEOs. The defined pension benefits have been modified in recent years.
Prior to December 31, 2016, we maintained a Traditional Pension Plan for substantially all salaried employees. Effective December 31, 2016, the benefit under this plan was frozen. Messrs. Ettinger, Snee, and Neufeldt have a frozen benefit under this plan.
The base benefit under this plan is 0.95% of the average annual covered compensation multiplied by the years of benefit service, limited to 40 years, at retirement. The supplemental benefit is 0.65% of average annual compensation less covered compensation multiplied by the years of benefit service, limited to 35 years. Average annual compensation is the average of the highest five years of compensation of the last ten completed calendar years as of December 31, 2016. For this purpose, annual compensation consists of base salary, Operators’ Share Plan payments, and AIP payments. Covered compensation is derived from a published table based on year of birth that averages the maximum social security wage base during the participant’s working life.
Effective January 1, 2017, substantially all salaried employees, including the NEOs employed as of that date, became eligible to participate in a new Pension Plan, providing for a base benefit and a supplemental benefit. This new Pension Plan was then amended in Fiscal 2023 to change the benefit formula effective January 1, 2023. With this amendment, each plan participant’s benefit earned between January 1, 2017 and December 31, 2022 was converted into an actuarially equivalent opening cash balance amount. Since January 1, 2023, benefits under the new Pension Plan have been accruing under a new cash balance formula. The cash balance formula applicable to all NEOs under the new Pension Plan has provided annual pay credits of 4.5%, 6%, 8%, or 10% of eligible pay, depending on age and years of service. In October 2025, the Pension Plan was amended to change the pay credit percentages under the Pension Plan for pay periods with a pay date after December 31, 2025 to 4.5% or 6%. For purposes of the pay credits under the Pension Plan, eligible pay consists of base salary, Operators’ Share Plan payments, and AIP payments. Under the cash balance formula, a participant’s account balance is also credited with annual interest based upon the prevailing market yields on certain United States (“U.S.”) Treasury obligations, with a minimum credit amount of 2.65% each year. For the cash balance benefit earned, early retirement commencement discounts do not apply. The cash balance pension benefit is payable in a lump sum or an annuity, at the participant’s election.

Supplemental Executive Retirement Plan
The Hormel Supplemental Executive Retirement Plan (“SERP”) provides an annual pension benefit to a select group of management, including all NEOs, based on the same pension formula as the Pension Plan. The SERP bases the benefit on compensation that is not allowable in the Pension Plan. Such compensation includes amounts over the qualified plan compensation limit, currently $350,000, and deferrals to nonqualified deferred income plans. Rather than adding a different measure of value, the SERP merely restores the value an executive loses under the Pension Plan due to government limitations.
Qualified 401(k) Retirement Plan
We provide substantially all salaried employees, including each of the NEOs, with access to a qualified 401(k) retirement plan, the Tax Deferred Investment Plan A - 401(k), which we refer to as our 401(k) Plan. The 401(k) Plan enables participants to save for their retirement through contributions to the plan, and offers a Company match. Participant contributions can be matched up to 5% of eligible compensation, subject to Internal Revenue Code limits. For this purpose, eligible compensation consists of base salary, Operators’ Share Plan payments and AIP payments. The Company match formula is 100% of each participating employee’s first 3% of compensation deferred, plus 50% of the next 2% deferred. Participants are immediately 100% vested in the 401(k) Plan.
Nonqualified Deferred Compensation Plan
The Company also maintains the Executive Deferred Income Plan (“NQDCP”). In the same way that the SERP restores the full value of the Pension Plan, the NQDCP is not subject to the Internal Revenue Code limitations on contributions to the 401(k) Plan. The NQDCP permits eligible employees, including all NEOs, to annually defer certain compensation. This compensation includes base salary, Operators’ Shares payments, AIP payments, and LTIP payments. The Company makes contributions to the NQDCP on behalf of participants for 401(k) Plan match amounts that could not be contributed to the 401(k) Plan because of Internal Revenue Code limitations. The Company also may make discretionary contributions to the participant’s deferral accounts.
Deferrals of cash compensation are credited with deemed investment gains and losses. Similar to the 401(k) Plan, the participant may choose from a number of investments, none of which provide above-market interest rates. Payments under the NQDCP are made on the date(s) selected by each participant in accordance with the terms of the plan or on such other date(s) as specified in the plan. Payments relating to deferrals of cash compensation are paid in cash.
In connection with the NQDCP, the Company has created a grantor trust, commonly known as a “rabbi trust.” The Company is under no obligation to further fund this trust and would do so only at its discretion. The assets of the trust are intended to be used to pay benefits under the plan, but the assets of the trust are subject to the claims of general creditors of the Company.
Joint Earnings Profit Sharing Trust
The JEPST provides most salaried employees, including each of the NEOs, with access to a retirement plan funded completely by discretionary Company contributions. The amount of the contribution is determined annually by the Board based on total Company earnings. Amounts earned under the JEPST vest on a six-year graded vesting schedule; a full year of employment is required prior to a participant’s initial JEPST contribution. For plan years beginning on or after December 31, 2025, all Company contributions to JEPST will be discontinued. The Company expects to establish a new, broad-based profit-sharing program for domestic employees, including the NEOs, in Fiscal 2026.

Survivor Income Protection Plan
The Hormel Survivor Income Plan for Executives (“SIPE”) is provided to certain management employees, including each of the NEOs, in addition to the life insurance plan which is available to all employees. As with the qualified pension plans, there are limits on the levels of insurance that can be provided under the broad-based plan. We therefore offer the SIPE to provide a death benefit commensurate with the income levels of the participants.
The SIPE pays a benefit to the employee’s spouse or dependent child(ren) equal to 60% of average salary (based on a five-year average) for up to 20 years if the eligible employee died while actively employed. If the payment is made to a beneficiary instead of a spouse or dependent child(ren), the maximum duration is five years (for participants joining the SIPE in 2000 or after) or 20 years (for participants joining the SIPE prior to 2000).
For officers first elected prior to October 26, 2009, which includes NEOs Mr. Ettinger and Mr. Snee, an additional benefit is available. For these individuals, if the employee died after retirement, payment to the spouse or dependent child is 1% per year of service up to 40% of average salary for 15 years. If the payment is made to a beneficiary, not to a spouse or dependent child(ren), the maximum duration is five years (for participants joining the SIPE in 2000 or after) or ten years (for participants joining the SIPE prior to 2000).
Perquisites
We provide limited perquisites to our senior management, including our NEOs.
We maintain aircraft for business use. Previously, the Compensation Committee determined that for health, safety, scheduling of Company business and productivity reasons, it was in the interest of stockholders to permit Mr. Snee to use this aircraft to conduct certain personal travel. In connection with his appointment as President, the Board authorized Mr. Ghingo to use Company aircraft for commuting purposes, up to a pre-set level of aggregate incremental cost to the Company, while he completes his relocation to Austin, Minnesota. The taxable value of non-business use of Company aircraft is imputed as taxable income to the appropriate individual in accordance with Internal Revenue Code regulations, and the incremental cost of providing this benefit is included in the Fiscal 2025 Summary Compensation Table as All Other Compensation.
The Company maintains a condominium in Vail, Colorado. The condominium is made available to members of senior management as a vacation destination. The taxable value of the use of this property is imputed as taxable income to the employee, in accordance with Internal Revenue Code regulations, and the incremental cost of providing this benefit is included in the Fiscal 2025 Summary Compensation Table as All Other Compensation.
The Company provides a vehicle to certain members of senior management, including each of its NEOs. Due to business travel needs, the Company has chosen to provide a Company car in lieu of paying mileage for the use of a personal vehicle. The annual taxable value of the vehicle is imputed as taxable income to the employee, in accordance with Internal Revenue Code regulations, and the incremental costs of providing this benefit is included in the Fiscal 2025 Summary Compensation Table as All Other Compensation.
The Company provides a designated group of managers, including each of its NEOs, an annual medical physical. Assuring these key managers are in good health minimizes the chance business operations will be interrupted due to an unexpected health condition. The annual taxable value of the physical is imputed as taxable income to the employee, in accordance with Internal Revenue Code regulations, and the incremental costs of providing this benefit is included in the Fiscal 2025 Summary Compensation Table as All Other Compensation.
Interim CEO Commencement of Employment
In connection with Mr. Ettinger’s appointment as Interim CEO, the Company has entered into an Employment Agreement, dated June 20, 2025, with Mr. Ettinger (the “Ettinger Employment Agreement”). By its terms, the

Ettinger Employment Agreement will expire, and Mr. Ettinger’s service as Interim CEO will automatically terminate, on October 25, 2026.
Under the Ettinger Employment Agreement, Mr. Ettinger is entitled to the following compensation and benefits during the term of the Ettinger Employment Agreement: (1) an annual base salary at a rate of $1,200,000 per year; (2) participation in the Company’s AIP, with a target award opportunity equal to $2,000,000 for each fiscal year (prorated for partial fiscal years occurring during the term of the Ettinger Employment Agreement); (3) a one-time equity grant under the Company’s long-term incentive compensation program with a grant date fair value of $7,200,000, approximately 75% of which was designed to consist of a stock option award and 25% of which was designed to consist of time-based restricted stock units, in each case vesting in substantially equal installments on October 25, 2026 and April 25, 2027 (which award was partially granted in 2025, with the remainder of the option grant to be made in 2026); (4) standard executive benefit and health and welfare plan participation; and (5) four weeks of paid vacation for the portion of 2025 during which Mr. Ettinger served as our Interim CEO, and six weeks of paid vacation for the period of January 1, 2026 through October 26, 2026. Mr. Ettinger will not be eligible for any additional equity grants during his tenure as Interim CEO.

Upon conclusion of Mr. Ettinger’s service as Interim CEO on October 25, 2026 (or, if earlier, upon his death or disability), Mr. Ettinger will be entitled to receive: (1) his annual base salary earned but not yet paid, any reimbursable expenses incurred but not yet reimbursed, and any vacation accrued, through such date; (2) any earned but not yet paid AIP for the year of his termination; and (3) payment of any benefits due under any other applicable Company plans or agreements. If Mr. Ettinger’s employment terminates for any reason other than due to the expiration of the Ettinger Employment Agreement (or his earlier death or disability), Mr. Ettinger will be entitled to receive only his annual base salary through his date of termination, and payment of any benefits due under any other applicable Company plans or agreements, including, in the event of a termination by the Company without “cause” (as defined in the Ettinger Employment Agreement) continued vesting of his equity awards.

President Commencement of Employment
In connection with Mr. Ghingo’s appointment as President, the Company has entered into an Employment Agreement, dated June 20, 2025, with Mr. Ghingo (the “Ghingo Employment Agreement”). By its terms, the Ghingo Employment Agreement will expire on December 31, 2026, unless it is extended or earlier terminated.

Under the Ghingo Employment Agreement, Mr. Ghingo is entitled to the following compensation and benefits during the term of the Ghingo Employment Agreement: (1) an annual base salary at the initial rate of $730,000 per year; (2) participation in the Company’s AIP, with a target award opportunity equal to 125% of Mr. Ghingo’s annual base salary rate for each fiscal year (prorated for service during fiscal year 2025); (3) participation in Operators’ Share Plan, with a grant of 100,000 operators’ shares as of July 14, 2025 (now discontinued); (4) participation in the Company’s long-term incentive compensation program, and, as of July 14, 2025, an annual long-term incentive target of $3,200,000, approximately 50% of which was delivered in the form of long-term performance-based cash incentive awards, 25% of which was delivered in the form of stock option awards, and 25% of which was delivered in the form of time-based restricted stock units (with prorated grants made for service during fiscal year 2025); (5) relocation benefits under the Company’s standard relocation program applicable to senior executives; (6) an additional relocation transportation benefit, not to exceed $150,000 in aggregate incremental cost to the Company, to assist Mr. Ghingo and his immediate family with commuting and relocation-related travel to and from Austin, Minnesota; (7) subject to certain conditions, a payment of up to $250,000, net, in respect of any loss Mr. Ghingo might incur on the future sale of residential property in Austin, Minnesota; (8) standard executive benefit and health and welfare plan participation; and (9) paid vacation in accordance with Company vacation policies applicable to other senior executives of the Company (provided that such vacation shall not be less than 32 days annually, plus 10 Company-paid holidays per calendar year).

Under the Ghingo Employment Agreement, in the event of an involuntary termination of Mr. Ghingo without “cause” or his resignation for “good reason” (each as defined in the Ghingo Employment Agreement) during the term of the Ghingo Employment Agreement, and subject to Mr. Ghingo’s execution and non-revocation of a general release of claims in favor of the Company, Mr. Ghingo would be entitled to receive: (1) certain accrued obligations (including his annual base salary, any reimbursable expenses incurred, and any vacation accrued, through such date, and payment of any earned but unpaid annual incentive for the prior fiscal year); (2) a $2,000,000 cash lump sum payment; (3) forgiveness of repayment obligations under cash sign-on or relocation programs; and (4) payment of any benefits due under any other applicable Company plans or agreements. The definition of “good reason” includes the failure of the Company to modify, by December 31, 2026, Mr. Ghingo’s reporting relationship such that he reports directly to the full Board. If Mr. Ghingo’s employment terminates due to his death or disability during the term of the Ghingo Employment Agreement, Mr. Ghingo will be entitled to receive the items described in clauses (1) and (3) of the preceding sentence. If Mr. Ghingo’s employment terminates for any reason other than an involuntary termination without cause or resignation for good reason, or due to his earlier death or disability, he will be entitled to receive only his annual base salary earned but not yet paid through his date of termination, and payment of any benefits due under any other applicable Company plans or agreements.

Departure Arrangements with Mr. Snee
See “Potential Payments Upon Termination or Change-in-Control” beginning on page 54 for information regarding arrangements with Mr. Snee in connection with his departure from the Company.

Designing the Fiscal 2025 Compensation Program
The Compensation Committee engaged in a thorough process to design the Fiscal 2025 compensation program for the NEOs. To help ensure that its design objectives were met, and that the program elements were reasonable, the Committee used a variety of inputs.
Annual Say on Pay Vote. Consistent with the stockholders’ expressed preference, the Board has determined that an advisory vote on executive compensation will be conducted every year. In the advisory vote taken at the 2025 Annual Meeting of Stockholders, more than 96% of the shares voting for, against, or abstained from voting on our NEOs’ executive compensation voted in favor of the program. The Compensation Committee took this favorable vote into account in determining executive compensation policies and decisions since that vote. The Compensation Committee viewed the vote as an expression of the stockholders’ general satisfaction with the Company’s program.

Independent Compensation Consultant. The Compensation Committee uses a compensation consultant, Pearl Meyer, to provide compensation advice independent of management. Pearl Meyer does not provide any consulting services directly to the Company. The Compensation Committee and its consultant work with senior management to implement and monitor the programs the Compensation Committee approves. The Compensation Committee reviews the types of services provided by the compensation consultant and all fees paid for those services on a regular basis and conducts a formal evaluation of the compensation consultant on an annual basis. The Compensation Committee assessed the independence of Pearl Meyer, as required under NYSE listing standards, during Fiscal 2025. The Committee also considered and assessed all relevant factors, including those required by the SEC, that could give rise to a potential conflict of interest with respect to Pearl Meyer during Fiscal 2025. Based on this review, the Compensation Committee did not identify any conflict of interest raised by the work performed by Pearl Meyer.

Market Data. The Compensation Committee reviews and approves recommendations for pay changes for a group of key executives who hold senior positions within the Company, including the NEOs each year. For Fiscal 2025, the first step in this process was for the Compensation Committee’s independent compensation consultant to provide a competitive compensation analysis for each of these positions to assist the Compensation Committee in its review. The consultant developed “market consensus” data using both a peer group of companies similar to the Company in size and industry (the “Compensation Peer Group”) and a combination of several compensation surveys. The use of peer group data provides the Compensation Committee with more specific information regarding market practices than is available from surveys alone. Survey data provides information based on specific position responsibilities and provides pay information for positions beyond those held by the NEOs. The consultant works with our Senior Vice President of Human Resources to help ensure a proper understanding of the roles and responsibilities of each position reviewed, to aid in alignment to the survey data.
The Compensation Peer Group used for Fiscal 2025 compensation decisions was comprised of the following companies:

The Campbell’s Company	The Hershey Company	Pilgrim’s Pride Corporation

Conagra Brands, Inc.	The J.M. Smucker Company	Post Holdings, Inc.

Flowers Foods, Inc.	Kellanova	Seaboard Corporation

Fresh Del Monte Produce Inc.	The Kraft Heinz Company	TreeHouse Foods, Inc.

General Mills, Inc.	McCormick & Company, Inc.	Tyson Foods, Inc.

The Hain Celestial Group, Inc.	Mondelez International, Inc.
The Compensation Peer Group used for Fiscal 2025 was approved in July 2024 and is the same as the Compensation Peer Group approved in July 2023 for Fiscal 2024 pay decisions.
Our revenues and market capitalization were above the median of the Compensation Peer Group, but lower than the 75th percentile, when selected by the Committee.

	Hormel Foods (12 months ended May 31, 2024)	Peer Group 25th Percentile	Peer Group Median	Peer Group 75th Percentile

Revenues	$12.046 billion	$7.082 billion	$10.421 billion	$21.770 billion

Market Capitalization (as of May 31, 2024)	$16.987 billion	$6.068 billion	$15.311 billion	$39.111 billion

Role of Management. Upon completing the competitive analysis, the consultant provided the Compensation Committee with a report of relative pay and performance findings. Based on the results of this analysis, the Committee discussed strategic goals for the executive compensation program and established broad parameters for its pay decisions, including overall pay mix. The consultant then worked with the then-serving CEO and the Senior Vice President of Human Resources to develop an initial set of recommendations for annual pay decisions for each executive position other than the then-serving CEO, based on each executive’s market positioning, relative internal positioning and the then-serving CEO’s assessment of each executive’s performance and contribution. The initial results were submitted to the Compensation Committee for review and discussion. Based on the Compensation Committee’s discussion, modifications were made to the initial recommendations and the Compensation Committee approved the final recommendations. For the then-serving CEO, the Compensation Committee considered his market positioning, relative internal positioning and the Board’s assessment of his performance and contribution. The then-serving CEO did not participate in the Compensation Committee’s process for establishing his compensation. For the Interim CEO and President, the Compensation Committee considered each of their market positioning, relative internal positioning (as applicable) and the Board’s assessment of their experience and performance and contributions (as applicable).

Additional Information on Executive Compensation Practices
Stock Ownership Guidelines
Our Company officers, including our continuing NEOs, are required to hold Company stock with a value equivalent to 1.5 to 5 times their five-year average annual base salary, based on their position. The required stock ownership value is divided by the five-year average Company stock price, based on fiscal year-end prices. Officers have approximately five years from their initial election, or promotion to a level requiring higher stock ownership, to comply with the guidelines. Our officers must hold all shares of Company stock acquired (net of shares withheld or sold to fund an option exercise or satisfy withholding taxes) until their stock ownership guidelines have been met. Each of our NEOs who were serving as executive officers as of November 28, 2025 were in their five-year phase-in periods based on their commencement of employment or their promotion to a level requiring higher stock ownership under the guidelines. Messrs. Ettinger and Ghingo and Ms. Batcheler are in their five-year phase-in periods as they commenced employment with the Company in July 2025, September 2024, and June 2024, respectively. Mr. Neufeldt is in his five-year phase-in period due to his promotion to his current position in June 2020, which required a higher level of stock ownership under the guidelines. The level of stock ownership under the guidelines applicable to each of our NEOs who were serving as executive officers as of November 28, 2025, subject to the applicable five-year phase-in periods, was as follows:

Name	Stock Ownership Guidelines (% of 5-Year Average Annual Salary)
Jeffrey M. Ettinger	500%
John F. Ghingo	500%
Colleen R. Batcheler	300%
Swen Neufeldt	300%

Compensation Recovery Policies
The Company maintains and operates a compensation recovery policy which complies with Rule 10D-1 of the Exchange Act and applicable NYSE listing standards. The compensation recovery policy provides that we will recover reasonably promptly, from certain current and former executive officers, including the NEOs, the amount of certain erroneously awarded incentive-based compensation in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. Our compensation recovery policy is filed with the SEC as an exhibit to our Annual Report on Form 10-K for the fiscal year ended October 26, 2025.
In addition, in Fiscal 2023, upon the Compensation Committee’s recommendation, the Board adopted a misconduct compensation recovery policy. The misconduct compensation recovery policy provides that any executive covered by the policy, which includes each of the NEOs, determined by the Compensation Committee to have engaged in misconduct shall be obligated to promptly return to the Company the amount of compensation subject to recovery as determined by the Compensation Committee. The Company’s right to recovery under the misconduct compensation recovery policy is in addition to any other rights of recovery available to the Company, including rights under the compensation recovery policy described above.
Use of Adjustments in Incentive Compensation Plans
The Compensation Committee’s goal is to pay incentives based on the same underlying business trends and results that our investors are using to measure company performance. To incentivize management to make decisions that have positive long-term impacts, even at the expense of shorter-term results, and to prevent unusual events from having an impact on incentive payouts, the Compensation Committee approved adjustments to the Company’s financial results that are generally consistent with the adjustments presented to investors in our discussions of comparable earnings results.

For purposes of calculating financial results in the Fiscal 2025 AIP, the Committee approved adjustments to Total Company EBIT to exclude the impact of non-cash impairment charges recorded in the International and Retail segments equal to $234.5 million, certain non-recurring expenses related to the T&M initiative equal to $9.4 million, a one-time loss from the sale of a non-core sow operation equal to $11.3 million, a one-time loss from the settlement of a legal matter equal to $240,000, and a one-time gain from the settlement of a legal matter equal to $11.0 million.
Equity Grant Timing
We do not backdate stock options or grant equity retroactively. We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates for the purpose of affecting the value of such grants. Most equity (stock options and full-value awards such as RSUs) is granted in the ordinary course on the second Tuesday in December, which is after our release of fourth quarter financial results. For our non-employee directors and CEO, annual equity is granted February 1 or the first business day thereafter. We typically release our first quarter financial results in late February or early March. If an equity grant is made other than in December or February (due to a hiring or promotion, for example), we generally require that the grant be made on the second Tuesday of the calendar month in or following approval of the award or, if to a new hire, in or following the grantee’s date of hire.
In Fiscal 2025, no stock options were granted to any NEO within four business days prior to or one business day following the filing of a Form 10-Q, 10-K, or 8-K that disclosed material nonpublic information.
Mitigating Risk in Our Executive Compensation Program
In making decisions regarding compensation program design and pay levels, the Compensation Committee and senior management understand that a poorly constructed program can have unintended consequences. As such, the Compensation Committee designs the program to mitigate the risk that employees will take unnecessary and excessive risk that threatens the long-term health of the Company. Specifically, the Compensation Committee notes the following design features that mitigate potential risk:
•Executive compensation is overseen by the Compensation Committee, which is comprised solely of independent directors, and informed by the input of the independent compensation consultant.
•Compensation levels for our NEOs and program design are evaluated in light of peer company practices on an annual basis to help ensure there is appropriate alignment to the market. The Compensation Peer Group is reviewed annually.
•Risk-mitigating design features have been embedded into the Company’s incentive plans, including the following:
◦The AIP contains multiple performance metrics, such that the performance focus is well balanced across revenue and profit metrics. The payout is capped at 200% of target.
◦The long-term incentive program includes multiple components: stock options and RSUs that vest over time, encouraging retention, and a cash-based plan focused on relative TSR, Organic Net Sales Growth and ROIC. Payouts under the cash-based plan are capped at 300% of target.
•Stock ownership guidelines are in place to help ensure alignment of interests between executives and stockholders.
•Compensation recovery policies are in place to recoup incentive compensation in the event of a qualifying financial restatement or executive misconduct.

We believe the Company’s compensation plans and practices are appropriately structured so that they are not reasonably likely to have a material adverse effect on the Company.

What We Do		What We Don’t Do

✓	Place a heavy emphasis on variable, performance-based compensation	×	No excessive perquisites

✓	Have robust stock ownership guidelines	×	No pledging or hedging of our stock

✓	Use a mix of relative and absolute financial performance metrics	×	No repricing or exchange of underwater options without shareholder approval

✓	Use an independent, external compensation consultant	×	No dividends are paid on unvested RSUs; dividend equivalents in the form of additional RSUs are only payable to the extent the RSUs ultimately vest

✓	Hold an annual say-on-pay vote

✓	Maintain compensation recovery policies in the event of a financial restatement or misconduct

COMPENSATION OF NAMED EXECUTIVE OFFICERS (NEOs)
The following tables and narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis, which presents the objectives of our executive compensation and benefit programs. The tables present compensation information for individuals who served as our Chief Executive Officer, Interim Chief Executive Officer, and Chief Financial Officer during Fiscal 2025 and for each of the three other most highly compensated individuals who were serving as executive officers at the end of Fiscal 2025. Messrs. Ettinger, Ghingo, and Neufeldt were not NEOs in Fiscal 2024 or Fiscal 2023 and Ms. Batcheler was not a NEO in Fiscal 2023; as such, information about such officers’ compensation for these years is not included.
FISCAL 2025 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Jeffrey M. Ettinger	2025	323,077	—	1,800,022	3,825,000	380,769	35,012	64,819	6,428,699
Interim Chief Executive Officer and
Board Member
James P. Snee	2025	1,050,000	—	2,000,013	1,999,770	1,453,000	551,126	341,315	7,395,224
Former President and	2024	1,050,000	—	2,000,006	2,000,187	1,842,450	1,018,317	201,850	8,112,809
Chief Executive Officer	2023	1,032,692	—	2,000,038	1,999,841	1,347,400	271,507	134,501	6,785,979
Jacinth C. Smiley	2025	606,731	—	715,018	715,101	521,800	87,319	84,181	2,730,149
Former Executive Vice President and	2024	554,904	—	500,006	499,730	640,725	83,267	71,022	2,349,654
Chief Financial Officer	2023	513,077	—	440,015	440,051	458,100	45,646	47,981	1,944,870
John F. Ghingo	2025	561,923	—	515,424	515,498	534,474	105,120	168,774	2,401,213
President and Board Member
Colleen R. Batcheler	2025	561,346	—	485,032	484,930	437,600	46,667	180,289	2,195,864
Senior Vice President, External	2024	202,789	150,000	385,025	234,986	204,542	20,418	41,294	1,239,054
Affairs, General Counsel and
Corporate Secretary
Swen Neufeldt	2025	363,077	—	475,051	325,108	276,738	94,754	48,353	1,583,080
Group Vice President, Hormel Foods
International
(1)Includes amounts voluntarily deferred under the 401(k) Plan and the NQDCP. See “Base Salary” on page 27 for the annualized rate of base salary for each of the NEOs.
(2)For Fiscal 2024, the amount consists of a one-time bonus paid to Ms. Batcheler in connection with her hiring on June 10, 2024.
(3)Consists of the aggregate grant date fair value of RSUs (and Mr. Ettinger’s director restricted shares) granted during the fiscal year, calculated in accordance with FASB ASC Topic 718. The grant date fair value is based on the NYSE closing price for the Company’s common stock on the grant date.
(4)Consists of the aggregate grant date fair value of stock options granted during the fiscal year, calculated in accordance with FASB ASC Topic 718. The grant date fair value is based on the Black-Scholes valuation model. Assumptions used to calculate these amounts are included in Note A, “Summary of Significant Accounting Policies – Stock-Based Compensation,” and Note M, “Stock-Based Compensation,” of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 26, 2025.
(5)Consists of Operators’ Share Plan and AIP incentive payments earned during the fiscal year, and payouts under the LTIP, as shown in the table below. For the LTIP performance period ending in June 2025, the Company’s relative TSR was below threshold, resulting in no payout. Includes amounts voluntarily deferred under the NQDCP.

Name	Year	Operators’ Share Plan Payment ($)	AIP Payment ($)	LTIP Payout ($)	Total Non-Equity Incentive Plan Compensation ($)
Jeffrey M. Ettinger	2025	—	380,769	—	380,769
James P. Snee	2025	232,000	1,221,000	—	1,453,000
	2024	294,000	1,548,450	—	1,842,450
	2023	290,000	1,057,400	—	1,347,400
Jacinth C. Smiley	2025	92,800	429,000	—	521,800
	2024	117,600	523,125	—	640,725
	2023	116,000	342,100	—	458,100
John F. Ghingo	2025	95,700	438,774	—	534,474
Colleen R. Batcheler	2025	81,200	356,400	—	437,600
	2024	33,923	170,619	—	204,542
Swen Neufeldt	2025	92,800	183,938	—	276,738
(6)Consists of the annual increase in the actuarial present value of accumulated benefits under the Pension Plan and the SERP. In accordance with SEC rules, the present value was determined using the same assumptions applicable for valuing pension benefits for purposes of our financial statements. See “Pension Benefits” on page 53. No NEO received above-market or preferential earnings on deferred compensation.
(7)All other compensation for Fiscal 2025 consists of the following:

Name	Year	Company Contributions to JEPST ($)	Non-Employee Director Fees ($)(a)	Company Matching Contributions under 401(k) Plan ($)	Company NQDCP Contribution ($)(b)	Aggregate Incremental Cost of Use of Company Car ($)(c)	Aggregate Incremental Cost of Use of Company Aircraft ($)(d)	Aggregate Incremental Cost of Use of Company Properties ($)(e)	Physical Exams ($)	Relocation Expenses ($)(f)	Life Insurance ($)(g)	Accrued but Unused Vacation ($)(h)	Total ($)
Jeffrey M. Ettinger	2025	—	55,000	9,231	—	121	—	—	451	—	16	—	64,819
James P. Snee	2025	16,962	—	14,000	102,547	11,975	21,432	5,722	14,627	—	69	153,981	341,315
Jacinth C. Smiley	2025	10,096	—	16,925	34,618	11,778	—	—	10,695	—	69	—	84,181
John F. Ghingo	2025	11,792	—	20,233	7,701	13,756	106,400	—	—	8,823	69	—	168,774
Colleen R. Batcheler	2025	9,127	—	19,011	12,336	15,049	—	—	—	124,697	69	—	180,289
Swen Neufeldt	2025	6,462	—	14,673	11,284	8,745	—	—	7,121	—	69	—	48,353
(a)Mr. Ettinger served as a non-employee director from March 21, 2025 until he was appointed Interim Chief Executive Officer, effective July 14, 2025, and the amounts reported here represent Mr. Ettinger's compensation as a non-employee director during such time.
(b)Reflects Company contributions to the NQDCP for 401(k) Plan match amounts that could not be contributed to the 401(k) Plan because of Internal Revenue Code limitations.
(c)Reflects the aggregate incremental cost to the Company of a vehicle provided for business and personal use.
(d)For personal use of Company aircraft (including travel to outside public company board meetings for Mr. Snee), we generally measure incremental cost by the additional variable costs attributable to personal use, and we disregard fixed costs that do not change based on usage. Incremental cost for personal use of Company aircraft was determined by including fuel cost, landing fees, on-board catering, any variable maintenance costs attributable to personal flights, any commuting expenses to and from the airport, and related unoccupied positioning, or “deadhead,” flights. Infrequently, an executive’s spouse or other family member or guest may fly on Company aircraft. The taxable value of non-business use of Company aircraft is imputed as taxable income to the appropriate individual in accordance with Internal Revenue Code regulations. Pursuant to the Ghingo Employment Agreement, Mr. Ghingo is entitled to a relocation transportation benefit, whereby the Company shall make non-chartered private aircraft transportation available (or, in the event non-chartered private aircraft transportation is unavailable, to provide business or first-class airfare) not to exceed $150,000 in aggregate incremental cost to the Company, to assist Mr. Ghingo and his immediate family with commuting and relocation-related travel to and from Austin, Minnesota.
(e)Reflects the aggregate incremental cost to the Company of personal use of a Company-owned condominium in Vail, Colorado.

(f)For Ms. Batcheler, reflects $86,184 of relocation costs, transaction costs, and carrying costs in connection with the sale of her former home and her purchase of a home in, and relocation to, Austin, Minnesota, and a tax gross-up of $38,513 associated with such relocation expenses, in each case pursuant to the Company’s homeowner relocation policy. For Mr. Ghingo, reflects certain relocation-related costs in connection with his anticipated relocation to Austin, Minnesota.
(g)Reflects the value of premiums paid by the Company for life insurance provided for the benefit of the NEOs. This life insurance is provided to substantially all salaried employees.
(h)After the end of Mr. Snee’s employment on October 26, 2025, he received a lump-sum cash payment for all accrued but unused vacation days ($153,981). See “Potential Payments Upon Termination or Change-in-Control” beginning on page 54 for information regarding arrangements with Mr. Snee in connection with his departure from the Company.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2025
The following table presents information about grants of plan-based awards (equity and non-equity) made during Fiscal 2025 to the NEOs. All equity-based grants and AIP awards were made under the stockholder approved 2018 Plan.

		Operators' Shares(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum
Name	Grant Date	(#)	($)	($)	($)	(#)	(#)	($/Sh.)	($)
Jeffrey M. Ettinger	(2)		288,462	576,923	1,153,846
	3/21/2025(3)					5,337			160,003
	8/5/2025(3)					63,605			1,800,022
	8/5/2025(4)						750,000	28.30	3,825,000
James P. Snee		200,000		316,000
	(2)		925,000	1,850,000	3,700,000
	2/3/2025(3)					67,568			2,000,013
	2/3/2025(4)						349,000	29.60	1,999,770
	(5)		662,421	1,324,841	3,974,523
Jacinth C. Smiley		80,000		126,400
			325,000	650,000	1,300,000
	12/10/2024(3)					16,841			565,016
	12/10/2024(3)					4,471			150,002
	12/10/2024(4)						82,700	33.55	564,841
	12/10/2024(4)						22,000	33.55	150,260
	(5)		282,500	565,000	1,695,000
John F. Ghingo		100,000		158,000
	(2)		309,495	618,990	1,237,980
	12/10/2024(3)					11,923			400,017
	8/5/2025(3)					4,078			115,407
	12/10/2024(4)						58,600	33.55	400,238
	8/5/2025(4)						22,600	28.30	115,260
	(5)		670,382	1,340,764	4,022,292
Colleen R. Batcheler		70,000		110,600
	(2)		270,000	540,000	1,080,000
	12/10/2024(3)					14,457			485,032
	12/10/2024(4)						71,000	33.55	484,930
	(5)		242,500	485,000	1,455,000
Swen Neufeldt		80,000		126,400
	(2)		136,250	272,500	545,000
	12/10/2024(3)					5,217			175,030
	12/10/2024(3)					4,471			150,002
	6/10/2025(3)					4,816			150,018
	12/10/2024(4)						25,600	33.55	174,848
	12/10/2024(4)						22,000	33.55	150,260
	(5)		87,500	175,000	525,000
(1)The “Operators’ Shares” column discloses the number of Operators’ Shares granted to each NEO for Fiscal 2025. The “Target” column shows the target Operators’ Share payment for Fiscal 2025 based on the Fiscal 2025 target EPS of $1.58. Operators’ Share awards are not subject to minimum thresholds or maximum payouts. In connection with his appointment as President of the Company on July 14, 2025, Mr. Ghingo received an incremental grant of 35,000 Operators’ Shares (resulting in an aggregate total of 100,000 Operators’ Shares for Mr. Ghingo); the target amount for Mr. Ghingo reflects a prorated portion of the total of 100,000 Operators' Shares based on the timing of the incremental grant. The actual Operators’ Share payment earned in Fiscal 2025 for each NEO is included under “Non-Equity Incentive Plan Compensation” in the Fiscal 2025 Summary Compensation Table.

(2)Consists of AIP awards granted for Fiscal 2025. These awards include target amounts and are subject to threshold and maximum payouts under the AIP. For Mr. Ettinger, the amount reflects a prorated portion of an annualized target incentive of $2,000,000 based on Mr. Ettinger's appointment as Interim Chief Executive Officer, effective July 14, 2025. For Mr. Ghingo, the amount reflects a prorated portion of an annualized target incentive of $912,500 based on Mr. Ghingo’s appointment as President, effective July 14, 2025, in excess of the value of Mr. Ghingo's target award under the AIP related to his service during Fiscal 2025 as the Company's Executive Vice President - Retail equal to $500,000. The actual AIP payment earned in Fiscal 2025 for each NEO was paid subsequent to fiscal year-end and is included under “Non-Equity Incentive Plan Compensation” in the Fiscal 2025 Summary Compensation Table.
(3)Consists of RSUs granted in Fiscal 2025. Except for the RSUs granted to Mr. Ettinger, these RSUs vest in full on the third anniversary of the grant date. The 63,605 RSUs granted to Mr. Ettinger in Fiscal 2025 vest in substantially equal installments on October 25, 2026 and April 25, 2027. The grant date fair value is included under “Stock Awards” in the Fiscal 2025 Summary Compensation Table. See “Potential Payments Upon Termination or Change-in-Control” on page 54 for a discussion of how RSUs are treated under various termination scenarios. In addition, upon joining the Board on March 21, 2025 as a non-employee director, Mr. Ettinger received a grant of 5,337 restricted shares for 2025; the restricted period on these shares will lapse at the 2027 Annual Meeting of Stockholders, if Mr. Ettinger is still serving as of that date.
(4)Consists of stock options granted in Fiscal 2025. Except for the stock options granted to Mr. Ettinger, these stock options vest at 25% per year starting on the first anniversary of the grant date. The stock options granted to Mr. Ettinger in Fiscal 2025 vest in substantially equal installments on October 25, 2026 and April 25, 2027. The grant date fair value is included under “Option Awards” in the Fiscal 2025 Summary Compensation Table. See “Potential Payments Upon Termination or Change-in-Control” on page 54 for a discussion of how stock options are treated under various termination scenarios. In connection with his appointment as Interim Chief Executive Officer, effective July 14, 2025, Mr. Ettinger became entitled to an equity grant with a grant date fair value of $7,200,000, approximately 75% of which was designed to consist of a stock option award and 25% of which was designed to consist of RSUs, in each case vesting in substantially equal installments on October 25, 2026 and April 25, 2027. Mr. Ettinger is not expected to receive any additional equity grants during his tenure as Interim Chief Executive Officer. To implement his grant, on August 5, 2025, Mr. Ettinger received a stock option grant representing the right to purchase 750,000 shares of common stock. The number of shares of common stock subject to the August Stock Option Grant was automatically capped at 750,000 shares by operation of an annual individual participation limit in the 2018 Plan. The difference in value between the August Stock Option Grant and the stock option portion of Mr. Ettinger's full grant in connection with his appointment as Interim Chief Executive Officer is expected to be granted to Mr. Ettinger in early calendar year 2026.
(5)Consists of LTIP performance awards made in Fiscal 2025. The performance period is October 27, 2025 through October 29, 2028. For Mr. Ghingo, the amounts reflect prorated participation based on Mr. Ghingo's length of service during the relevant performance period and an updated annual target incentive amount for Mr. Ghingo equal to $1,600,000 based on his appointment as President, effective July 14, 2025. The actual cash amounts payable at the end of the performance period under these LTIP performance awards, if any, cannot be determined because the amount earned will be based on the performance of the Company and its peer group in years following Fiscal 2025. See “Cash-Based Long-Term Incentive Plan” on page 32 for a description of the LTIP awards and potential payouts for LTIP awards.
Grants made in Fiscal 2025 are described more fully under “Compensation Discussion and Analysis” beginning on page 24. More information concerning the amount of salary and incentive compensation in proportion to total compensation for NEOs is described generally under “Compensation Discussion and Analysis.”

OUTSTANDING EQUITY AWARDS AT FISCAL 2025 YEAR-END
The following table summarizes the total outstanding equity awards as of October 26, 2025 for each of the NEOs.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
Jeffrey M. Ettinger	359,100	—	41.01	02/1/2026
	—	750,000	28.30	08/5/2035
					5,337	127,181
					63,605	1,515,707
James P. Snee(6)	107,000	—	37.76	12/1/2025
	277,400	—	35.62	2/1/2027
	365,900	—	34.08	2/1/2028
	335,000	—	42.00	2/1/2029
	205,200	—	47.43	2/3/2030
	222,700	—	46.92	2/1/2031
	157,350	52,450	47.11	2/1/2032
	104,050	104,050	45.34	2/1/2033
	89,775	269,325	30.86	2/1/2034
	—	349,000	29.60	2/3/2035
Jacinth C. Smiley	20,700	—	48.34	6/1/2031
	41,175	13,725	42.43	12/7/2031
	21,550	21,550	46.84	12/6/2032
	20,650	61,950	31.66	12/12/2033
	—	82,700	33.55	12/10/2034
	—	22,000	33.55	12/10/2034
					10,322	245,979
					16,863	401,844
					17,352	413,501
					4,607	109,778
John F. Ghingo	—	58,600	33.55	12/10/2034
	—	22,600	28.30	08/2/2035
					14,529	346,223
					12,285	292,749
					4,078	97,179
Colleen R. Batcheler	10,025	30,075	30.65	6/11/2034
	—	71,000	33.55	12/10/2034
					5,135	122,376
					8,046	191,741
					14,896	354,966
Swen Neufeldt	9,800	—	37.76	12/1/2025
	14,200	—	33.31	12/06/2026
	14,400	—	37.10	12/5/2027
	11,600	—	44.91	12/4/2028
	9,100	—	45.54	12/3/2029
	14,700	—	47.53	12/1/2030
	13,725	4,575	42.43	12/7/2031
	7,350	7,350	46.84	12/6/2032
	6,825	20,475	31.66	12/12/2033
	—	25,600	33.55	12/10/2034
	—	22,000	33.55	12/10/2034
					3,519	83,870
					5,565	132,617
					5,375	128,094
					4,607	109,778
					4,865	115,934

(1)Except for the stock options granted to Mr. Ettinger in Fiscal 2025, stock option grants generally vest in four equal annual installments, starting with one-fourth of the grant vesting on the first anniversary of the grant date. The stock options granted to Mr. Ettinger in Fiscal 2025 vest in substantially equal installments on October 25, 2026 and April 25, 2027. The stock options have a term of ten years. The grant date is thus 10 years prior to the option expiration date shown in this table. Specific vesting dates are listed in footnote 2 below. See “Potential Payments Upon Termination or Change-in-Control” on page 54 for a discussion of how stock options are treated under various termination scenarios.
(2)The table below presents the vesting schedule for all unexercisable options held as of October 27, 2024. These options vest on the anniversary of the grant date in the year indicated. In connection with his appointment as Interim Chief Executive Officer, effective July 14, 2025, Mr. Ettinger became entitled to an equity grant with a grant date fair value of $7,200,000, approximately 75% of which was designed to consist of a stock option award and 25% of which was designed to consist of RSUs, in each case vesting in substantially equal installments on October 25, 2026 and April 25, 2027. Mr. Ettinger is not expected to receive any additional equity grants during his tenure as Interim Chief Executive Officer. To implement his grant, on August 5, 2025, Mr. Ettinger received a stock option grant representing the right to purchase 750,000 shares of common stock. The number of shares of common stock subject to the August Stock Option Grant was automatically capped at 750,000 shares by operation of an annual individual participation limit in the 2018 Plan. The difference in value between the August Stock Option Grant and the stock option portion of Mr. Ettinger’s full grant in connection with his appointment as Interim Chief Executive Officer is expected to be granted to Mr. Ettinger in early calendar year 2026.
VESTING SCHEDULE FOR UNEXERCISABLE OPTIONS

Name	Grant Date	Vested in 2025	Vesting Date in 2026	Vesting Date in 2027	Vesting Date in 2028	Vesting Date in 2029
Jeffrey M. Ettinger	8/5/2025	—	375,000	375,000	—	—
James P. Snee	2/1/2021	55,675	—	—	—	—
	2/1/2022	52,450	52,450	—	—	—
	2/1/2023	52,025	52,025	52,025	—	—
	2/1/2024	89,775	89,775	89,775	89,775	—
	2/3/2025	—	87,250	87,250	87,250	87,250
Jacinth C. Smiley	6/01/2021	5,175	—	—	—	—
	12/7/2021	13,725	—	—	—	—
	12/6/2022	10,775	10,775	—	—	—
	12/12/2023	20,650	20,650	20,650	—	—
	12/10/2024	20,675	20,675	20,675	20,675	—
	12/10/2024	5,500	5,500	5,500	5,500	—
John F. Ghingo	12/10/2024	14,650	14,650	14,650	14,650	—
	8/5/2025	—	5,650	5,650	5,650	5,650
Colleen R. Batcheler	6/11/2024	10,025	10,025	10,025	10,025	—
	12/10/2024	17,750	17,750	17,750	17,750	—
Swen Neufeldt	12/7/2021	4,575	—	—	—	—
	12/6/2022	3,675	3,675	—	—	—
	12/12/2023	6,825	6,825	6,825	—	—
	12/10/2024	6,400	6,400	6,400	6,400	—
	12/10/2024	5,500	5,500	5,500	5,500	—
(3)Consists of RSUs and includes dividend equivalents in the form of additional RSUs that have accrued during the vesting period. Except for the RSUs granted to Mr. Ettinger in Fiscal 2025, RSUs generally vest in full on the third anniversary of the grant date. The RSUs granted to Mr. Ettinger in Fiscal 2025 vest in substantially equal installments on October 25, 2026 and April 25, 2027. Specific vesting dates are noted in footnote 4 below. See “Potential Payments Upon Termination or Change-in-Control” on page 54 for a discussion of how RSUs are treated under various termination scenarios.
(4)The table below presents the vesting schedule for all RSUs and restricted shares (only for Mr. Ettinger) that had not vested as of October 26, 2025. The RSUs vest on the anniversary of the grant date in the year indicated. Mr. Ettinger served as a non-employee director from March 21, 2025 until he was appointed Interim Chief Executive Officer, effective July 14, 2025. Upon joining the Board on March 21, 2025 as a non-employee director, Mr. Ettinger received a grant of 5,337 restricted shares for 2025; the restricted period on these shares will lapse at the 2027 Annual Meeting of Stockholders, if Mr. Ettinger is still serving as of that date.

VESTING SCHEDULE FOR RSUs AND RESTRICTED SHARES

Name	Grant Date	Vested in 2025	Vesting Date in 2026	Vesting Date in 2027	Vesting Date in 2028
Jeffrey M. Ettinger	3/21/2025	—	—	5,337	—
	8/5/2025	—	—	—	63,605
James P. Snee	2/1/2022	40,235	—	—	—
	2/1/2023	48,172	—	—	—
	2/1/2024	68,541	—	—	—
	2/3/2025	68,912	—	—	—
Jacinth C. Smiley	12/6/2022	10,322	—	—	—
	12/12/2023	—	16,863	—	—
	12/10/2024	—	—	17,352	—
	12/10/2024	—	—	4,607	—
John F. Ghingo	9/10/2024	—	—	14,529	—
	12/10/2024	—	—	12,285	—
	8/05/2025	—	—	—	4,078
Colleen R. Batcheler	6/11/2024	—	—	5,135	—
	6/11/2024	—	—	8,046	—
	12/10/2024	—	—	14,896	—
Swen Neufeldt	12/6/2022	3,519	—	—	—
	12/12/2023	—	5,565	—	—
	12/10/2024	—	—	5,375	—
	12/10/2024	—	—	4,607	—
	06/10/2025	—	—	—	4,865
(5)The market value is calculated using the $23.83 closing price of the Company’s stock on October 24, 2025, the last trading day of Fiscal 2025.
(6)Mr. Snee retired as President and Chief Executive Officer, effective July 14, 2025, and remained employed by the Company as a special advisor until October 26, 2025, which was a qualified retirement for purposes of his outstanding equity awards. His outstanding stock options continue to vest per the original vesting schedule and retain the original expiration date. Mr. Snee’s RSUs vested on his retirement date, including accrued dividend equivalents in the form of additional RSUs, and are included in the following table.
OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2025
The following table summarizes the option awards exercised and stock awards vested during Fiscal 2025 by each of the NEOs.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized On Vesting ($)(1)
Jeffrey M. Ettinger(3)	666,600	2,893,115	—	—
James P. Snee(4)	—	—	225,860	5,629,691
Jacinth C. Smiley	—	—	9,626	312,564
John F. Ghingo	—	—	—	—
Colleen R. Batcheler	—	—	—	—
Swen Neufeldt	—	—	3,209	104,212
(1)For Option Awards, amount is the difference between the market price (current NYSE price or NYSE current day closing price, depending on exercise method) of the Company’s common stock at the time of exercise and the exercise price of the options. For Stock Awards, the value realized is calculated using the closing price of the Company’s common stock on the vesting date.
(2)RSUs vested includes dividend equivalents in the form of additional RSUs that accrued during the vesting period.

(3)The amounts shown for Mr. Ettinger reflect shares acquired on exercise of stock options granted to Mr. Ettinger during his prior service to the Company, which ended in October 2016. Mr. Ettinger re-joined the Company when he was appointed Interim CEO in July 2025.
(4)Mr. Snee retired effective October 26, 2025, and all of his outstanding RSUs vested on that date.
FISCAL 2025 PENSION BENEFITS
The following table shows the present value of accumulated benefits that NEOs are entitled to under the Pension Plan and SERP as of October 26, 2025. In accordance with SEC rules, the present value of accumulated benefits that NEOs are entitled to under these plans was determined using the same assumptions applicable for valuing pension benefits for purposes of our financial statements (except for retirement age). See Note H, “Pension and Other Post-retirement Benefits,” of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 26, 2025. The material terms of these plans are described under “Pension Plans” on page 36 and “Supplemental Executive Retirement Plan” on page 37.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Jeffrey M. Ettinger(1)	Pension Plan	28-4/12	1,024,232	88,318
	SERP	28-4/12	15,011,979	1,328,226
James P. Snee(2)	Pension Plan	36-6/12	1,077,200	—
	SERP	36-6/12	4,406,398	—
Jacinth C. Smiley	Pension Plan	4-7/12	99,589	—
	SERP	4-7/12	240,486	—
John F. Ghingo	Pension Plan	4-11/12	111,976	—
	SERP	4-11/12	210,084	—
Colleen R. Batcheler	Pension Plan	1-5/12	37,980	—
	SERP	1-5/12	29,105	—
Swen Neufeldt	Pension Plan	19-10/12	594,986	—
	SERP	19-10/12	286,916	—
(1)The amounts shown for Mr. Ettinger reflect his participation in the Pension Plan and SERP related to his prior service to the Company, which ended in October 2016. Mr. Ettinger re-joined the Company when he was appointed Interim CEO in July 2025.
(2)Mr. Snee retired effective October 26, 2025, the last day of Fiscal 2025.
FISCAL 2025 NONQUALIFIED DEFERRED COMPENSATION
The following table shows information about each NEO’s participation in the NQDCP. The material terms of the NQCDP are described under “Nonqualified Deferred Compensation Plan” on page 37.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at October 26, 2025 ($)(1)
Jeffrey M. Ettinger	—	—	362,100	(1,889,877)	3,386,394
James P. Snee	—	102,547	486,147	—	5,940,265
Jacinth C. Smiley	—	34,618	160,192	—	1,199,618
John F. Ghingo	—	7,701	164	—	7,864
Colleen R. Batcheler	—	12,336	416	—	12,752
Swen Neufeldt	—	11,284	11,581	—	94,070
(1)The following table identifies amounts that have already been reported as compensation in our Summary Compensation Table for the current and prior years:

Name	Amount of Fiscal 2025 Contributions and Earnings Reported as Compensation in Fiscal 2025 Summary Compensation Table ($)	Amounts in “Aggregate Balance at October 26, 2025” Column Reported as Compensation in Summary Compensation Tables for Prior Years ($)
Jeffrey M. Ettinger	—	—
James P. Snee	102,547	4,179,678
Jacinth C. Smiley	34,618	708,687
John F. Ghingo	7,701	—
Colleen R. Batcheler	12,336	—
Swen Neufeldt	11,284	—
(2)The amount shown for Mr. Ettinger in this column relates to participation in and elections made under the NQDCP during Mr. Ettinger’s prior service to the Company, which ended in October 2016. Mr. Ettinger re-joined the Company when he was appointed Interim CEO in July 2025.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Other than Messrs. Ettinger and Ghingo, our NEOs do not have employment agreements with the Company. In addition, other than Mr. Ghingo, our executive officers did not have any right to cash severance as of October 26, 2025. For a description of the amounts payable to Mr. Ghingo in the event of an involuntary termination of Mr. Ghingo without “cause” or his resignation for “good reason” pursuant to the terms of the Ghingo Employment Agreement, see “President Commencement of Employment” on page 39.
Our stock option awards include standard provisions that result in the vesting or forfeiture of awards upon termination of employment, depending on the reason for termination. These provisions are summarized as follows:
•Death: All stock options vest immediately;
•Qualified Retirement: Results in the continued vesting of stock options per the original vesting schedule;
•Disability: For stock options granted under the 2018 Plan, results in the continued vesting of stock options per the original vesting schedule; for stock options granted under our prior long term incentive plan, the 2009 Long-Term Incentive Plan (the “2009 LTIP”), stock options vest immediately;
•Voluntary Termination of Employment: Vesting ends under the 2018 Plan; stock options granted under the 2009 LTIP continue to vest for a three-month post termination period;
•Change in Control of the Company:
◦For stock options granted under the 2018 Plan, upon a change in control of the Company via a corporate transaction such as a merger, a sale of assets, or a tender or exchange offer, if the stock options are not continued or replaced by the surviving entity, then the stock options fully vest and the Compensation Committee may in its discretion permit some or all stock options to be exchanged for a cash payment;
◦For stock options granted under the 2018 Plan, upon a change in control of the Company that does not involve a corporate transaction, the Compensation Committee may in its discretion take action that the Committee deems appropriate, including accelerating vesting of stock options or permitting the exchange of stock options for a cash payment; and
◦For stock options granted under the 2009 LTIP, upon a change in capital structure of the Company, including a change in control of the Company via a merger, a sale of assets, or a tender or exchange offer, the Compensation Committee may in its discretion take action that the

Committee deems appropriate, including accelerating vesting of stock options or permitting the exchange of stock options for a cash payment or substitute stock options;
•Termination for Cause: Unexercised stock options are forfeited immediately, whether vested or unvested; and
•Other Provisions: For stock options granted under the 2018 Plan, unexercised stock options, whether vested or unvested, will be cancelled upon (1) a material breach of the Company’s Code of Ethical Business Conduct, (2) a breach of any nondisclosure or similar obligation, or (3) rendering services for any organization or engaging directly or indirectly in any business that is competitive with, prejudicial to or in conflict with the interests of the Company while employed by the Company and for purposes of clauses (1) and (2) only, for the one-year period immediately following termination of such employment. For stock options granted under the 2009 LTIP, stock options will be cancelled upon rendering services for any organization or engaging directly or indirectly in any business that is competitive with, prejudicial to or in conflict with the interests of the Company and stock options are forfeited immediately upon breach of a confidentiality or non-compete agreement, as determined by the Compensation Committee.
For the stock option awards granted to Mr. Ettinger in Fiscal 2025, there is no “Qualified Retirement” treatment for the stock options, however, if Mr. Ettinger is terminated by the Company without “Cause” (as defined in the Ettinger Employment Agreement), it results in the continued vesting of stock options per the original vesting schedule. The stock options granted to Mr. Ettinger in Fiscal 2025 vest in substantially equal installments on October 25, 2026 and April 25, 2027.
Our RSU awards include standard provisions that result in the vesting or forfeiture of awards upon termination of employment, depending on the reason for termination. These provisions are summarized as follows:
•Death, Qualified Retirement, Disability: All RSUs vest immediately;
•Other Separation Events: All unvested RSUs are forfeited upon termination of employment for reasons other than the death, qualified retirement or disability;
•Change in Control of the Company:
◦Upon a change in control of the Company via a corporate transaction such as a merger, a sale of assets, or a tender or exchange offer, if the RSUs are not continued or replaced by the surviving entity, then the RSUs fully vest and the Compensation Committee may in its discretion permit some or all RSUs to be settled in cash; and
◦Upon a change in control of the Company that does not involve a corporate transaction, the Compensation Committee may in its discretion take action that the Committee deems appropriate, including accelerating vesting of RSUs or permitting the settlement of RSUs in cash;
•Other Provisions: RSUs will be cancelled upon (1) a material breach of the Company’s Code of Ethical Business Conduct, (2) a breach of any nondisclosure or similar obligation or (3) rendering services for any organization or engaging directly or indirectly in any business that is competitive with, prejudicial to or in conflict with the interests of the Company while employed by the Company and for purposes of clauses (1) and (2) only, for the one-year period immediately following termination of such employment.
For the RSUs granted to Mr. Ettinger in Fiscal 2025, there is no “Qualified Retirement” treatment for the RSUs, however, if Mr. Ettinger is terminated by the Company without “Cause” (as defined in the Ettinger Employment Agreement), it results in the continued vesting of the RSUs per the original vesting schedule. In addition, a termination due to death or disability will also result in the continued vesting of the RSUs per the original vesting schedule. The RSUs granted to Mr. Ettinger in Fiscal 2025 vest in substantially equal installments on October 25, 2026 and April 25, 2027.
Our LTIP performance award agreements include standard provisions that result in the vesting or forfeiture of awards upon termination of employment, depending on the reason for termination. These provisions are summarized as follows:
•Death: Results in calculation of an award based on actual performance as if the performance period ended on the date of death, and payment is made to the employee’s beneficiary of a prorated amount based on the employee’s period of employment during the performance period;
•Qualified Retirement or Disability: Results in a payment after the end of the performance period equal to the amount that would have been earned based on actual performance over the entire performance period prorated based on the employee’s period of employment;
•Other Separation Events: Termination of employment for any reason other than qualified retirement, disability or death results in forfeiture of all award rights;
•Change in Control of the Company: A change in control of the Company results in calculation of an award based on actual performance as if the performance period ended on the date the change in control occurred, and payment of the award to the employee is made without proration; and
•Other Provisions: LTIP awards will be cancelled upon (1) a material breach of the Company’s Code of Ethical Business Conduct, (2) a breach of any nondisclosure or similar obligation, or (3) rendering services for any organization or engaging directly or indirectly in any business that is competitive with, prejudicial to or in conflict with the interests of the Company while employed by the Company and for purposes of clauses (1) and (2) only, for the one-year period immediately following termination of such employment.
All NEOs have signed the Company’s current form of confidentiality, non-compete, non-solicitation and invention assignment agreement.
Following termination of employment for any reason, our executive officers receive payment of retirement benefits and nonqualified deferred compensation benefits under the plans in which they participate. The value of those benefits is set forth in the sections above entitled “Pension Benefits” and “Nonqualified Deferred Compensation.”
Upon termination of employment caused by the death of an executive officer, the SIPE would provide a death benefit to the executive’s survivors. The value of those benefits is described above under “Survivor Income Protection Plan.”
The following table shows the potential payment of LTIP performance awards, the potential value of stock option awards with accelerated or continued vesting and the potential value of RSUs with accelerated vesting for each of the NEOs upon death, qualified retirement, disability, or change in control of the Company, assuming such event occurred as of October 26, 2025.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL AT FISCAL 2025 YEAR-END

	Death	Involuntary without Cause	Disability or Qualified Retirement (if eligible)(1)			Change in Control
	Potential Value or Payment ($)(2)(3)(4)	Potential Value or Payment ($)(3)	Potential Value or Payment ($)(2)(3)(5)(6)			Potential Value or Payment ($)(2)(3)(4)(7)
Name			Threshold ($)	Target ($)	Maximum ($)
Jeffrey M. Ettinger
Stock Options	—	—	—	—	—	—
RSUs	1,642,888	1,642,888	1,642,888	1,642,888	1,642,888	1,642,888
Total	1,642,888	1,642,888	1,642,888	1,642,888	1,642,888	1,642,888
James P. Snee(8)		—
Stock Options	—	—	—	—	—	—
RSUs	4,423,439	—	4,423,439	4,423,439	4,423,439	4,423,439
LTIP award (FY24 - FY26)	—	—	1,564,885	3,129,770	9,389,310	—
LTIP award (FY25 - FY27)	905,333	—	666,667	1,333,333	3,999,999	2,716,000
Total	5,328,772	—	6,654,991	8,886,542	17,812,748	7,139,439
Jacinth C. Smiley
Stock Options	—	—	—	—	—	—
RSUs	1,171,102	—	1,171,102	1,171,102	1,171,102	1,171,102
LTIP award (FY24 - FY26)	—	—	216,055	432,110	1,296,330	—
LTIP award (FY25 - FY27)	127,878	—	94,167	188,333	564,999	383,635
Total	1,298,980	—	1,481,324	1,791,545	3,032,431	1,554,737
John F. Ghingo(9)
Severance	—	2,000,000	—	—	—	—
Stock Options	—	—	—	—	—	—
RSUs	736,150	—	736,150	736,150	736,150	736,150
LTIP award (FY24 - FY26)	—	—	290,994	581,987	1,745,961	—
LTIP award (FY25 - FY27)	303,460	—	223,461	446,921	1,340,763	910,379
Total	1,039,610	2,000,000	1,250,605	1,765,058	3,822,874	1,646,529
Colleen R. Batcheler
Stock Options	—	—	—	—	—	—
RSUs	669,084	—	669,084	669,084	669,084	669,084
LTIP award (FY24 - FY26)	—	—	130,757	261,513	784,539	—
LTIP award (FY25 - FY27)	109,772	—	80,834	161,667	485,001	329,315
Total	778,856	—	880,675	1,092,264	1,938,624	998,399
Swen Neufeldt
Stock Options	—	—	—	—	—	—
RSUs	570,292	—	570,292	570,292	570,292	570,292
LTIP award (FY24 - FY26)	—	—	64,817	129,633	388,899	—
LTIP award (FY25 - FY27)	39,608	—	29,167	58,333	174,999	118,825
Total	609,900	—	664,276	758,258	1,134,190	689,117
(1)Mr. Snee was the only NEO as of October 26, 2025 that met the age and years of service requirements to be eligible for qualified retirement treatment, as applicable.
(2)Stock options are valued based on the difference between the $23.83 closing price of the Company’s stock on October 24, 2025, the last trading day of Fiscal 2025, and the applicable exercise price of the stock options. Stock options with an exercise price in excess of the $23.83 closing price on October 24, 2025 have no value for this purpose. Exercisable stock options would not be affected by this termination event.
(3)RSUs are valued based on the $23.83 closing price of the Company’s stock on October 24, 2025, the last trading day of Fiscal 2025.
(4)Payments for LTIP performance awards upon death or change in control of the Company are based on actual Company performance through October 26, 2025. Payments for such awards upon death are prorated based on employment from the beginning of the performance period through October 26, 2025.

(5)Unexercisable stock options granted under the 2018 Plan continue to vest per the original vesting schedule upon qualified retirement or disability and such stock options thus would not be affected by these termination events. Exercisable stock options would not be affected by these termination events.
(6)Qualified retirement or disability results in a payment for LTIP performance awards after the end of the performance period equal to the amount that would have been earned over the entire performance period prorated based on the employee’s actual period of employment. These columns thus show the potential threshold, target and maximum payments for such awards, each prorated based on employment from the beginning of the performance period through October 26, 2025. The actual payment would not be determined until after the performance period end date for each award.
(7)For this table, it is assumed that the Compensation Committee exercised its discretion to accelerate vesting of all stock options and RSUs upon a change in control of the Company.
(8)Mr. Snee retired effective October 26, 2025, which was a qualified retirement for purposes of his incentive awards.
(9)Pursuant to the Ghingo Employment Agreement, Mr. Ghingo would receive the severance payment set forth in the table and provided for in the Ghingo Employment Agreement upon a termination without Cause (as defined in the Ghingo Employment Agreement) or upon a termination by Mr. Ghingo for Good Reason (as defined in the Ghingo Employment Agreement).
Departure Arrangements with Mr. Snee
In connection with Mr. Snee’s retirement from the Company, he entered into a Retirement and Transition Agreement (the “Snee Transition Agreement”) on January 9, 2025 and a Consulting Agreement on October 27, 2025 (the “Snee Consulting Agreement,” and, together with the Snee Transition Agreement, the “Snee Arrangements”).
Pursuant to the Snee Arrangements, for the period of Fiscal 2025 during which Mr. Snee was employed by the Company, he was entitled to: (1) continue to receive a base salary; (2) receive a grant of 200,000 Operators’ Shares under the Operators’ Share Plan for Fiscal 2025; (3) continue to participate in AIP for Fiscal 2025 with an award target value equal to the target value of his award for Fiscal 2024, and with payout of such award based on actual performance for the full fiscal year; (4) continue participation in the Company’s cash-based Long Term Incentive Plan for Fiscal 2025 with an award target value of $4.0 million; (5) be eligible to receive an equity award for Fiscal 2025, made in the normal course and consistent with past practice, of stock options and RSUs with a grant date fair value equal to the grant date fair value of his equity award for Fiscal 2024 and with terms consistent with the equity award grant for Fiscal 2024; and (5) continue to participate in the Company’s pension and retirement plans and in the Company’s other benefit plans and programs generally available to the Company’s executive officers pursuant to the terms of such arrangements.
After the end of Mr. Snee’s employment on October 26, 2025, he received a lump-sum cash payment for all accrued but unused vacation days ($153,981). In addition, after the end of Mr. Snee’s employment, and subject to his execution (and non-revocation during any applicable revocation period) of a general waiver and release of claims, Mr. Snee is entitled to receive the title to his Company-provided vehicle and a lump-sum payment of $50,000 for legal fees relating to the Snee Arrangements. Further, due to Mr. Snee’s age and 36 years of service to the Company, Mr. Snee’s departure on October 26, 2025 was treated as a retirement for purposes the Company’s benefit plans and programs (including under the award agreements for his outstanding RSUs and options, and the Operators’ Share Plan). Since his cessation of employment with the Company on October 26, 2025, Mr. Snee has provided consulting services to the Company, and is currently expected to do so until the 18-month anniversary of October 26, 2025. In connection with his consulting services to the Company, pursuant to the Snee Arrangements, Mr. Snee is entitled to: (1) receive monthly fees totaling an aggregate of $2.0 million; (2) participate under the Company’s AIP for Fiscal 2026 and Fiscal 2027, in each case with a target award opportunity of $1.85 million pro-rated for the length of Mr. Snee’s service during such fiscal year and based on the greater of actual performance for the full fiscal year and target performance for the full fiscal year; and (3) be eligible to receive an equity award for Fiscal 2026 consisting of non-qualified stock options with a grant date fair value of $1.5 million and RSUs with a grant date fair value of $1.5 million. These options and RSUs will vest in full on the 18-month anniversary of October 26, 2025, do not include accelerated vesting upon retirement, and are otherwise be subject to the terms of 2018 Plan and the applicable award agreements.

CEO PAY RATIO DISCLOSURE
We determined that the Fiscal 2025 annual total compensation of the median compensated employee of our adjusted employee population employed as of October 26, 2025, other than our Interim CEO, Jeffrey M. Ettinger, was $57,789. Mr. Ettinger was appointed Interim CEO effective July 14, 2025, and was serving as the Interim CEO as of October 26, 2025. Accordingly, for purposes of calculating the pay ratio, we elected to annualize Mr. Ettinger’s base salary and non-equity incentive plan compensation, and we included all other components of his compensation in the same amounts as disclosed in the Fiscal 2025 Summary Compensation Table on page 45. Mr. Ettinger’s annualized total compensation for Fiscal 2025 was $8,164,852. Therefore, the ratio of our Interim CEO’s annual total compensation to the median employee’s annual total compensation was 141 to 1.

As of October 26, 2025, which was the last day of Fiscal 2025, our total employee population consisted of 19,547 employees, of which 17,960 were located in the U.S., and 1,587 were located in non-U.S. jurisdictions. Pursuant to SEC rules, we excluded 25 employees from the following countries under the de minimis exemption: Australia (7); Canada (6); Hong Kong (1); Japan (1); Mexico (3); Philippines (4); and Singapore (3). After applying this exemption, our adjusted employee population used for purposes of identifying the median employee consisted of 19,521 employees of which 17,959 were located in the U.S. and 1,562 were located in non-U.S. jurisdictions.
To identify the median compensated employee, we used total cash compensation, including base salary, actual bonus paid and overtime and allowances, as applicable, for Fiscal 2025.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above.

PAY VERSUS PERFORMANCE DISCLOSURE
As required by the pay versus performance rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 402(v) of Regulation S-K, the Company is providing the following information regarding the relationship between “compensation actually paid” to our NEOs and certain of our financial performance metrics for each of the past five fiscal years. For a discussion of our compensation program and how our Compensation Committee seeks to align pay with performance, please refer to the “Compensation Discussion and Analysis” section starting on page 24.
Pay Versus Performance Table
The following table sets forth additional compensation information for our current Interim CEO (“Interim CEO”), former CEO (“Prior CEO”), and our remaining NEOs (“Other NEOs”) in addition to our TSR, the TSR of our peer group, our net income, and our EBIT performance results for the past five fiscal years.

							Year-end value of $100 invested(3) on 10/25/2020 in:
Fiscal Year	Summary Comp. Table Total for Interim CEO ($)(1)	Comp. Actually Paid to Interim CEO ($)(1) (2)	Summary Comp. Table Total for Prior CEO ($)(1)	Comp. Actually Paid to Prior CEO ($)(1) (2)	Average Summary Comp. Table Total for Other NEOs ($)(1)	Average Comp. Actually Paid to Other NEOs ($)(1) (2)	Hormel Foods Corporation ($)	S&P 500 Packaged Foods & Meats ($)(4)	Net Income (in millions) ($)	EBIT (in millions) ($)(5)
2025	6,428,699	4,297,874	7,395,224	3,042,889	2,227,577	1,412,670	55.66	103.27	478	719
2024	—	—	8,122,809	7,288,900	1,921,885	1,738,845	69.65	119.20	805	1,068
2023	—	—	6,785,979	457,795	1,619,357	578,001	67.95	105.48	794	1,073
2022	—	—	9,478,102	12,885,280	1,567,860	2,079,025	98.81	121.58	1,000	1,312
2021	—	—	9,957,474	6,520,178	2,144,105	1,614,827	87.16	104.50	909	1,122
(1)    For Fiscal 2021, 2022, 2023, and 2024, James P. Snee served as our CEO. For Fiscal 2025, James P. Snee served as CEO until July 14, 2025, and effective July 14, 2025, Jeffrey M. Ettinger became our Interim CEO. The other NEOs were as follows:
a.2021: James N. Sheehan, Deanna T. Brady, Jacinth C. Smiley, Glenn R. Leitch, and Lori J. Marco.
b.2022: Deanna T. Brady, Jacinth C. Smiley, Lori J. Marco, Mark A. Coffey, and James N. Sheehan.
c.2023: Jacinth C. Smiley, Deanna T. Brady, Kevin L. Myers, and Mark A. Coffey.
d.2024: Jacinth C. Smiley, Deanna T. Brady, Kevin L. Myers, and Colleen R. Batcheler.
e.2025: Jacinth C. Smiley, Colleen R. Batcheler, John F. Ghingo, and Swen Neufeldt.
(2)    The table below details the calculation of compensation actually paid for Fiscal 2025.
(3)    Company and peer group TSR for each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on October 25, 2020, the last trading day of Fiscal 2020.
(4)    For purposes of the table, the Company’s peer group is the S&P 500 Packaged Foods & Meats, as reflected in our shareholder return performance graph in our Annual Report on Form 10-K for the fiscal year ended October 26, 2025, which was filed with the SEC on December 5, 2025.
(5)    Our company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we use to link compensation actually paid to our NEOs for Fiscal 2025 to the Company’s performance, is EBIT. See our Annual Report on Form 10-K for the fiscal year ended October 26, 2025 for a reconciliation of GAAP measures to non-GAAP adjusted measures.

For Fiscal 2025, compensation actually paid was determined by making the following adjustments:

	2025
	Interim CEO ($)	Prior CEO ($)	Average of Other NEOs ($)
Total Compensation from Summary Compensation Table	6,428,699	7,395,224	2,227,577
Adjustments for Defined Benefit and Actuarial Pension Plans:
Subtraction: Aggregate change in the actuarial present value of accumulated benefits under all defined benefit and pension plans reported in the Summary Compensation Table	(35,012)	(551,126)	(83,465)
Addition: Current year service cost	—	282,987	41,507
Subtraction: Prior service cost	(26,714)	(158,659)	(35,082)
Total Adjustments for Pensions:	(61,726)	(426,798)	(77,040)
Adjustments for Stock and Option Awards(A):
Subtraction: Summary Compensation Table amounts of stock and option awards(B)	(5,625,022)	(3,999,783)	(1,057,790)
Addition: Year-end fair value of awards granted in the current year that are outstanding and unvested at year-end(C) (D)	3,552,827	812,678	539,558
Addition (Subtraction): The difference between fair value of awards from the end of the prior fiscal year to the end of the covered fiscal year for awards granted in any prior fiscal year that are outstanding and unvested at the end of the covered fiscal year(C) (D)	—	(1,425,526)	(227,063)
Addition: Fair values at vest date for awards granted and vested in covered fiscal year(C) (D)	—	1,642,181	—
Addition (Subtraction): The change in fair value from the end of the prior fiscal year to the vesting date for awards granted in any prior fiscal year which vested during the covered fiscal year(C) (D)	—	(955,088)	7,428
Addition: Value of dividends paid on stock awards not otherwise included in total compensation(E)	3,095	—	—
Total Adjustments Stock and Option Awards	(2,069,099)	(3,925,537)	(737,867)
Compensation Actually Paid (as calculated)	4,297,874	3,042,889	1,412,670
(A)Certain NEOs in each of the covered fiscal years are retirement eligible. Adjustments to the vesting of RSU awards, which accelerate upon a qualified retirement, have not been made for retirement-eligible NEOs that remained employed during the covered year, as those awards remain subject to forfeiture until a termination of service due to retirement occurs. Adjustments related to retirement for the purposes of calculating compensation actually paid were only made for NEOs who retired during any of the covered fiscal years and includes the accelerated vesting of RSUs and accrued dividend equivalents. Stock options continue to vest after retirement as scheduled per the award agreements and are considered outstanding upon the NEO’s retirement for purposes of these pay versus performance disclosures.
(B)Summary Compensation Table values include the grant date fair values of equity calculated in accordance with FASB ASC Topic 718 and as such do not include any dividend equivalents for RSUs.
(C)Stock options are calculated based on the Black-Scholes methodology at year-end or at vest.
(D)Fair values at vest date and year-end fair values include the value of accrued and reinvested dividend equivalents.
(E)Reflects the dollar value of dividends paid on awards prior to the vesting date that are not otherwise included in the fair value of such awards or in any other component of total compensation. For Fiscal 2025, this amount represents cash dividends paid on restricted stock related to director awards during the fiscal year.

Relationship Between Pay and Performance
The charts shown below illustrate compensation actually paid to our interim CEO, our prior CEO, and the average of our other NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: our TSR and the TSR of our peer group, our net income, and our EBIT.

Compensation Actually Paid vs. Total Shareholder Return
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
Compensation ($000s)
$140
$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return on $100 Invested at 10/25/2020
2021
2022
2023
2024
2025
Interim CEO Compensation Actually Paid
Prior CEO Compensation Actually Paid
Average Other NEO Compensation Actually Paid
HRL Value of $100 Invested 10/25/2020
Peer Group Value of $100 Invested 10/25/2020

Compensation Actually Paid vs. Net Income
Compensation ($000s)
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
Net Income ($Mil.)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
2021
2022
2023
2024
2025
Interim CEO Compensation Actually Paid
Prior CEO Compensation Actually Paid
Average Other NEO Compensation Actually Paid
Net Income ($Mil.)

Compensation Actually Paid vs. EBIT
Compensation ($000s)
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
EBIT ($Mil.)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
2021
2022
2023
2024
2025
Interim CEO Compensation Actually Paid
Prior CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
EBIT ($Mil.)

Most Important Performance Measures for Fiscal 2025
We have identified the following measures as the most important in linking executive compensation to performance. See the Compensation Discussion and Analysis on page 24 for more information.

EBIT
Net Sales
Relative TSR
ROIC
EPS

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information regarding the Company’s equity compensation plans as of October 26, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	18,319,049	$38.10	5,279,066
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	18,319,049	$38.10	5,279,066
(1) Includes 17,308,013 stock options, 819,821 restricted stock units, 56,523 restricted shares and 134,691 deferred stock units.
(2)Only includes the weighted-average exercise price of outstanding stock options.

RELATED PARTY TRANSACTIONS
The Board has adopted a written related party transactions policy. This policy applies to all transactions that qualify for disclosure under Item 404(a) of Regulation S-K. Information about transactions involving related persons is reviewed by the Audit Committee. Related persons include Company directors and executive officers, as well as their immediate family members. If a related person has a direct or indirect material interest in any Company transaction, then the Committee would decide whether or not to approve or ratify the transaction. The Committee will use any process and review any information that it determines is appropriate. All related party transactions will be disclosed in accordance with SEC rules. In accordance with the related party transactions policy, the Audit Committee ratified one related party transaction since the beginning of the Company’s last fiscal year. Effective October 27, 2025, Mr. Paul Kuehneman was appointed Interim Chief Financial Officer and Controller of the Company. Mr. Kuehneman’s spouse, Kari Kuehneman, was previously employed by the Company and received total compensation of approximately $151,000 in Fiscal 2025. On October 22, 2025, Ms. Kuehneman retired from the Company. The Audit Committee ratified Ms. Kuehneman’s prior employment relationship with the Company, including compensation paid, as a related party transaction. The Company had no other related party transactions which were required to be disclosed in accordance with SEC rules.

ITEM 3 – APPROVAL, ON AN ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER (NEO) COMPENSATION
The Company is providing stockholders an advisory vote to approve NEO compensation as required by Section 14A of the Exchange Act and related SEC rules. This advisory vote is commonly known as a “say-on-pay” vote.
The say-on-pay vote is a non-binding vote to approve the compensation of the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in this proxy statement. The Company’s say-on-pay vote is currently held on an annual basis, with the next vote anticipated to be held at the 2027 Annual Meeting of Stockholders.
The Company’s executive compensation programs are designed to attract, motivate, and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes the Company’s executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with the stockholders’ long-term interests. The “Compensation Discussion and Analysis” section starting on page 24 provides a more detailed discussion of the executive compensation program.
Stockholders are being asked to vote on the following resolution:
RESOLVED, that the stockholders of Hormel Foods Corporation approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in the Company’s proxy statement for its 2026 Annual Meeting of Stockholders.
This advisory vote to approve NEO compensation is not binding on the Company’s Board. However, the Board will take into account the result of the vote when determining future executive compensation arrangements. For information on the vote required to approve this item, see the table under “Voting Items Summary” on page 2.

The Board recommends a vote FOR adoption of the resolution approving the compensation of the Company’s NEOs as disclosed in this proxy statement.

ITEM 4 – APPROVAL OF THE HORMEL FOODS CORPORATION 2026 EQUITY AND INCENTIVE COMPENSATION PLAN
General

We are asking the Company’s stockholders to approve the Hormel Foods Corporation 2026 Equity and Incentive Compensation Plan (the “2026 Plan”). On December 15, 2025, upon recommendation by the Compensation Committee, the Board unanimously approved and adopted, subject to the approval of the Company’s stockholders at the 2026 Annual Meeting of Stockholders, the 2026 Plan to succeed the 2018 Plan. We sometimes refer to the 2018 Plan, together with the 2009 LTIP, and the Hormel Foods Corporation 2009 Nonemployee Director Deferred Stock Plan (the “2009 Deferred Stock Plan”), including in each case as amended or amended and restated from time to time, as the “Predecessor Plans.”
The Board is recommending that the Company’s stockholders vote in favor of the 2026 Plan, which will succeed the 2018 Plan. The 2026 Plan is designed to help ensure we can continue attracting, motivating, and retaining top talent by providing competitive equity and incentive awards designed to link employee and director compensation with long-term stockholder value creation.
Stockholder approval of the 2026 Plan would constitute approval of a total of 18,000,000 new shares of common stock, par value $0.01465 per share, of the Company (“Common Stock”), plus all remaining shares that were authorized for future issuance under the 2018 Plan on the effective date of the 2026 Plan, which was 5,669,308 as of November 28, 2025, for an aggregate of 23,669,308 shares that would be issuable under the 2026 Plan as of November 28, 2025. If the 2026 Plan is approved by stockholders, it will be effective as of the day of the 2026 Annual Meeting of Stockholders, and no further grants will be made on or after such date under the Predecessor Plans. Outstanding awards under the Predecessor Plans, however, will continue in effect in accordance with their terms. If the 2026 Plan is not approved by our stockholders, no awards will be made under the 2026 Plan, and the 2018 Plan will remain in effect as the Company’s available equity plan.
The actual text of the 2026 Plan is attached to this proxy statement as Appendix A. The following description of the 2026 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.
Why We Recommend That You Vote for this Proposal
We believe our future success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2026 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors. The 2026 Plan was designed with governance best practices in mind, reflecting our commitment to aligning our equity and incentive compensation programs with long-term shareholder interests. As described below, the 2026 Plan incorporates several features intended to support reasonable share utilization, strong oversight, and transparent award practices.
The use of shares of our Common Stock as part of our compensation program is also important to our continued success because equity-based awards are an essential component of our compensation program for key employees, as they link compensation with long-term stockholder value creation and reward participants based on service and/or the Company’s performance. As discussed in further detail in the “Compensation Discussion and Analysis,” equity compensation represents a significant portion of the compensation package for our Chief Executive Officer, our President, and other named executive officers. Because our equity awards generally vest over multiple years, the value ultimately realized from these awards depends on the long-term value of shares of our Common Stock. Our equity compensation program also helps us to attract and retain talent in a highly competitive market, targeting individuals who are motivated by pay-for-performance. The 2026 Plan is intended to preserve these elements of our program while continuing to apply governance-aligned plan features that support disciplined administration and long-term value creation.

If the 2026 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized.
2026 Plan Highlights
Below are certain highlights of the 2026 Plan. These features of the 2026 Plan are designed to permit alignment between equity compensation arrangements awarded pursuant to the 2026 Plan and stockholders’ interests, consistent with sound corporate governance practices.
Administration. The 2026 Plan will in general be administered by the Compensation Committee.
No Automatic Share Replenishment or Evergreen Provision. There is no evergreen feature that automatically replenishes the number of authorized shares.
No Liberal Share Recycling. The 2026 Plan is not subject to “liberal” share recycling provisions such that shares (1) used to pay the exercise price of stock options, (2) used to satisfy tax withholding obligations, (3) subject to stock-settled appreciation rights that are not actually issued upon exercise, and (4) repurchased by the Company using option-exercise proceeds.
Reasonable 2026 Plan Limits. The number of shares of Common Stock available under the 2026 Plan for awards will not exceed the sum of (1) the number of shares of Common Stock remaining available as of the effective date of the 2026 Plan for new awards under the 2018 Plan, plus (2) 18,000,000 new shares of Common Stock expected to be approved by the stockholders in 2026, plus (3) any shares of Common Stock that are subject to awards granted under the 2026 Plan or the Predecessor Plans that are added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the 2026 Plan pursuant to the share counting rules of the 2026 Plan. These shares may be shares of original issuance or treasury shares or a combination of the two. On and after the effective date of the 2026 Plan, no awards may be granted under the Predecessor Plan.
Non-Employee Director Compensation Limit. The 2026 Plan provides that in no event will any non-employee director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant, as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $800,000.

Allowances for Conversion Awards and Assumed Plans. Shares of Common Stock issued or transferred under awards granted under the 2026 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, appreciation rights, restricted stock, RSUs, or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other 2026 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2026 Plan, under circumstances further described in the 2026 Plan, but will not count against the aggregate share limit or other 2026 Plan limits described above.
No Dividends or Dividend Equivalents Paid for Unvested Awards. Dividends on restricted stock awards and dividend equivalents granted with respect to restricted stock units, performance units, and other awards may vest and be paid only if and to the extent that the related restricted stock awards, restricted stock units, performance units, or other awards vest and become payable.
No Repricing Without Stockholder Approval. The repricing of stock options and appreciation rights (outside of certain corporate transactions or adjustment events described in the 2026 Plan or in connection with a “change in control”) is prohibited without stockholder approval under the 2026 Plan.

Change in Control Definition. The 2026 Plan includes a definition of “change in control” that will apply to awards under the 2026 Plan, unless otherwise determined by our Compensation Committee.
No Automatic Single Trigger Vesting Upon a Change In Control. The 2026 Plan does not provide for automatic “single-trigger” vesting upon a change in control.
Accommodates Clawback Policies. The 2026 Plan provides that awards under the 2026 Plan may be made subject to one or more clawback policies or provisions of the Company as provided in such applicable clawback policies or provisions.
Exercise or Base Price Limitation. The 2026 Plan provides that, except with respect to certain converted, assumed, or substituted awards as described in the 2026 Plan, no stock options or appreciation rights will be granted with an exercise or base price less than the fair market value of a share of our Common Stock on the date of grant.
Key Plan Data
The following table sets forth certain information as of November 28, 2025, unless otherwise noted, with respect to the 2018 Plan, which is the only stockholder-approved equity plan pursuant to which the Company can currently grant equity awards, plus the other Predecessor Plans under which equity awards are currently outstanding:

Outstanding and Available Equity Awards as of November 28, 2025
Stock Options/Appreciation Rights:	17,279,488
Weighted Average Exercise Price of Outstanding Options / Appreciation Rights	$38.10
Weighted Average Remaining Term of Outstanding Options / Appreciation Rights	4.5 years
Restricted Stock Units (Employees)	828,934
Restricted Shares (Non-Employee Directors)	56,523
Deferred Stock Units (Non-Employee Directors)	136,416
Shares of Common Stock Authorized for Future Grant(1)	5,669,308
Shares of Common Stocks Outstanding as of November 28, 2025	550,106,937
(1)Upon stockholder approval of the 2026 Plan, these shares will no longer be available for grant under the 2018 Plan.
Burn rate measures how fast companies use shares authorized and reserved for awards under their equity compensation plans, an important consideration in assessing potential stockholder dilution. We calculate burn rate as the number of shares of Common Stock subject to equity awards granted in a particular year divided by the weighted average number of shares of Common Stock outstanding. Burn rate does not take into account award cancellations and other shares returned to the share reserve under our Predecessor Plans.
The table below sets forth our burn rate for fiscal years 2023, 2024, and 2025.

Fiscal Year	Stock Option Awards Granted (in thousands)	Full-Value Share Awards Granted (in thousands)	Basic Weighted Average Number of Common Shares Outstanding (in thousands)	Burn Rate
2025	2,737	536	550,164	0.59%
2024	1,757	461	548,129	0.40%
2023	1,002	299	546,421	0.24%
Three-Year Average				0.41%

An additional metric that we use to measure the cumulative dilutive impact of our equity program is fully diluted overhang (which we calculate as the quotient of the sum of (1) the number of shares of Common Stock subject to equity awards outstanding, but not exercised or settled, plus (2) the number of shares of Common Stock available to be granted, divided by the sum of (A) the approximate total shares of Common Stock outstanding, plus (B) the number of shares of Common Stock subject to equity awards outstanding but not exercised or settled, plus (C) the number of shares of Common Stock available to be granted). Our approximate overhang as of November 28, 2025 was 4.2% as a percentage of fully-diluted shares of Common Stock outstanding. If the 2026 Plan had been approved as of such date, our approximate overhang (as a percentage of fully-diluted shares of Common Stock outstanding) would increase to 7.1% and then would decline over time.
Based on the closing price on the New York Stock Exchange for our shares of Common Stock on November 28, 2025 of $23.21 per share, the aggregate market value as of November 28, 2025 of the new 18,000,000 shares of Common Stock requested under the 2026 Plan was $417,780,000. In determining the number of new shares to request for approval under the 2026 Plan, our management team worked with Pearl Meyer and the Compensation Committee to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2026 Plan.
From November 28, 2025 and until the date of the 2026 Annual Meeting of Stockholders, the Company may have granted or may grant certain additional equity awards under the 2018 Plan; however, the number of authorized shares under the new 2026 Plan will be proportionally reduced for any awards granted under the 2018 Plan between November 28, 2025 until the date of the 2026 Annual Meeting of Stockholders at which the 2026 Plan is approved by shareholders. If the 2026 Plan is not approved by our shareholders, equity awards will continue to be available for issuance under the 2018 Plan. As of November 28, 2025, there were 5,669,308 shares remaining available for future issuance under the 2018 Plan.
If the 2026 Plan is approved, we intend to use the shares authorized under the 2026 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the new shares requested in connection with the approval of the 2026 Plan combined with the shares available for future awards from the Predecessor Plans will last for about 5-6 years, based on our historic grant rates and the approximate current share price, but could last for a different period of time if actual practice does not match recent rates or our share price changes materially. As noted below, our Compensation Committee would retain full discretion under the 2026 Plan to determine the number and amount of awards to be granted under the 2026 Plan (subject to Board approval, in terms of grants to non-employee directors), subject to the terms of the 2026 Plan. Except as described further below, future benefits that may be received by participants under the 2026 Plan are not determinable at this time.
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices.
In evaluating this proposal, stockholders should consider all of the information in this proposal.
Summary of Other Material Terms of the 2026 Plan
Administration. The 2026 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the 2026 Plan. However, the Board may grant awards under the 2026 Plan to non-employee directors of the Company and administer the 2026 Plan with respect to such awards (plus otherwise administer the 2026 Plan, including with respect to any responsibilities and duties held by the Committee under the 2026 Plan). References to the “Committee” in the 2026 Plan and this proposal will refer to the Compensation Committee or the Board (or such other committee designated by the Board), as applicable. The Committee may from time to time delegate all or any part of its authority under the 2026 Plan to a subcommittee. Any interpretation, construction, and determination by the Committee of any provision of the 2026 Plan, or of any agreement, notification, or document evidencing the grant of awards under the 2026 Plan, will be final and conclusive. For clarity, the Committee’s authority to administer and make grants under the 2026 Plan includes the authority to adopt subplans or special provisions applicable to awards granted under the 2026 Plan, but subject to certain exceptions described in the 2026 Plan, any subplan or special provision will be consistent with the terms of the 2026 Plan. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2026 Plan, authorize one or more officers of the Company to authorize the granting or sale of awards under the 2026 Plan on the same basis as the Committee. However, the Committee may not delegate such authority to officers for awards granted to such officers or employees who are subject to the reporting requirements of Section 16 of the Exchange Act.
Eligibility. Any person who is selected by the Committee to receive benefits under the 2026 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2026 Plan. In addition, certain persons (including consultants) who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected by the Committee to participate in the 2026 Plan. As of November 28, 2025, the Company had approximately 20,000 employees, and there were approximately one-hundred ninety (190) employees, zero (0) consultants, and nine (9) non-employee directors of the Company expected to participate in the 2026 Plan. Although consultants of the Company and its subsidiaries are eligible to participate in the 2026 Plan and we have previously granted equity awards to our prior CEO, Mr. Snee, as a consultant, we have generally not granted equity awards to consultants in recent years and, due to the temporary status of such service providers, do not have a current estimate of how many such consultants may be eligible in the future to participate (or actually participate) in the 2026 Plan. We do not currently expect to make material grants of awards under the 2026 Plan to consultants. The basis for participation in the 2026 Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion.
Shares Available for Awards under the 2026 Plan. As further described above under “2026 Plan Highlights – Reasonable 2026 Plan Limits,” if stockholders approve the 2026 Plan, then subject to adjustment, including under the 2026 Plan’s share counting rules, the number of shares of Common Stock available under the 2026 Plan for awards will not exceed the sum of (1) the number of shares of Common Stock remaining available as of the effective date of the 2026 Plan for new awards under the 2018 Plan, plus (2) 18,000,000 new shares of Common Stock expected to be approved by the Stockholders in 2026, plus (3) the shares of Common Stock that are subject to awards granted under the 2026 Plan or the Predecessor Plans that are added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the 2026 Plan pursuant to the share counting rules of the 2026 Plan (the “Available Shares”). The Available Shares may be shares of original issuance, treasury shares, or a combination of the two. This design means that we are essentially “rolling” into the new 2026 Plan the shares that we have remaining available under the 2018 Plan. The aggregate number of shares of Common Stock available under the 2026 Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under the 2026 Plan. On and after the effective date of the 2026 Plan, no awards may be granted under the Predecessor Plans.
Share Counting Rules. Subject to certain exceptions described in the 2026 Plan, if any award granted under the 2026 Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the 2026 Plan. Additionally, if on or after the effective date of the 2026 Plan, any Common Stock subject to an award granted under the Predecessor Plans are forfeited, or an award granted under the Predecessor Plans (in whole or in part) is cancelled or forfeited, expires, is settled in cash, or is unearned, the Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2026 Plan. Notwithstanding anything else in the 2026 Plan, the following share recycling rules apply under the 2026 Plan:

•Common Stock withheld by us, tendered or otherwise used in payment of the exercise price of a stock option granted under the 2026 Plan (or a stock option granted under the Predecessor Plans) will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the 2026 Plan;
•Common Stock withheld by us, tendered or otherwise used to satisfy a tax withholding obligation will not be added (or added back, as applicable) to the aggregate Common Stock limit under the 2026 Plan;
•Common Stock subject to a stock-settled appreciation right (or a stock-settled appreciation right granted under a Predecessor Plan) that are not actually issued in connection with the settlement of such appreciation right on exercise will not be added back to the aggregate number of shares of Common Stock available under the 2026 Plan;
•Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options (or stock options granted under a Predecessor Plan) will not be added to the aggregate number of shares of Common Stocks available under the 2026 Plan;
•If a participant elects to give up the right to receive compensation in exchange for Common Stock based on fair market value, such Common Stock will not count against the aggregate number of shares of Common Stock available under the 2026 Plan.
Shares of Common Stock issued or transferred pursuant to awards granted under the 2026 Plan in substitution for or in conversion of, or in connection with the assumption of, awards held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, and shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2026 Plan, but will not be added to the share limits under the 2026 Plan described above.
Types of Awards Under the 2026 Plan. Pursuant to the 2026 Plan, the Company may grant stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”)), appreciation rights, restricted stock, RSUs, performance shares, performance units, cash incentive awards and certain other awards based on or related to shares of our Common Stock.
Generally, each grant of an award under the 2026 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing, or other evidence approved by the Committee (an “Award Agreement”), which will contain such terms and provisions as the Committee may determine, consistent with the 2026 Plan. A brief description of the types of awards which may be granted under the 2026 Plan is set forth below.
Stock Options. A stock option is a right to purchase shares of Common Stock upon exercise of the stock option. Stock options granted to an employee under the 2026 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related entities. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of Common Stock on the date of grant. The term of a stock option may not extend more than 10 years after the date of grant. The Committee may provide in an Award Agreement for the automatic exercise of a stock option.
Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the required period or periods of the participant’s continuous service before any stock option or portion of a stock option will become exercisable. Stock options may provide for continued vesting or the earlier exercise of the stock options, including (without limitation) in connection with or following a participant’s retirement, death, disability, or termination of employment or service or (subject to the terms of the 2026 Plan) in the event of a change in control.

Any grant of stock options may specify management objectives that must be achieved as a condition to the exercise of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Company of shares of Common Stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold shares of Common Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares of Common Stock to which the exercise relates. Stock options granted under the 2026 Plan may not provide for dividends or dividend equivalents.
Appreciation Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of appreciation rights. An appreciation right is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of shares of our Common Stock on the date of exercise.
Each grant of an appreciation right will be evidenced by an Award Agreement. Each Award Agreement will be subject to the 2026 Plan and will contain such other terms and provisions, consistent with the 2026 Plan, as the Committee may approve. Each grant of appreciation rights will specify the period or periods of continuous service by the participant with the Company or any subsidiary that is necessary before the appreciation rights or installments of such appreciation rights will become exercisable. Appreciation rights may provide for continued vesting or earlier exercise, including (without limitation) in connection with or following a participant’s retirement, death, disability, or termination of employment or service or (subject to the terms of the 2026 Plan) in the event of a change in control. Any grant of appreciation rights may specify management objectives that must be achieved as a condition of the exercise of such appreciation rights. An appreciation right may be paid in cash, shares of Common Stock, or any combination of the two.
Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of appreciation rights held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of an appreciation right may not be less than the fair market value of a share of Common Stock on the date of grant. The term of an appreciation right may not extend more than 10 years from the date of grant. The Committee may provide in an Award Agreement for the automatic exercise of an appreciation right. Appreciation rights granted under the 2026 Plan may not provide for dividends or dividend equivalents.
Restricted Stock. Restricted stock constitutes an immediate transfer of the ownership of shares of Common Stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting, and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee and/or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.
Restricted stock may provide for continued vesting or the earlier vesting of such restricted stock, including (without limitation) in connection with or following a participant’s retirement, death, disability, or termination of employment or service or (subject to the terms of the 2026 Plan) in the event of a change in control.
Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the restricted stock. Any grant of restricted stock will require that any and all dividends or distributions paid on restricted stock that remain subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock. Each grant of restricted stock will be evidenced by an Award Agreement. Each Award Agreement will be subject to the 2026 Plan and will contain such terms and provisions, consistent with the 2026 Plan, as the Committee may approve.
Restricted Stock Units. RSUs awarded under the 2026 Plan constitute an agreement by the Company to deliver shares of Common Stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of our Common Stock on the date of grant.
RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including (without limitation) in connection with or following a participant’s retirement, death, disability, or termination of employment or service or (subject to the terms of the 2026 Plan) in the event of a change in control.
During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of Common Stock underlying the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a deferred and contingent basis, either in cash or in additional shares of Common Stock, but dividend equivalents or other distributions on shares of Common Stock under the RSUs will be deferred until and paid contingent upon vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, shares of Common Stock or any combination of the two.
Each grant of an RSU award will be evidenced by an Award Agreement. Each Award Agreement will be subject to the 2026 Plan and will contain such terms and provisions, consistent with the 2026 Plan, as the Committee may approve.
Cash Incentive Awards, Performance Shares, and Performance Units. Performance shares, performance units, and cash incentive awards may also be granted to participants under the 2026 Plan. A performance share is a bookkeeping entry that records the equivalent of one share of Common Stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
Each grant of performance shares, performance units, or a cash incentive award will be evidenced by an Award Agreement. Each Award Agreement will be subject to the 2026 Plan and will contain such other terms and provisions of such award, consistent with the 2026 Plan, as the Committee may approve.
These awards, when granted under the 2026 Plan, become payable to participants upon of the achievement of specified management objectives and upon such terms and conditions as the Committee determines at the time of grant. Each grant may specify with respect to the management objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of performance shares or performance units, or the amount payable with respect to a cash incentive award, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels but falls short of maximum achievement. Each grant will specify the time and manner of payment of a cash incentive award, performance shares, or performance units that have been earned. Any grant may specify that the amount payable with respect to such grant may be paid by the Company in cash, in shares of Common Stock, in restricted stock or RSUs, or in any combination thereof.
Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional shares of Common Stock, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid. Each of these award types may provide for continued vesting or earlier lapse or other modification, including (without limitation) in connection with or following a participant’s retirement, death, disability, or termination of employment or service or (subject to the terms of the 2026 Plan) in the event of a change in control.
Other Awards. Subject to applicable law and applicable share limits under the 2026 Plan, the Committee may grant to any participant shares of Common Stock or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates, or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of the subsidiaries, affiliates, or other business units of the Company. The terms and conditions of any such awards will be determined by the Committee; however, such awards may provide for continued vesting or the earlier vesting of, or earlier elimination of restrictions applicable to (or other modification of) such awards, including (without limitation) in connection with or following a participant’s retirement, death, disability, or termination of employment or service or (subject to the terms of the 2026 Plan) in the event of a change in control. Shares of Common Stock delivered under an award in the nature of a purchase right granted under the 2026 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes, or other property, as the Committee determines.
In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2026 Plan. The Committee may also grant shares of Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2026 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner than complies with Section 409A of the Code.
The Committee may provide for the payment of dividends or dividend equivalents on Other Awards in cash or in additional shares of Common Stock, subject to deferral and payment on a contingent basis based on the participant’s earning of the Other Awards with respect to which such dividends or dividend equivalents are paid.
Each grant of an Other Award will be evidenced by an Award Agreement. Each Award Agreement will be subject to the 2026 Plan and will contain such other terms and provisions of such award, consistent with the 2026 Plan, as the Committee may approve.
No Minimum Vesting Periods. The 2026 Plan does not provide for any minimum vesting or performance periods for awards.
Change in Control. The 2026 Plan includes a default definition of “change in control” of the Company. In general, except as may be otherwise prescribed by the Committee in an Award Agreement, a change in control will be deemed to have occurred if (subject to certain limitations and as further described in the 2026 Plan):
a.The acquisition by a person or group of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding voting securities, except that the following will not constitute a change in control:
i.any acquisition of securities of the Company by any person or group from the Company for the purpose of providing financing to the Company;
ii.any formation of a group consisting solely of beneficial owners of the Company’s voting securities as of the effective date of this Plan;

iii.any repurchase or other acquisition by the Company of its voting securities that causes any person or group to become the beneficial owner of 20% or more of the Company’s voting securities; or
iv.with respect to any particular participant, any acquisition of securities of the Company by the participant, any person or group including the participant, or any entity controlled by the participant or a person or group including the participant.
If, however, a person or group referenced in clause (i), (ii) or (iii) above acquires beneficial ownership of additional Company voting securities after initially becoming the beneficial owner of 20% or more of the combined voting power of the Company’s voting securities by one of the means described in those clauses, then a change in control will be deemed to have occurred. Furthermore, a change in control will occur if a person becomes the beneficial owner of more than 50% of the Company’s voting securities as the result of a corporate transaction only if the corporate transaction is itself a change in control pursuant to (c) below;
b.Individuals who are continuing directors cease for any reason to constitute a majority of the members of the Board; or
c.A corporate transaction is consummated, unless, immediately following such corporate transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Company’s voting securities immediately prior to such corporate transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the surviving or acquiring entity resulting from such corporate transaction (including beneficial ownership through any parent of such entity) in substantially the same proportions as their ownership, immediately prior to such corporate transaction, of the Company’s voting securities. Notwithstanding the foregoing, to the extent that any award constitutes a deferral of compensation subject to Section 409A of the Code, and if that award provides for a change in the time or form of payment upon a change in control, then no change in control shall be deemed to have occurred upon an event described in this Section (c) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A of the Code.
Treatment of Awards Upon a Corporate Transaction. If a change in control of the Company that involves a corporate transaction occurs, then the consequences will be as described below unless the Compensation Committee provides otherwise in an applicable award or other agreement with a participant.
If outstanding awards are continued, assumed or replaced by the surviving or successor entity in connection with a corporate transaction, then such awards will continue in accordance with their terms (subject to certain adjustments in the number of shares of Common Stock subject to such awards). However, if within twenty-four months after the corporate transaction a participant’s employment or other service is involuntarily terminated without cause, (i) each of the participant’s outstanding option rights and appreciation rights will become exercisable in full and remain exercisable for one year, and (ii) each of the participant’s unvested full value awards will fully vest. For these purposes, a performance-based full value award will be considered fully vested if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the award at that level of performance is proportionate to the portion of the performance period elapsed prior to the participant’s termination of employment or other service. If any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then (i) all outstanding option rights and appreciation rights will become fully exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction, and (ii) all full-value awards will fully vest immediately prior to the effective time of the corporate transaction. In this scenario, performance-based awards will be considered fully vested in the same manner as described above, except that the proportionate vesting amount will be determined with respect to the portion of the performance period that elapsed prior to the time of the corporate transaction. Alternatively, if outstanding awards are not continued, assumed or replaced, the Compensation Committee may elect to cancel such awards at or immediately prior to the effective time of the corporate transaction in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the shares of Common

Stock subject to the award immediately prior to the effective date of such corporate transaction (which may be the fair market value of the consideration that would otherwise be received in the corporate transaction for the same number of shares) over the aggregate exercise price (if any) for the shares of Common Stock subject to such award (or, if there is no excess, such award may be terminated without payment). The Compensation Committee is not required to treat all awards similarly in such circumstances.
In the event of a change in control of the Company that does not involve a corporate transaction, the Compensation Committee may, in its discretion, take such action as it deems appropriate with respect to outstanding awards, which may include (i) providing for the cancellation of any outstanding award in exchange for a payment in an amount determined in a similar manner as described in the preceding paragraph, (ii) making such adjustments or modifications to the awards then outstanding as the Compensation Committee deems appropriate, which may include acceleration of vesting in full or in part. The Committee is not required to treat all awards similarly in such circumstances. Additionally, unless otherwise provided in an applicable Award Agreement, in the event of a proposed dissolution or liquidation of the Company, the Compensation Committee will notify each participant as soon as practicable prior to the effective date of such proposed transaction, and an applicable award will terminate immediately prior to the consummation of such proposed transaction.
Management Objectives. The 2026 Plan provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the 2026 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by our Compensation Committee, other types of awards under the 2026 Plan, all as determined by our Compensation Committee. Additionally, if our Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, our Compensation Committee may in its discretion modify such management objectives or the goals or actual levels of achievement, in whole or in part, as our Compensation Committee deems appropriate and equitable.
Transferability of Awards. Except as otherwise provided by the Committee, no stock option, appreciation right, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award, or dividend equivalents paid with respect to awards made under the 2026 Plan will be transferable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the 2026 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and appreciation rights will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.
The Committee may specify on the grant date that all or part of the shares of Common Stock that are subject to awards under the 2026 Plan will be subject to further restrictions on transfer.
Adjustments; Corporate Transactions. The Committee will make or provide for such adjustments in: (1) the number of and kind of shares of Common Stock covered by outstanding stock options, appreciation rights, restricted stock, restricted stock units, performance shares, and performance units granted under the 2026 Plan; (2) if applicable, the number of and kind of shares of Common Stock covered by Other Awards granted pursuant to the 2026 Plan; (3) the exercise price or base price provided in outstanding stock options and appreciation rights, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from: (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or (subject to the terms of the 2026 Plan) in the event of a change in control of the Company, the Committee may provide in substitution for any or all outstanding awards under the 2026 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or appreciation right with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its discretion elect to cancel such stock option or appreciation right without any payment to the person holding such stock option or appreciation right. The Committee will make or provide for such adjustments to the numbers of shares of Common Stock available for issuance under the 2026 Plan and the share limits of the 2026 Plan as the Committee in its sole discretion may in good faith determine to be appropriate in connection with such transaction or event. However, any adjustment to the limit on the number of shares of Common Stock that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.
Prohibition on Repricing. Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or appreciation rights, respectively, or (2) cancel outstanding “underwater” stock options or appreciation rights in exchange for cash, Other Awards or stock options or appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or appreciation rights, as applicable, without stockholder approval. The 2026 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and appreciation rights and that it may not be amended without approval by our stockholders.
Clawback; Detrimental Activity and Recapture. Awards granted under the 2026 Plan will be subject to the terms and conditions of the Company’s clawback provisions, policy or policies (if any) as may be in effect from time to time, including (without limitation) specifically to implement Section 10D of the Exchange Act, and any applicable rules or regulations (including those of the stock exchange on which the Common Stocks are traded) (referred to as the “Compensation Recovery Policy”). Award Agreements will be interpreted consistently with or otherwise subject to the terms and conditions of the Compensation Recovery Policy. Further, by accepting any award under the 2026 Plan, each participant will fully cooperate with and assist the Company in connection with any participant obligation to the Company pursuant to the Compensation Recovery Policy. Participants agree that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy. Such cooperation and assistance shall include, but is not limited to, executing, completing, and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from such participant of any such amounts, including from such participants’ accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
Otherwise, Award Agreements may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain or earnings related to an award (or other provisions intended to have similar effects), including upon such terms and conditions as may be determined by the Board or the Committee in accordance with the Compensation Recovery Policy or any applicable laws, rules, regulations or requirements that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, rules, regulations or requirements in effect from time to time (including as may operate to create additional rights for the Company with respect to such awards and the recovery of amounts or benefits relating thereto).
Grants to Non-U.S. Based Participants. In order to facilitate the making of any grant or combination of grants under the 2026 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the U.S. or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2026 Plan (including sub-plans) (to be considered part of the 2026 Plan) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments, or restatements will include any provisions that are inconsistent with the terms of the 2026 Plan as then in effect unless the 2026 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.
Withholding. To the extent the Company is required to withhold federal, state, local, or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2026 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of shares of Common Stock, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold shares of Common Stock having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax, or other laws, the Committee may require the participant to satisfy the obligation, in whole or in part, by having withheld, from the shares delivered or required to be delivered to the participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to us other shares of Common Stock held by such participant. The shares used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to the 2026 Plan to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed the minimum amount of taxes required to be withheld, unless (1) an additional amount can be withheld and not result in adverse accounting consequences and (2) such additional withholding amount is permitted by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of stock options. Participants will be solely responsible and liable for the satisfaction of all taxes required to be withheld under applicable income, employment, tax or other laws in connection with any payment made or benefit realized by a participant under the 2026 Plan, and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a participant harmless from any or all of such taxes.
No Right to Continued Employment. The 2026 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.
Effective Date of the 2026 Plan. The 2026 Plan will become effective on the date it is approved by the Company’s stockholders. No grants will be made under the Predecessor Plans on or after the date on which our stockholders approve the 2026 Plan, provided that outstanding awards granted under the Predecessor Plans will continue unaffected following such date.
Amendment and Termination of the 2026 Plan. The Board generally may amend the 2026 Plan from time to time in whole or in part. However, if any amendment (1) would materially increase the benefits accruing to participants under the 2026 Plan, (2) would materially increase the number of shares of Common Stock which may be issued under the 2026 Plan, (3) would materially modify the requirements for participation in the 2026 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the New York Stock Exchange, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.
Further, subject to the 2026 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2026 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the 2026 Plan, and including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or (subject to the terms of the 2026 Plan) in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the 2026 Plan or waive any other limitation or requirement under any such award.
The Board may, in its discretion, terminate the 2026 Plan at any time. Termination of the 2026 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2026 Plan on or after the 10th anniversary of the effective date of the 2026 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the 2026 Plan.
New Plan Benefits
In general, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2026 Plan because the grant and actual settlement of awards under the 2026 Plan are subject to the discretion of the Company. The 2026 Plan does not mandate set benefits or amounts, and no awards have already been granted under the 2026 Plan that are contingent upon stockholder approval. However, we currently anticipate that, if the 2026 Plan is approved by the Company’s stockholders, certain director restricted share awards will be granted under the 2026 Plan shortly after the 2026 Annual Meeting of Stockholders to the Company’s non-employee directors. The following table and accompanying narrative provides information about these anticipated grants, which are in general expected to be subject to vesting generally on the date of the following year’s annual meeting of stockholders.
Hormel Foods Corporation 2026 Equity and Incentive Compensation Plan

Name and Position	Dollar Value ($)	Number of Restricted Shares
Executive Group (1)	—	—
Non-Executive Director Group (2)	$1,440,000	(3)
Non-Executive Officer Employee Group (4)	—	—
(1) Consists of all current executive officers as a group.
(2) Consists of all current directors who are not employees of the Company.
(3) To be determined based on closing market price of a share of Common Stock on the grant date.
(4) Consists of all employees, including all current officers who are not executive officers, as a group.
The dollar amount in the table above represents the value of the aggregate number of director restricted shares that are currently expected to be granted in short order to the indicated group in the event that the 2026 Plan is approved by the Company’s stockholders. The number of shares of Common Stock subject to such awards generally will be determined at the time of such grants. At this time, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2026 Plan to each of the following persons (who constitute certain of the Company’s named executive officers) because the grant and actual settlement of awards under the 2026 Plan are subject to the discretion of the Company: Jeffrey M. Ettinger, Interim CEO; John F. Ghingo, President; Colleen R. Batcheler, Senior Vice President, External Affairs, General Counsel and Corporate Secretary; and Swen Neufeldt, Group Vice President, Hormel Foods International. Further, the Company does not anticipate providing any grants under the 2026 Plan to James P. Snee, former President and Chief Executive Officer due to his retirement from the Company, effective October 26, 2025, or to Jacinth C. Smiley, former Executive Vice President and Chief Financial Officer, due to the end of her employment with the Company on November 30, 2025.
U.S. Federal Income Tax Consequences
The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2026 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2026 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.
Tax Consequences to Participants
Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.
Performance Shares, Performance Units, Dividend Equivalents and Cash Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units, dividend equivalents or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, and the vesting or earn-out of dividend equivalents, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received.
Nonqualified Stock Options. In general:
•No income will be recognized by an optionee at the time a non-qualified stock option is granted;
•At the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and
•At the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in alternative minimum tax liability. If shares of Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
Appreciation Rights. No income will be recognized by a participant in connection with the grant of an appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.
Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.
Tax Consequences to the Company or its Subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of the shares of Common Stock available under the 2026 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2026 Plan by our stockholders.
Vote Required for Approval
Approval of the 2026 Plan requires the affirmative vote of a majority of the shares present in person or by proxy at the 2026 Annual Meeting of Stockholders and entitled to vote on this proposal. Abstentions will count as votes “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

The Board recommends a vote FOR approval of the Hormel Foods Corporation 2026 Incentive Compensation Plan.

VIEWING AND DELIVERY OF PROXY MATERIALS
Viewing of Proxy Materials Via the Internet. We are able to distribute our annual report and this proxy statement to our stockholders in a fast and efficient manner via the internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the internet instead of receiving them by mail. You may make this election when voting your proxy this year. Simply follow the instructions to vote via the internet or go directly to proxyvote.com to register your consent. You will continue to have the option to vote your shares by mail, telephone, or the internet.
Delivery of Proxy Materials. Only one Notice of Internet Availability of Proxy Materials or only one copy of our annual report and proxy statement are being delivered to multiple stockholders sharing an address, unless we receive contrary instructions from one of the stockholders. If you wish to receive a separate copy of the Notice of Internet Availability of Proxy Materials or the annual report and proxy statement, as applicable, this year or in future years, please call 507-437-5944 or mail a request to Hormel Foods Corporation, c/o Corporate Secretary, 1 Hormel Place, Austin, Minnesota 55912. We will then undertake to deliver promptly upon such request a separate copy of the Notice of Internet Availability of Proxy Materials or the annual report and proxy statement.
STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING OF STOCKHOLDERS
Any stockholder intending to present a proposal at the 2027 Annual Meeting of Stockholders must deliver the proposal to the Company by August 19, 2026, in order to have the proposal considered for inclusion in our proxy statement and form of proxy for that meeting.
Our Bylaws provide certain requirements which must be met for a stockholder to bring any proposals or nominations for election as directors for consideration at the annual meeting of stockholders. These requirements apply whether or not the proposal or nomination is requested to be included in the proxy statement and proxy. The requirements include a written notice to the Corporate Secretary to be received at our principal executive offices at least 90 days before the date that is one year after the prior year’s annual meeting. For business or nominations intended to be brought to the 2027 Annual Meeting of Stockholders, the notice deadline is October 29, 2026. Stockholder proposals or director nominations submitted after this date may not be presented at the 2027 Annual Meeting of Stockholders.
In addition to satisfying the requirements of our Bylaws, in order to comply with the universal proxy rules stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than November 30, 2026.
OTHER MATTERS
We do not know of any matters to be presented at the meeting other than those identified above. If other matters properly come before the meeting, the holders of the proxies will vote on such matters in their discretion under the authority granted in the proxy.

Appendix A
HORMEL FOODS CORPORATION
2026 EQUITY AND INCENTIVE COMPENSATION PLAN
1.Purpose. The purpose of this Plan is to permit award grants to Participants and to provide to such persons incentives and rewards for service and/or performance.
2.Definitions. In addition to other terms defined elsewhere in this Plan, as used in this Plan:
(a)“Affiliate” means any entity that is a Subsidiary of the Company, or any other entity in which the Company owns, directly or indirectly, at least 20% of combined voting power of the entity’s Voting Securities and which is designated by the Committee as covered by the Plan.
(b)“Appreciation Right” means a right granted pursuant to Section 5 of this Plan.
(c)“Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Award Agreement may be in an electronic medium, may be a notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
(d)“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.
(e)“Board” means the Board of Directors of the Company.
(f)“Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.
(g)“Change in Control” has the meaning set forth in Section 12(a) of this Plan.
(h)“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as such law and regulations may be amended from time to time.
(i)“Committee” means the Compensation Committee of the Board (or its successor), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.
(j)“Common Stock” means the common stock, par value $0.01465 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.
(k)“Company” means Hormel Foods Corporation, a Delaware corporation, and its successors.
(l)“Continuing Director” means an individual (i) who is, as of the effective date of the Plan, a Director, or (ii) who becomes a Director after the effective date hereof and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least three-quarters of the then Continuing Directors, but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as the result of an actual proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.

(m)“Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving corporation.
(n)“Date of Grant” means the date provided for by the Committee on which a grant of an award under this Plan will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
(o)“Director” means a member of the Board.
(p)“Effective Date” means the date this Plan is approved by the Stockholders.
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(r)“Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Affiliate; (ii) The Hormel Foundation; (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iv) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (v) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.
(s)“Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.
(t)“Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
(u)“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. The Management Objectives applicable to an award under this Plan (if any) shall be determined by the Committee (or an applicable delegate). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.
(v)“Market Value per Share” means, as of any particular date, the closing price for a share of the Common Stock as reported for that date on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on any other national securities exchange on which the Common Stock is listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the applicable Award Agreement, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(w)“Optionee” means the optionee named in an Award Agreement evidencing an outstanding Option Right.
(x)“Option Price” means the purchase price payable upon the exercise of an Option Right.

(y)“Option Right” means the right to purchase Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.
(z)“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”), or (iii) a non-employee Director.
(aa)“Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.
(bb)     “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.
(cc)    “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.
(dd)    “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(ee)    “Plan” means this Hormel Foods Corporation 2026 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.
(ff)    “Predecessor Plans” mean, collectively, the Hormel Foods Corporation 2018 Incentive Compensation Plan, the Hormel Foods Corporation 2009 Long-Term Incentive Plan, and the Hormel Foods Corporation 2009 Nonemployee Director Deferred Stock Plan, in each case including as amended or amended and restated from time to time.
(gg)    “Restricted Stock” means Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.
(hh)    “Restricted Stock Units” means an award pursuant to Section 7 of this Plan of the right to receive Common Stock, cash or any combination thereof at the end of a specified Restriction Period.
(ii)    “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.
(jj)    “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided with respect to the Appreciation Right.
(kk)    “Stockholder” means an individual or entity that owns one or more shares of Common Stock.
(ll)    “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership or control interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined voting power of the Voting Securities issued by such corporation.
(mm)    “Voting Securities” means, at any time, the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.
3.Shares Available Under this Plan.
(a)Maximum Shares Available Under This Plan.
(i)Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents, will not exceed in the aggregate (x) 18,000,000 shares of Common Stock, plus (y) the total number of shares of Common Stock remaining available for future grant under the Hormel Foods Corporation 2018 Incentive Compensation Plan, as amended or amended and restated to date (the “2018 Plan”) as of the Effective Date, plus (z) the shares of Common Stock that are subject to awards granted under this Plan or the Predecessor Plans that are added (or added back, as applicable) to the aggregate number of shares of Common Stock available under this Section 3(a)(i) pursuant to the share counting rules of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. On and after the Effective Date, no awards may be granted under the Predecessor Plans.
(ii)Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under this Plan.
(b)Share Counting Rules.
(i)Except as provided in Section 22 of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement or unearned amount, again be available under Section 3(a)(i) above.
(ii)If, or after the Effective Date, any Common Stock subject to an award granted under the Predecessor Plans is forfeited, or an award granted under the Predecessor Plans (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement or unearned amount, be available for awards under this Plan.
(iii)Notwithstanding anything to the contrary contained in this Plan: (A) Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right (or an option right granted under the Predecessor Plans) will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (B) Common Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (C) Common Stock subject to a stock-settled Appreciation Right (or appreciation right granted under the Predecessor Plans) that is not actually issued in connection with the settlement of such Appreciation Right (or appreciation right granted under the Predecessor Plans) on the exercise thereof will not be added back to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; and (D) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights (or option rights granted under the Predecessor Plans) will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan.
(iv)If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Stock based on fair market value, such Common Stock will not count against the aggregate limit under Section 3(a)(i) of this Plan.
(c)Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 18,000,000 shares of Common Stock.
(d)Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured as of the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $800,000.
4.Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.
(b)Each grant will specify an Option Price per share of Common Stock, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.
(c)Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.
(d)To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Stock to which such exercise relates.
(e)Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Affiliate, if any, that is necessary before any Option Rights or installments thereof will vest. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including, without limitation, in connection with or following a Participant’s retirement, death, disability, or termination of employment or service or (subject to Section 12 of this Plan) in the event of a Change in Control.
(f)Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.

(g)Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
(h)No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Award Agreement for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.
(i)Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(j)Each grant of Option Rights will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
5.Appreciation Rights.
(a)The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.
(b)Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(i)Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, in Common Stock or any combination thereof.
(ii)Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including, without limitation, in connection with or following a Participant’s retirement, death, disability, or termination of employment or service or (subject to Section 12 of this Plan) in the event of a Change in Control.
(iii)Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.
(iv)Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(v)Each grant of Appreciation Rights will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
(vi)No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.
(c)Also, regarding Appreciation Rights, (i) each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant, and (ii) the Committee may provide in any Award Agreement for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6.Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each such grant or sale will constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (subject in particular to Section 6(g) of this Plan), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.
(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c)Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant and/or until achievement of Management Objectives referred to in Section 6(e) of this Plan.
(d)Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).
(e)Any grant of Restricted Stock may specify Management Objectives regarding the vesting of such Restricted Stock.
(f)Restricted Stock may provide for continued vesting or the earlier vesting of such Restricted Stock, including, without limitation, in connection with or following a Participant’s retirement, death, disability, or termination of employment or service or (subject to Section 12 of this Plan) in the event of a Change in Control.
(g)Any such grant or sale of Restricted Stock may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional shares of Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any dividends or other distributions on Restricted Stock will be deferred until, and paid contingent upon, the vesting of such Restricted Stock.
(h)Each grant or sale of Restricted Stock will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares, or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.
7.Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each such grant or sale will constitute the agreement by the Company to deliver Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.

(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c)Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including, without limitation, in connection with or following a Participant’s retirement, death, disability, or termination of employment or service or (subject to Section 12 of this Plan) in the event of a Change in Control.
(d)During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote it, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional Common Stock; provided, however, that dividend equivalents or other distributions on Common Stock underlying Restricted Stock Units will be deferred until, and paid contingent upon, the vesting of such Restricted Stock Units.
(e)Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Stock or cash, or a combination thereof.
(f)Each grant or sale of Restricted Stock Units will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
8.Performance Shares, Performance Units and Cash Incentive Awards. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
(b)The Performance Period with respect to each grant of Performance Shares or Performance Units or Cash Incentive Award will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including, without limitation, in connection with or following a Participant’s retirement, death, disability, or termination of employment or service or (subject to Section 12 of this Plan) in the event of a Change in Control.
(c)Each grant of Performance Shares, Performance Units or a Cash Incentive Award will specify Management Objectives regarding the earning of the award.
(d)Each grant will specify the time and manner of payment of Performance Shares, Performance Units, or a Cash Incentive Award that have been earned.
(e)The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Stock, which dividend equivalents will be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.

(f)Each grant of Performance Shares, Performance Units or a Cash Incentive Award will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
9.Other Awards.
(a)Subject to applicable law and any applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Stock, other awards, notes or other property, as the Committee determines.
(b)Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.
(c)The Committee may authorize the grant of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
(d)The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional Common Stock; provided, however, that dividend equivalents or other distributions on Common Stock underlying awards granted under this Section 9 will be deferred until, and paid contingent upon, the earning and vesting of such awards.
(e)Each grant of an award under this Section 9 will be evidenced by an Award Agreement. Each such Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.
(f)Awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including, without limitation, in connection with or following a Participant’s retirement, death, disability, or termination of employment or service or (subject to Section 12 of this Plan) in the event of a Change in Control.
10.Administration of this Plan.
(a)This Plan will be administered by the Committee; provided, however, that, notwithstanding anything in this Plan to the contrary, the Board, may grant awards under this Plan to non-employee Directors and administer this Plan with respect to such awards, plus otherwise administer this Plan, including with respect to any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee. For purposes of clarity, the Committee’s authority to make grants under this Plan and administer this Plan will include the authority to adopt subplans or special provisions applicable to awards granted under this Plan; provided, however, that any such subplan or special provision shall be consistent with the terms of this Plan, except as otherwise provided in Section 14 hereof.

(b)The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
(c)To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. To the extent permitted by law, and in compliance with any applicable legal requirements, the Committee may, by resolution, authorize one or more officers of the Company to authorize the granting or sale of awards under this Plan on the same basis as the Committee; provided, however, that: (i) the Committee will not delegate such authority to any such officer for awards granted to such officer or any employee who is an officer (for purposes of Section 16 of the Exchange Act), Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined in accordance with Section 16 of the Exchange Act; (ii) the resolutions providing for such authorization shall set forth the total number of shares of Common Stock such officer may grant; and (iii) such officer will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such delegate.
11.Adjustments. The Committee shall make or provide for such adjustments in the number of shares of and kind of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of shares of and kind of Common Stock covered by other awards granted pursuant to Section 9 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or (subject to Section 12 of this Plan) in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the Person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12.Change in Control.
(a)Definition. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Award Agreement made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:
(i)  An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:
(A)any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company;
(B)any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the effective date of this Plan;
(C)any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of 20% or more of the Company’s Voting Securities; or
(D)with respect to any particular Participant, any acquisition of securities of the Company by the Participant, any Group including the Participant, or any entity controlled by the Participant or a Group including the Participant.
If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of 20% or more of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred. Furthermore, a Change in Control will occur if a Person becomes the beneficial owner of more than 50% of the Company’s Voting Securities as the result of a Corporate Transaction only if the Corporate Transaction is itself a Change in Control pursuant to subsection 12(a)(iii);
(ii)Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board; or
(iii)A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities. Notwithstanding the foregoing, to the extent that any award constitutes a deferral of compensation subject to Section 409A of the Code, and if that award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 12(a)(iii) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A of the Code.
(b)Treatment of Awards Upon Corporate Transaction. Unless otherwise provided in an applicable Award Agreement or another written agreement between the Participant and the Company,

the following provisions shall apply to each Participant’s outstanding awards in the event of a Change in Control that constitutes a Corporate Transaction:
(i)Continuation, Assumption or Replacement of Awards. In the event of a Corporate Transaction, the surviving or successor entity (or its parent) may continue, assume or replace awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 11), and such awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(iv) below. A surviving or successor entity (or its parent) may elect to continue, assume or replace only some awards or portions of awards.
(ii)Acceleration. If and to the extent that outstanding awards under this Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (A) all outstanding Option Rights and Appreciation Rights shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, (B) all other outstanding awards shall fully vest immediately prior to the effective time of the Corporate Transaction, and (C) to the extent vesting of any award is subject to satisfaction of specified performance goals, such award shall be deemed vested and earned for purposes of this Section 12(b)(ii) at the target level of performance and the vested portion of the award at that level of performance will be proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction. The exercise of any Option Right or Appreciation Right whose exercisability is accelerated as provided in this Section 12(b)(ii) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.
(iii)Payment for Awards. If and to the extent that outstanding awards under this Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(iii). The Committee will not be required to treat all awards similarly for purposes of this Section 12(b)(iii). The payment for any award so canceled shall be in an amount equal to the difference, if any, between (A) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of shares of Common Stock subject to the award, and (B) the aggregate exercise price (if any) for the shares of Common Stock subject to such award. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any award, such award may be canceled pursuant to this Section 12(b)(iii) without payment of any kind to the affected Participant. With respect to an award whose vesting is subject to the satisfaction of specified performance goals, the number of shares of Common Stock subject to such an award for purposes of this Section 12(b)(iii) shall be the number of shares of Common Stock as to which the award would have been deemed “fully vested” for purposes of Section 12(b)(ii). Payment of any amount under this Section 12(b)(iii) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.
(iv)Termination After a Corporate Transaction. If and to the extent that awards are continued, assumed or replaced under the circumstances described in Section 12(b)(i), and if within 24 months after the Corporate Transaction a Participant experiences an involuntary termination of service for reasons other than “cause” (as defined in the applicable Award Agreement) then (A) outstanding Option Rights and Appreciation Rights (or replacements thereof) issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of service, and (B) any full-value or other awards that are not yet fully vested shall immediately vest in full (with vesting in full for a performance-based award determined as provided in Section 12(b)(ii), except that the proportionate vesting amount will be determined with respect to the portion of the performance period during which the Participant provided service to the Company).
(c)Other Change in Control; Dissolution or Liquidation. In the event of a Change in Control that does not constitute a Corporate Transaction, the Committee may, in its discretion, take such action as it deems appropriate with respect to outstanding Plan awards, which may include: (i) providing for the cancellation of any such award in exchange for payments in a manner similar to that provided in Section 12(b)(iii) or (ii) making such adjustments to any such awards then outstanding as the Committee deems appropriate to reflect such Change in Control, which may include the acceleration or continuation of vesting in full or in part. The Committee will not be required to treat all such awards similarly in such circumstances, and may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company. Additionally, unless otherwise provided in an applicable Award Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction, and an applicable award will terminate immediately prior to the consummation of such proposed transaction.
13.Clawback; Detrimental Activity and Recapture Provisions.
(a)Awards granted under this Plan are subject to the terms and conditions of the Company’s clawback provisions, policy or policies (if any) as may be in effect from time to time, including, without limitation, specifically to implement Section 10D of the Exchange Act, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Stock at any point may be traded) (the “Compensation Recovery Policy”), and applicable sections of any Award Agreement to which this Plan is applicable or any related documents shall be interpreted consistently with (or deemed superseded by and/or subject to, as applicable) the terms and conditions of the Compensation Recovery Policy. Further, by accepting any award under this Plan, each Participant agrees (or has agreed) to fully cooperate with and assist the Company in connection with any of such Participant’s obligations to the Company pursuant to the Compensation Recovery Policy, and agrees (or has agreed) that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy, in each case from and after the effective dates thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from such Participant of any such amounts, including from such Participants’ accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
(b)Otherwise, any Award Agreement (or any part thereof) may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain or earnings related to an award (or other provisions intended to have similar effects), including upon such terms and conditions as may be determined by the Board or the Committee in accordance with the Compensation Recovery Policy or any applicable laws, rules, regulations or requirements that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, rules, regulations or requirements in effect from time to time (including as may operate to create additional rights for the Company with respect to such awards and the recovery of amounts or benefits relating thereto).
14.Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.
15.Transferability.
(a)Except as otherwise determined by the Committee, and subject to compliance with Section 17 of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.
(b)The Committee may specify on the Date of Grant that part or all of the Common Stock that is (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.
16.Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other Person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other Person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax and other laws, the Committee may require the Participant to satisfy the obligation, in whole or in part, by having withheld, from the Common Stock delivered or required to be delivered to the Participant, Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Common Stock held by such Participant. The Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the Common Stock to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences, and (b) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Stock acquired upon the exercise of Option Rights. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes required to be withheld under applicable income, employment, tax or other laws in connection with any payment made or benefit realized by a Participant under this Plan, and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes.
17.Compliance with Section 409A of the Code.
(a)To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.
(c)If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.
(d)Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.
(e)Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
18.Amendments.
(a)The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.
(b)Except in connection with a corporate transaction or event described in Section 11 of this Plan or (subject to Section 12 of this Plan) in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.
(c)If permitted by Section 409A of the Code, but subject to Section 18(d) of this Plan, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances, or (subject to Section 12 of this Plan) in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or holds Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares, Performance Units or Cash Incentive Awards will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
(d)Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
19.Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
20.Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plans, provided that outstanding awards granted under the Predecessor Plans will continue unaffected following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plans, as applicable (except for purposes of providing for Common Stock under such awards to be added to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan pursuant to the share counting rules of this Plan).

21.Miscellaneous Provisions.
(a)The Company will not be required to issue any fractional Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
(b)This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
(c)Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
(d)No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
(e)Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.
(f)No Participant will have any rights as a Stockholder with respect to any Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Stock upon the stock records of the Company.
(g)The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
(h)Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.
(i)If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything to the contrary in this Plan or an Award Agreement (or in any other agreement, contract or arrangement with the Company or its Subsidiaries or affiliates, or in any policy, procedure or practice of the Company or its Subsidiaries or affiliates (collectively, the “Arrangements”)): (i) nothing in the Arrangements or otherwise limits a Participant’s rights to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act of 2002); and (ii) nothing in the Arrangements or otherwise prevents a Participant from, without prior notice to the Company, providing information (including documents) to governmental authorities or agencies regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities or agencies regarding possible legal violations (for purpose of clarification, such Participant is not prohibited from providing information (including documents) voluntarily to the Securities and Exchange

Commission pursuant to Section 21F of the Exchange Act). The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege.
22.Stock-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:
(a)Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b)In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
(c) Any Common Stock that is issued or transferred by, or that is subject to any awards that are granted by, or become obligations of, the Company under Section 22(a) or Section 22(b) of this Plan will not reduce the Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Section 22(a) or Section 22(b) of this Plan will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

HORMEL FOODS CORPORATION
1 HORMEL PLACE
AUSTIN, MN 55912-3680

V81308-P39888

Your **Vote** Counts!

HORMEL FOODS CORPORATION

2026 Annual Meeting of Stockholders

Date: January 27, 2026
Time: 6:00 PM CST
Location: Austin High School
300 NW 4th Street
Austin, MN 55912
Record Date: November 28, 2025

You invested in HORMEL FOODS CORPORATION and it's time to vote!

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Elect a board of 12 directors:	
	Nominees:	
1a.	D. Scott Aakre	For
1b.	Gary C. Bhojwani	For
1c.	Jeffrey M. Ettinger	For
1d.	John F. Ghingo	For
1e.	Stephen M. Lacy	For
1f.	Elsa A. Murano, Ph.D.	For
1g.	William A. Newlands	For
1h.	Christopher J. Policinski	For
1i.	Debbra L. Schoneman	For
1j.	Sally J. Smith	For
1k.	Steven A. White	For
1l.	Michael P. Zechmeister	For
2.	Ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending October 25, 2026.	For
3.	Approve the Named Executive Officer compensation as disclosed in the Company's 2026 annual meeting proxy statement.	For
4.	Approve the Hormel Foods Corporation 2026 Equity and Incentive Compensation Plan.	For

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

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V81309-P39888

HORMEL FOODS CORPORATION
1 HORMEL PLACE
AUSTIN, MN 55912-3680

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Standard Time, on either (i) Thursday, January 22, 2026 for shares in employee plans or (ii) on Monday, January 26, 2026 for shares held in record accounts. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V81306-P39888

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

HORMEL FOODS CORPORATION

The Board of Directors recommends you vote FOR each of the director nominees under Item 1.

1. Elect a board of 12 directors:

Nominees:	For	Against	Abstain
1a. D. Scott Aakre	☐	☐	☐
1b. Gary C. Bhojwani	☐	☐	☐
1c. Jeffrey M. Ettinger	☐	☐	☐
1d. John F. Ghingo	☐	☐	☐
1e. Stephen M. Lacy	☐	☐	☐
1f. Elsa A. Murano, Ph.D.	☐	☐	☐
1g. William A. Newlands	☐	☐	☐
1h. Christopher J. Policinski	☐	☐	☐
1i. Debbra L. Schoneman	☐	☐	☐
1j. Sally J. Smith	☐	☐	☐
1k. Steven A. White	☐	☐	☐
1l. Michael P. Zechmeister	☐	☐	☐

The Board of Directors recommends you vote FOR Items 2, 3 and 4.	For	Against	Abstain
2. Ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending October 25, 2026.	☐	☐	☐
3. Approve the Named Executive Officer compensation as disclosed in the Company's 2026 annual meeting proxy statement.	☐	☐	☐
4. Approve the Hormel Foods Corporation 2026 Equity and Incentive Compensation Plan.	☐	☐	☐

Note: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Help us protect the environment and sign up for electronic delivery by visiting www.proxyvote.com.

Thank You!

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES, AND FOR ITEMS 2, 3 AND 4.

Please sign exactly as name(s) appear(s) above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SHARES COVERED BY THIS PROXY CARD ARE EXPLAINED BELOW

Your signature on this proxy card will appoint a proxy for shares held in your record account(s).

Your signature will also serve as a voting direction to the trustee, Empower Trust Company, LLC, if you are a participant in any of the following employee plans:

- Hormel Foods Corporation Joint Earnings Profit Sharing Trust
- Hormel Foods Corporation Tax Deferred Investment Plan A (401K)
- Hormel Foods Corporation Tax Deferred Investment Plan B (401K)
- Jennie-O Turkey Store Retirement Savings Plan (401K)
- Capital Accumulation Plan (401K)

If you would like to access the proxy materials electronically next year, go to the following Internet address: www.proxyvote.com.

If you plan to attend the annual meeting, you must follow the requirements for admission described in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V81307-P39888

HORMEL FOODS CORPORATION
1 Hormel Place
Austin, MN 55912

proxy

HORMEL FOODS CORPORATION
Proxy

This proxy is solicited on behalf of the Board of Directors. By signing on the other side of this card you appoint Jeffrey M. Ettinger, John F. Ghingo and Colleen R. Batcheler, and each of them, as proxies, with full power of substitution, and hereby authorize them, or any of them, to represent and to vote as designated on the other side of this card all the shares of Common Stock of Hormel Foods Corporation held of record by you on November 28, 2025, at the Annual Meeting of Stockholders to be held on January 27, 2026, or any adjournment thereof.

This proxy also functions as a voting direction to the trustee of the employee plan(s) in which Common Stock of Hormel Foods Corporation was held for your account on November 28, 2025, **if you are a participant in any of the employee plans.** Please refer to the explanation above. If no direction is given or if direction is received after 10:59 p.m. Central Standard Time January 22, 2026, the trustee will vote the shares in the same proportion as to which it has received instructions, unless inconsistent with applicable law.

Continued and to be signed on reverse side